Exhibit 10
Execution version

9 July 2013

TITAN INTERNATIONAL, INC.
‑ and ‑
TITAN LUXEMBOURG S.A.R.L.
‑ and ‑
OEP 11 COÖPERATIEF U.A.
‑ and ‑
RUBBER COÖPERATIEF U.A.
‑ and ‑
TITAN TIRE RUSSIA B.V.

SHAREHOLDERS' AGREEMENT

Herbert Smith Freehills CIS LLP

THIS AGREEMENT (the "Agreement") is executed and dated on 9 July 2013
BETWEEN:

(1)	TITAN INTERNATIONAL, INC., a company organised under the laws of the State of Illinois and having its principal office at 2701 Spruce Street, Quincy, IL 62301, United States ("Titan US");

(2)	TITAN LUXEMBOURG S.A.R.L., a private limited liability company incorporated under the laws of Luxembourg, with its registered office at 8-10, rue Mathias Hardt L-1717, Luxembourg ("Titan");

(3)
OEP 11 COÖPERATIEF U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam, its address at 1017 CA Amsterdam, Herengracht 466, registered in the trade register under number 57627843 ("OEP");

(4)
RUBBER COÖPERATIEF U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam, its address at 1101 CM Amsterdam Zuidoost, the Netherlands, Herikerbergweg 238, Luna ArenA, registered in the trade register under number 58015965 ("RDIF", and together with Titan and OEP, the "Investors"); and

(5)
TITAN TIRE RUSSIA B.V., the private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its seat in Amsterdam, and its address at 1017 CA Amsterdam, Herengracht 466, registered in the trade register under number 58036008 (the "Company"),

(each a "Party" and together the "Parties").
WHEREAS:
(Capitalised terms used in these recitals that are not set out above are defined in Clause 1 below.)

(A)
The Investors and the Company have entered into sale and purchase agreements with JSC "Cordiant" (the "Cordiant SPA"), "Diolit" Ltd. (the "Seller 1 SPA") and Open Joint-Stock Company "Orders of Lenin and October Revolution Yaroslavl Tyre Plant" (the "YTP SPA") (the Cordiant SPA, the Seller 1 SPA and the YTP SPA being collectively, the "SPAs") on or about the date hereof pursuant to which the Company has agreed to purchase the Sale Shares, subject to the terms of the SPAs;

(B)	At the date of this Agreement, the Investors hold shares in the capital of the Company in the proportions set out in Clause 2.7;

(C)	The Investors wish to structure the acquisition of the Sale Shares and the holding of their interests in the Group Companies through the Company;

(D)
To finance the acquisition of the Sale Shares, subject to the satisfaction of the Conditions, the Investors have agreed to make a conditional voluntary share premium contribution on the shares in the capital of the Company to be paid in accordance with the terms of this Agreement; and

(E)
The Investors and the Company wish to enter into this Agreement to govern the relationship of the Investors as shareholders in the Company and to regulate their respective responsibilities towards the operation, governance and management of the Group.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement capitalised terms shall have the meaning given to them in the SPAs, unless otherwise defined below:
"Affiliate" means, in relation to any person, any other person holding a proprietary interest in such a person, any subsidiary or holding undertaking of that person and any subsidiary of any such holding undertaking, in each case from time to time;
"Auditors" means the Group's auditors from time to time;
"Anti-Corruption Compliance Programme" has the meaning set out in Clause 4.5;
"Anti-Corruption Laws" means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act 2010;
"Applicable Law" means all laws, regulations, directives, statutes, subordinate legislation, common law and civil codes of any jurisdiction, all judgments, orders, notices, instructions, decisions and awards of any court or competent authority or tribunal and all codes of practice having force of law, statutory guidance and policy notes;

"Appointing Shareholder" means the Shareholder who nominates a Supervisory Director in accordance with Clause 7.3;
"Approved Senior Persons" means: (i) in respect of Titan: Maurice Taylor; (ii) in respect of OEP: David Robakidze; and, (iii) in respect of RDIF: Kirill Dmitriev;
"Articles" means the articles of association of the Company as amended from time to time;
"A Shareholders" means Titan, and any other holder of A Shares who has agreed to adhere to the terms of this Agreement by executing and delivering a Deed of Adherence attached hereto as Part A of Schedule 1 (and "A Shareholder" shall be construed accordingly);
"A Shares" means class A ordinary shares of USD 1 each in the capital of the Company;
"B Shareholder" means each of RDIF and OEP, and any other holder of B Shares who has agreed to adhere to the terms of this Agreement by executing and delivering a Deed of Adherence attached hereto as Part A of Schedule 1 (and "B Shareholder" shall be construed accordingly);
"B Shares" means class B ordinary shares of USD 1 each in the capital of the Company;
"Budget" means a Group budget for a particular Budget Year in a format approved from time to time by the Supervisory Board (save as otherwise provided in this Agreement);
"Budget Year" means each twelve month period commencing on 1 January and ending on 31 December;
"Business" means the business from time to time carried on by the Group in accordance with the provisions of this Agreement, and comprising: the manufacturing, production, development and trading of agricultural, industrial, car and truck tires, and such other business as the Supervisory Board may unanimously determine from time to time;
"Business Day" means a day (not being a Saturday or Sunday) on which banks are open for general banking business in each of Amsterdam (the Netherlands), Moscow (Russian Federation) and Luxemburg (Luxemburg);
"Business Plan" means the business plan for the Group for the financial years ending 31 December 2014, 31 December 2015, and 31 December 2016 (or such other periods as may be agreed by the Shareholders);
"Chairman" means the chairman of the Supervisory Board, from time to time;
"Change of Control" means:

(a)	in respect of Titan, it ceasing to be Controlled by Titan US; and

(b)	in respect of RDIF, it ceasing to be Controlled by RDIF Management Company LLC;
"Client Compliance Procedures" means all rules, regulations, and policies in relation to "know your client" procedures, anti-money laundering procedures, and counterparty integrity (whether internal or imposed by Applicable Law) that apply to OEP and/or any of its Affiliates from time to time;
"Code" has the meaning set out in Clause 4.4;
"Completion" has the meaning set out in the SPAs;
"Completion Date" has the meaning set out in the SPAs;
"Compliance Officer" means the person designated as such from time to time and at any time pursuant to the Anti-Corruption Compliance Programme;
"Conditions" has the meaning set out in the SPAs;
"Confidential Information" has the meaning set out in Clause 29.2;
"Connected Person" means any person with which any relevant person is connected (as determined in accordance with the provisions of section 1122 of the Corporation Tax Act 2010);
"Control" the power of a person to secure, directly or indirectly, (whether by the holding of shares, possession of voting rights or by virtue of any other power conferred by the articles of association, constitution, partnership deed or other documents regulating another person or otherwise) that the affairs of such other person are conducted in accordance with his or its wishes and "Controlled" and "Controlling" shall be construed accordingly;
"Conversion Rate" means the official exchange rate established by the Central Bank of the Russian Federation for the exchange of the currency in question on the date applicable to any conversion of currency;

"Core Business" has the meaning set out in Clause 13.5.1;
"Corrupt Act" means in private business dealings or in dealings with the public or government sector, directly or indirectly, giving, making, offering or receiving or agreeing (either themselves or in agreement with others) to give, offer, make or receive any payment, gift or other advantage which (i) would violate any Anti-Corruption Laws or other Applicable Laws; (ii) was intended to, or does, influence or reward any person for acting in breach of an expectation of good faith, impartiality or trust, or which it would otherwise be improper for the recipient to accept, (iii) is made to or for a Government Official with the intention of influencing them and obtaining or retaining an advantage in the conduct of business, or (iv) which a reasonable person would otherwise consider to be unethical, illegal or improper;
"Deadlock Reserved Matter" means together the Deadlock Supervisory Board Reserved Matters and the Shareholder Reserved Matters;
"Deadlock Supervisory Board Reserved Matters" means the Supervisory Board Reserved Matters specified in Clauses 9.2.11 and 9.2.12;
"Deed of Adherence" means a deed in the form set out in Schedule 1;
"Defaulting Shareholder" has the meaning set out in Clause 26.2;
"Dispute Resolution Period" has the meaning set out in Clause 10.1.1;
"Distributable Profits" has the meaning set out in Clause 23.2.1;
"Drag Shares" has the meaning set out in Clause 18.1;
"EBITDA" means, in respect of any period and a person, the operating profit of such person for such period, before taking account of:

(a)	tax on such activities;

(b)	extraordinary or exceptional items;

(c)	Interest Payable and Interest Receivable;

(d)	amortisation of intangible assets and depreciation of tangible assets;

(e)	minority interests; and

(f)	any unrealised gains or losses due to exchange rate movements;
"Encumbrance" means any claim, option, warrant, charge (fixed or floating), mortgage, lien, pledge, equity, encumbrance, restriction upon ownership, use or alienation, adverse claim, right to acquire, right of pre-emption, right of first refusal, title retention or any other third party right, or other security interest or any other agreement or arrangement having a similar effect or any agreement to create any of the foregoing;
"Equity Proportion" means the respective proportions in which the Shares are held from time to time by each of the Shareholders save that, if the expression "Equity Proportion" is used in the context of some (but not all) of the Shareholders, it shall mean the respective proportions in which Shares are held by each of those particular Shareholders;
"Event of Default" has the meaning set out in Clause 26.1;
"Excess Shares" has the meaning set out in Clause 21.2.3;
"Excluded Entities" means together:

(a)	in respect of OEP, One Equity Partners V L.P. and any of its direct or indirect subsidiaries; and

(b)	in respect of RDIF, Russian Direct Investment Fund and any of its direct or indirect subsidiaries;
"Expert" has the meaning set out in Clause 19.5;
"Financial Indebtedness" means any indebtedness for or in respect of (without double-counting):

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	any amount raised by the issue of redeemable shares;

(j)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

(k)	the amount of any liability in respect of any guarantee, surety or indemnity for any of the items referred to in paragraphs (a) to (j) above, save that no amount due under the Loan Agreements (as such term is defined in the Cordiant SPA), or otherwise related to the Loan Agreements, shall be included in Financial Indebtedness;
"Five Year Budget" means a Group budget for a particular Budget Year and each of the following four Budget Years in a format approved from time to time by the Supervisory Board (save as otherwise provided in this Agreement), to be updated annually;
"General Meeting" has the meaning set out in Clause 5.2;
"Government Entity" means any supra-national, national, state, municipal or local government (including any sub-division, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory authority or any entity that is at least fifty per cent. (50%) owned by any Government Entity or controlled by a Government Entity;
"Government Official" means:

(a)	any person (whether appointed or elected) holding a legislative, administrative or judicial position of any kind;

(b)	any officer, employee or any other person acting in an official capacity for any Government Entity; or

(c)	any political party or official thereof or any candidate for political office;
"Group" means the Company and the Subsidiaries from time to time, and "Group Company" means any one of them;
"Group Quarterly Review" means the group quarterly review prepared pursuant to Clause 12.4 of this Agreement;
"Guarantor" means Titan US;
"IFRS" means the International Financial Reporting Standards promulgated by the International Accounting Standards Committee and consistently applied;
"Inflation" means the percentage change on the preceding year in consumer prices in the Russian Federation, as most recently published by the Federal State Statistics Service of the Russian Federation;
"Initial Period" means the period from Completion until the date falling three (3) years from the Completion Date;
"Interest" means, in respect of any period and any specific Financial Indebtedness, the aggregate of all regular costs, charges and expenses incurred in effecting or maintaining such Financial Indebtedness during such period, including without limitation:

(a)	gross interest payable by any member of the Group in respect of such Financial Indebtedness during such period;

(b)	commitment fees payable by any member of the Group in respect of such Financial Indebtedness during such period;

(c)	any discount and/or acceptance fee payable by any member of the Group in consideration for such Financial Indebtedness during such period, but excluding agency, arrangement or other up-front fees or premia payable in respect of such Financial Indebtedness during such period;
"Interest Payable" means, in respect of any period, the aggregate of all Interest paid or payable by any member of the Group in respect of all Financial Indebtedness of the Group, excluding any amount accruing or otherwise payable as Interest in-kind (and not as cash pay) to the extent capitalised as principal during such period;

"Interest Receivable" means, in respect of any period, the aggregate of all interest accrued on cash balances held by any member of the Group during such period, excluding such balances held (or interest accruing) on any cash collateral account;
"Investment Amount" means the Titan Investment Amount, the RDIF Investment Amount or the OEP Investment Amount, as the context requires;
"IRR" means the compound average annual rate of return (expressed as a percentage) that, when applied as a discount rate to a particular set of (actual or deemed) cash flows with respect to any amounts distributed or paid to the relevant Shareholder (net of Taxes assessed on the Company, the Company’s transaction expenses, and any refunds or repayments of such amounts by the relevant Shareholder) in respect of its Shares, results in a net present value equal to the relevant Investment Amount, on the basis that each of those cash flows is regarded to occur on the specific date on which the cash flow in question occurs or is deemed to occur, and the date to which the discounting is made shall be the date of Completion;
"Issue Notice" has the meaning set out in Clause 21.2.2;
"JSC Law" means the Federal Law No. 208-FZ "On Joint Stock Companies" dated 26 December 1995 (as amended);
"Key Terms" means: (i) the number of Shares to be transferred; (ii) the agreed consideration for the proposed transfer, and the consideration per Share; and (iii) all other material terms and conditions of the proposed transfer;
"LCIA Court" means the London Court of International Arbitration or its successor;
"Longstop Date" has the meaning set out in the SPAs;
"LTM EBITDA" means EBITDA for the prior 12 consecutive concluded calendar months immediately preceding the date of measurement and calculated on the basis of the Group's most recent quarterly management accounts at the relevant time and, for the avoidance of doubt, including the corresponding 12 month EBITDA of any business acquired by the Group during such period and excluding the corresponding 12 month EBITDA of any business disposed of by the Group during such period;
"Management Board" means the board of managing directors (raad van bestuur) of the Company from time to time;
"Managing Director" has the meaning given to it in Clause 6.1;
"Mandatory Offer" has the meaning given to it in the YTP SPA;
"Net Debt" means the Financial Indebtedness of the Company (expressed as a positive number), less any cash equivalent investments, investments convertible into cash in less than three (3) months, cash in hand or cash on deposit with any bank or financial institution, in each case, of the Company to the extent such cash is unencumbered by any security (except where cash is provided as security specifically to secure any Financial Indebtedness of the Company (and no other obligation));
"New Securities" has the meaning set out in Clause 21.1;
"Non-Defaulting Shareholder" has the meaning set out in Clause 26.2;
"Notary" means civil law notary Paul Quist or any other civil law notary of Stibbe N.V. or such notary's substitute;
"Objection Notice" has the meaning set out in Clause 19.5;
"Observer" has the meaning set out in Clause 7.4;
"OEP Investment Amount" means USD 30,000,000;
"OEP Shares" has the meaning set out in Clause 22.11;
"OEP Warranties" means each of the following warranties:

(a)	the OEP Shares have been validly issued, are fully paid up and are free from any Encumbrances;

(b)
there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or Encumbrance or equity on, over or affecting any OEP Shares and there is no commitment to give or create any Encumbrance on or over any OEP Shares and no person has claimed to be entitled to such Encumbrance;

(c)
OEP has never engaged in the carrying on of any trade or business or in any activities of any sort except in connection with its incorporation, the appointment of its officers and the filing of documents pursuant to the laws of the Netherlands and accordingly OEP:

a.
does not have, and never has had, any indebtedness, Encumbrances, debentures, guarantees or other commitments or liabilities (past, present or future, actual or contingent) outstanding (save in connection with this Agreement and the Transaction Documents);

b.	does not have, and never has had, any employees;

c.	is not, and has never been, a party to any contract (except for this Agreement and the Transaction Documents to which it is a party);

d.	has never given any power of attorney (save as contemplated by any Transaction Document);

e.	is not, and has never been, a party to any litigation or arbitration proceedings;

f.	is not, and has never been, the lessee of any property; and

g.
save in respect of any Shares, is not and has never been, the owner of, or interested in, any assets whatsoever including, without limitation, the share capital of any other body corporate that is engaged in carrying on any trade or business.

(d)
The record books of OEP have been properly kept, are in its possession and contain an accurate and complete record of the matters which should be dealt with in those books in accordance with the laws of the Netherlands and no notice alleging that any of them is incorrect or should be rectified has been received.

(e)
All returns, particulars, resolutions and other documents required to be filed by OEP under the Applicable Law have been duly filed and all legal requirements in connection with the formation of OEP and issues of its shares have been satisfied.

"Opportunity" has the meaning set out in Clause 13.5;
"Originator" has the meaning set out in Clause 13.5;
"Permitted Accountancy Firms" means Deloitte, Ernst & Young, Grant Thornton, KPMG, and PricewaterhouseCoopers;
"Permitted Titan Loan" means a loan facility which may be provided by Titan, Titan US or any of their respective Affiliates to any Group Company during the 12 month period following Completion on the following principal terms: (i) principal amount of up to USD 40,000,000 with USD 10,000,000 to be immediately available for drawdown, (ii) 5 year term/maturity, (iii) annual interest of 7.875% (payable in cash annually, without further accrual), and (iv) secured on market terms;
"Private Sector Counterparty" means any employee or agent of a private entity with which the Group does or seeks to do business;
"Pro Rata Entitlement" has the meaning set out in Clause 21.2.1;
"Put Option" has the meaning set out in Clause 19.1;
"Put Option Notice" has the meaning set out in Clause 19.2;
"Put Option Price" means has the meaning set out in Clause 19.4;
"Quarter" means each period of three (3) months ending 31 March, 30 June, 30 September and 31 December in each period of twelve (12) months;
"RDIF Investment Amount" means USD 50,000,000;
"Regulatory Approvals" means, in relation to any matter, any necessary approvals or confirmations required in any jurisdiction by any competent supranational, governmental, quasi-governmental, investigatory, statutory or regulatory agencies, courts or authorities in order for the matter to be implemented or completed;
"Related Party" means any Affiliate or Connected Person of a Shareholder which is not a Group Company;
"Remaining Shareholders" has the meaning set out in Clause 21.2.7;
"Reserved Matters" means together the Supervisory Board Reserved Matters and the Shareholder Reserved Matters;
"Restricted Person" means:

(a)
all persons who are prescribed under the sanctions regimes or subject to trade restrictions of the US, EU, Russia and other countries in which any Group Company operates (including the Office of Foreign Assets Control, the Patriot Act, and the Trading with the Enemy Act); and/or

(b)
all persons who have been found guilty of, or admitted liability in respect of, offences under the United States Foreign Corrupt Practices Act 1977 or the United Kingdom Bribery Act 2010, laws related to organised crime, and/or laws related to securities fraud in any relevant jurisdiction.

(c)	any individual or entity included in the US list of Specially Designated Nationals, which can be found at http://www.treasury.gov/sdn;

(d)	the governments of Sanctioned Countries and their agents;

(e)	persons located within or doing business from a Sanctioned Country;

(f)	armed forces and groups in Myanmar; and

(g)	any person owned or controlled by, or acting on behalf of, any of the foregoing;
"Retained Amounts" has the meaning set out in Clause 23.2.2;
"ROFR Acceptance Notice" has the meaning set out in Clause 16.2;
"Russian Operating Company" means OJSC "Voltyre-Prom", an open joint stock company organised under the laws of the Russian Federation, main state registration number 1023401996540, with its registered address at Russia, 404103 Volgogradskaya Oblast, Volzhsky city, Avtodoroga No. 7 street, 25, a.;
"Sale Notice" has the meaning set out in Clause 18.2;
"Sale Shares" has the meaning given in the SPAs;
"Sanction Compliance Policy" means the sanctions compliance policy in the form set out in Schedule 3, or in such other form agreed by the Parties;
"Sanctioned Countries" has the meaning given in Schedule 3;
"Selling Party" has the meaning set out in Clause 20.5;
"Selling Shareholder" has the meaning set out in Clause 16.1;
"Senior Employee" means any employee of any Group Company with annual remuneration (excluding the attributed value of pension, health coverage, insurances and other fringe benefits and any entitlement to a discretionary bonus) in excess of USD 100,000 (or the equivalent in another currency, determined by reference to the Conversion Rate);
"Settlement Call Option" has the meaning set out in Clause 20.3;
"Settlement Call Option Notice" has the meaning set out in Clause 20.4;
"Settlement Option Notice" means a Settlement Call Option Notice or a Settlement Put Option Notice as the context requires;
"Settlement Option Price" has the meaning set out in Clause 20.6;
"Settlement Put Option" has the meaning set out in Clause 20.1;
"Settlement Put Option Notice" has the meaning set out in Clause 20.2;
"Shareholder Reserved Matters" means those matters specified in Clause 9.5;
"Shareholders" means Titan, OEP and RDIF and any other holder of Shares who has agreed to adhere to the terms of this Agreement by executing and delivering a Deed of Adherence attached hereto as Part A of Schedule 1 (and "Shareholder" shall be construed accordingly);
"Shares" means any shares in the capital of the Company (of whatever class) from time to time;
"SPAs" has the meaning set out in Recital (A);
"Squeeze-Out" means the proposed acquisition by the Company, following the Mandatory Offer, of the shares in the Russian Operating Company which are held by shareholders in the Russian Operating Company other than the Company to be made in accordance with Article 84.8 of the JSC Law;
"Subscription Price" has the meaning set out in Clause 21.2.2;
"Subsidiary" has the meaning set out in the SPAs;
"Supervisory Board" means the board of supervisory directors (raad van commissarissen) of the Company from time to time;
"Supervisory Board Reserved Matters" means those matters specified in Clause 9.2;

"Supervisory Director" means a member of the Supervisory Board;
"Surviving Provisions" means Clause 1 (Definitions and Interpretation), Clause 2 (Conditions and Closing), Clause 29.1 (Announcements), Clauses 29.2 to 29.5 (Confidentiality), Clause 29.6 (Disclosure by RDIF/OEP), Clause 29.8 (No Partnership), Clause 29.9 (Assignment), Clause 29.10 (Third Party Rights), Clause 29.11 to 29.12 (Unenforceable Provisions), Clause 29.13 (Waiver), Clause 29.20 (Costs), Clause 30 (Notices), and Clause 31 (Governing Law and Dispute Resolution);
"Tag Along Notice" has the meaning set out in Clause 17.3;
"Tag Transferor" has the meaning set out in Clause 17.1
"Tag Shares" has the meaning set out in Clause 17.1;
"Tax" and "Taxation" have the meaning set out in the SPAs;
"Third Party Purchaser" means a bona fide third party purchaser who is not an Affiliate of the transferor Shareholder (in the case of a transfer of shares by a Shareholder);
"Titan Competitor" means The Goodyear Tire & Rubber Company (and any Affiliate thereof);
"Titan Default Notice" has the meaning set out in Clause 26.5;
"Titan Event of Default" has the meaning set out in Clause 26.1;
"Titan Investment Amount" means USD 35,000,000;
"Titan Loan" has the meaning set out in Clause 11.3;
"Transaction Documents" has the meaning set out in the SPAs;
"Transfer" means transfer, sell, pledge, charge, dispose of or otherwise deal with any shares or any right or interest in any shares (including the grant of any option over or in respect of any shares);
"Transfer Date" has the meaning set out in Clause 22.3.2;
"Transfer Terms" has the meaning set out in Clause 22.3;
"Transfer Notice" has the meaning set out in Clause 16.1; and
"USD" means the lawful currency of the United States of America.

1.2	In this Agreement, except where the contrary intention appears:

1.2.1
references to a "subsidiary undertaking" are to be construed in accordance with section 1162 (and Schedule 7) of the Companies Act 2006 and to a "subsidiary" or "holding company" are to be construed in accordance with section 1159 (and Schedule 6) of the Companies Act 2006;

1.2.2	any reference to this Agreement includes the Schedules to it, each of which forms part of this Agreement for all purposes;

1.2.3	words in the singular shall include the plural and vice versa;

1.2.4	references to one gender include other genders;

1.2.5	a reference to a Clause, paragraph or Schedule shall be a reference to a clause, paragraph or schedule (as the case may be) of or to this Agreement;

1.2.6	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;

1.2.7
references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction and references to any English statute or enactment shall be deemed to include any equivalent or analogous laws or rules in any other jurisdiction;

1.2.8
a reference to a "person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, unincorporated association or other private or governmental entity;

1.2.9	a reference to "includes" or "including" shall mean "includes without limitation" or "including without limitation";

1.2.10	references to documents "in the agreed form" or any similar expression shall be to documents agreed between the Parties and initialled for identification by, or on behalf of, the Parties;

1.2.11	the contents page and headings in this Agreement are for convenience only and shall not affect its interpretation;

1.2.12	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms;

1.2.13
references to time or the time of any day are to Amsterdam time on the relevant date and events stated or deemed to occur upon, or actions required to be performed by, any given date shall be deemed to occur at, or must be performed before, 5:00 pm on the specified date unless otherwise stated; and

1.2.14
any amount to be converted from one currency into another currency for the purposes of this Agreement shall be converted into an equivalent amount at the Conversion Rate applicable in accordance with this Agreement.

2.	CONDITIONS AND CLOSING

2.1
Each of the Investors (in respect of itself only) hereby agrees and undertakes to make no later than five (5) Business Days prior to the date on which Completion is scheduled to take place a voluntary share premium contribution on the Shares in the amounts set out below (the "Share Premium Contribution") (such amounts to be advanced in USD or another currency at the Conversion Rate on the date the contribution is made by the relevant Investor), and the Company agrees to accept the same, subject to the conditions subsequent (ontbindende voorwaarden) of (i) Completion not having occurred on or before the Longstop Date, or (ii) termination of the SPAs in accordance with their terms before Completion:

2.1.1	Titan shall make a Share Premium Contribution in the amount of USD 34,996,500;

2.1.2	OEP shall make a Share Premium Contribution in the amount of USD 29,997,000; and

2.1.3	RDIF shall make a Share Premium Contribution in the amount of USD 49,995,000.

2.2
The Investors and the Company agree and acknowledge that the Company may use the Share Premium Contributions received by it solely to satisfy its obligations to pay any and all amounts due under each of the SPAs in accordance with and subject to the terms and conditions of the SPAs (unless the Investors approve otherwise in writing). The Company undertakes to register the Share Premium Contributions as voluntary share premium (vrijwillige agio) in its books and accounts. The Investors shall procure that the Company shall not take any action under the SPAs or any other Transaction Documents to which it is a party without the prior written consent of all the Investors (acting reasonably).

2.3	If (i) Completion has not occurred on or before the Longstop Date, or (ii) the SPAs are terminated in accordance with their terms before Completion, then:

2.3.1
the Share Premium Contributions will be cancelled automatically without any notice being due and the Company shall repay to the relevant Investor an amount equal to the Share Premium Contribution made by it within three (3) Business Days after the earlier of (i) the date on which the SPAs are terminated in accordance with their terms before Completion, and (ii) the Longstop Date. The repayment by the Company shall be made in the same currency as was used when the Share Premium Contribution was made; and

2.3.2
this Agreement (other than the Surviving Provisions and the provisions of Clause 2.3.1) shall automatically terminate and cease to have any effect and no Party shall have any claim against any other under it, except in relation to any prior breach or under the Surviving Provisions.

2.4
This Agreement (other than (i) the Surviving Provisions and (ii) the provisions of Clauses 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.10 and Clauses 4.3 to 4.10 inclusive, which shall become effective upon execution and delivery of this Agreement) shall be conditional upon, and take effect immediately from, Completion.

2.5
As soon as reasonably practicable following the execution and delivery of this Agreement and in any case not later than 30 November 2013, Titan shall prepare and submit for approval to the Investors the following documents (the adoption of each of which shall require the unanimous approval of the Investors acting reasonably):

2.5.1	a draft Budget for the first Budget Year;

2.5.2	a draft Five Year Budget for the first five Budget Years; and

2.5.3	a draft Business Plan.
The Investors and the Company agree that from Completion until the date on which the Budget, the Five Year Budget and the Business Plan are approved by the Investors in accordance with this Clause 2.5, the Business of the Group shall be carried out in accordance with the forecast and business parameters attached hereto as Schedule 8.

2.6
The Investors shall procure that, with effect from Completion, revised Articles shall be adopted by the Shareholders including any required amendments to give effect to the provisions of this Agreement to the fullest extent permitted by Applicable Law.

2.7	With effect from Completion, each Investor shall have the economic benefit of and voting rights to the following total number and percentage of Shares:

Investor	Number of Shares	Percentage of Shares	Subscription amount
Titan	3,500	30.43%	USD 35,000,000
OEP	3,000	26.09%	USD 30,000,000
RDIF	5,000	43.48%	USD 50,000,000
Total	11,500	100%	USD 115,000,000

2.8	The Investors shall procure that at Completion:

2.8.1	the following person shall be appointed as Managing Director: Dennis Kramer; and

2.8.2	the following persons shall be appointed as Supervisory Directors:

(A)	as nominated by Titan: Maurice Taylor and Gerben van den Berg;

(B)	as nominated by OEP: Robert Harmzen and David Robakidze; and

(C)	as nominated by RDIF: Konstantin Ryzhkov and Timo Johannes van Rijn.

2.9
Each Shareholder shall procure (so far as it lawfully can) that the Company complies with its obligations under clauses 5.4 and 5.5 of the YTP SPA, and, without limiting the foregoing, each Shareholder undertakes to:

2.9.1
consult with the other Shareholders in good faith and in a timely manner in order to agree the form and content of all documents which are required to be prepared by the Company in respect of the Mandatory Offer and the Squeeze-Out;

2.9.2	consult with each other with respect to all communications of the Company with any Government Entities in relation to the Mandatory Offer and Squeeze-Out; and

2.9.3	cause the Company to keep each Shareholder informed, as soon as is reasonably practicable, of all matters which may be reasonably considered to be relevant to Mandatory Offer and/or the Squeeze-Out.

2.10	Schedule 6 shall apply in accordance with its terms.

3.	BUSINESS AND OBJECTIVES OF THE GROUP

3.1	The business of the Company shall be:

3.1.1	the ownership (directly or indirectly) of shares or participatory interests in the Group;

3.1.2	the ownership (directly or indirectly) of shares or participatory interests in other Group Companies from time to time engaged in the Business;

3.1.3	the management of the Subsidiaries engaged in the Business; and

3.1.4	such other activities as may be determined by the Shareholders from time to time.

3.2	The Company shall conduct its business in its best interests, on sound commercial profit-making principles, and in accordance with Applicable Law and the Articles.

3.3	The Shareholders shall (so far as they lawfully can):

3.3.1	promote the best interests of the Group;

3.3.2	ensure that the Company performs and complies with all of its obligations under this Agreement and the Articles;

3.3.3	ensure that the activities of the Group are conducted in accordance with all Applicable Laws and high ethical standards; and

3.3.4	ensure that the activities of the Company are confined to the Business or to matters expressly provided for in this Agreement.

3.4
Each Shareholder shall procure (so far as it lawfully can) that the Company and each Subsidiary carries on its business in accordance with the Business Plan (when in force) and the Budget in force from time to time, subject to the provisions of Clause 2.5.

4.	General undertakings
Compliance with law

4.1
The Company and the Shareholders shall, in a timely manner and as required from time to time, procure that the Company, and (where applicable) the Supervisory Directors appointed by such Shareholders to the Supervisory Board and the Managing Director, take all lawful actions that may be necessary or appropriate to give full effect to the provisions of the Transaction Documents and this Agreement. Where applicable, and without limiting the generality of the foregoing, each Shareholder undertakes to cause (so far as it lawfully can) the Supervisory Director(s) nominated by it for appointment to the Supervisory Board to exercise all voting and other rights available to them in relation to the Company so as to cause such company, its Supervisory Directors, and their management personnel to fully and properly comply with the requirements set forth in this Agreement, subject to all Applicable Laws.
Regulatory matters

4.2
Each Party shall, in a timely manner and as required from time to time, take all commercially reasonable actions as may be necessary or appropriate to cooperate with the other Parties to ensure that each Shareholder has all of the information necessary to prepare and effect any notice to or filing with any Government Entity, or respond to any request for information from a Government Entity, as required by Applicable Law with respect to this Agreement or any other Transaction Document.

Ethics, bribery and corruption

4.3
The Company and the Shareholders shall procure (to the extent that they are able and so far as they lawfully can) that the Group and any persons acting on its behalf, including other Group Company directors, officers, employees and agents, will not offer, make, promise or give (or will accept or agree to accept), with respect to any of the matters which are the subject of this Agreement or in connection with this Agreement and any matters resulting from this Agreement or the Group's business generally, any financial or other advantage, whether directly or through any other person or entity, to or for the benefit of (or from):

4.3.1	any Government Official or Private Sector Counterparty; or

4.3.2	any officer, director, employee, agent or representative of any person or entity, which would constitute a Corrupt Act.

4.4
The Company and the Shareholders shall (to the extent that they are able and so far as they lawfully can) procure that the Group and its officers, directors, employees, shall adopt and implement a code of business conduct and ethics (the "Code") which complies with Applicable Laws and which is at least equivalent to best current practice operating in the UK and the US for publicly-listed companies in the same industry or area of business as the Group, as updated from time to time. The Company undertakes to provide adequate training to the Group's officers, directors, employees, in respect of the Code.

4.5
The Company shall, within six months of the date of this Agreement, create a programme intended to ensure compliance of the Group with the Anti-Corruption Laws and any analogous Applicable Laws (the "Anti-Corruption Compliance Programme"), in the form set out in Schedule 2 of this Agreement (or in such other form agreed by the Parties) and the Sanctions Compliance Policy. The Company shall take advice from such independent consultants as appropriate to assist it in the implementation of the Anti-Corruption Compliance Programme and/or the Sanctions Compliance Policy.

4.6
The Anti-Corruption Compliance Programme and the Sanctions Compliance Policy shall be announced by the Supervisory Board and/or the Managing Director to the employees of all Group Companies and shall be adopted by all Group Companies (provided that, where a company becomes a Group Company after Completion as a result of a transfer or issuance to an existing Group Company of some or all of its share capital or enlarged share capital (as the case may be), the Shareholders shall procure that such new Group Company adopts the Anti-Corruption Compliance Programme and the Sanctions Compliance Policy as soon as reasonably practicable following such transfer or issuance).

4.7
The Compliance Officer shall, at the beginning of each financial quarter, provide to the Supervisory Board a written report describing the implementation and effectiveness of the Anti-Corruption Compliance Programme (with the first such report being produced no later than six (6) months after the date of Completion). Titan shall be entitled, by notice in writing to the Company (and the other Shareholders) to appoint (and require the removal and reappointment of) the Compliance Officer.

4.8
The Company shall (to the extent that it is able and so far as it lawfully can) procure that each Group Company, any senior managers, directors of the Group Companies, and any employees, promoters and third parties who interact with Government Officials and Private Sector Counterparties on behalf of the Group Companies shall sign an annual certification (in the form set out in Schedule 4) of compliance with the Code, Anti-Corruption Laws and any other relevant and analogous Applicable Laws (the first such certification to be signed no later than 9 months after the date of Completion).

4.9
The Company shall, at the request of any Investor, be subject to an annual audit by an independent third party in connection with its compliance with Anti-Corruption Laws and the Company shall do all such things to ensure that the independent third party is enabled to conduct such audit.

4.10
The Company shall procure that each Group Company, any Affiliates, senior managers, directors of the Group Companies, and any employees, promoters and third parties who interact with the Group shall not take any action which would or might result in a violation by any Group Company (or any of their directors, officers and employees) of the Sanctions Compliance Policy.

4.11
The Company shall use its best endeavours to procure that each senior manager of the Group (which shall include, without limitation, any person referred to in Clause 8.1 and any Senior Employee) shall sign an annual certificate in the form set out in Schedule 5.

4.12
The Shareholders undertake not to take any action which would or would be reasonably likely to inhibit the ability of the Company to comply with its obligations set out in Clauses 4.5, 4.8, 4.9, 4.10 and 4.11.

Tax matters

4.13
Each Shareholder agrees to exercise its voting rights in the Company so as to cause the Company to promptly furnish to any Shareholder, in addition to the information provided pursuant to Clause 12.4, other information reasonably available to the Company and reasonably requested by such Shareholder to enable such Shareholder or its investors to comply with any applicable tax reporting requirements with respect to the acquisition, ownership, or disposition of, and income attributable to, any Shares held by such Shareholder (or any direct or indirect investor therein). Each Shareholder agrees to exercise its voting rights in the Company in such a way as to cause the Company to keep, for so long as may be reasonably requested by a Shareholder, such documentation supporting any tax-related information that was supplied to such Shareholder pursuant to this Clause 4.13 or Clause 12.4.

4.14
Each Shareholder agrees that it will exercise its voting rights in the Company as appropriate to cause the Company to mitigate the imposition of any withholding Taxes on payments made to it or to the Shareholders and that the Company shall reasonably cooperate with the Shareholders in considering actions that avoid or minimise withholding Taxes in connection with any sale by a Shareholder of any Shares (at the expense of such Shareholder).

5.	SHAREHOLDERS and SHAREHOLDER MEETINGS

5.1.	General meetings of the Company's shareholders shall take place in accordance with the applicable provisions of the Articles and Applicable Law.

5.2.
The quorum for any general meeting of the Company's shareholders (the "General Meeting") shall be one representative present from each Shareholder (whether in person, by authorised representative or by proxy) when the relevant business is transacted.

5.3.
If a quorum is not present within half an hour of the time appointed for the meeting or ceases to be present, a subsequent meeting shall be convened to a specified place and time, taking into account an eight (8) calendar days notice period of the subsequent meeting to be given to each of the Shareholders after the date originally set for the meeting. The quorum at such subsequent meeting shall be (i) the quorum described in Clause 5.2 where any Shareholder Reserved Matter is to be considered and voted upon at the subsequent meeting; or (ii) in any other case, any two Shareholders acting through their duly appointed representatives.

5.4.
Subject to notices in respect of subsequent meetings as provided under Clause 5.3, notice of general meetings of the Company's shareholders shall be given in writing fifteen (15) days in advance of an annual general meeting and eight (8) days in advance of an extraordinary general meeting (unless in either case a shorter notice is approved by the Company's shareholders unanimously).

5.5.
A meeting of the Company's shareholders may, subject to Applicable Law, consist of a conference call between such shareholders, some or all of whom are in different places, provided that each such shareholder who participates is able to hear each of the other such participating shareholders addressing the meeting, and, if he so wishes, to address all of the other such participating shareholders simultaneously, whether by conference telephone or by any other form of communications equipment or by a combination of those methods.

5.6.
Without prejudice to Clause 5.2, resolutions of the General Meeting shall be adopted by a simple majority of the votes of the Shareholders validly cast at the meeting or as required by Applicable Law or the Articles, subject always to the Shareholder Reserved Matters.

5.7.
Resolutions of the General Meeting may be adopted outside a formal meeting provided that all Shareholders (and other persons entitled to attend and vote at a General Meeting) have consented thereto and provided that such resolutions are in writing signed by or on behalf of all Shareholders.

6.	MANAGEMENT BOARD
Managing Director

6.1
The Management Board shall, following Completion, consist of one (1) managing director (the "Managing Director") who shall be appointed by the General Meeting upon the nomination of Titan. The Managing Director appointed from Completion shall be appointed in accordance with Clause 2.8. The Managing Director shall be resident for tax purposes in the Netherlands. For the avoidance of doubt, if the Shareholders breach their obligations under this Clause 6.1 and the General Meeting derogates from the binding nature of any nomination in accordance with article 2:243 sub 2 of the Dutch Civil Code, a new General Meeting shall be held to appoint the Managing Director on a new nomination of Titan.

6.2	The Managing Director shall be responsible for the day-to-day management of the Company subject to the Articles, this Agreement, Applicable Law and Clause 9 below.

6.3	The Managing Director shall not take any decision in relation to any of the Reserved Matters, other than in accordance with Clause 9.

6.4
The Shareholders agree to procure that the Managing Director will only be suspended and removed on the instructions of Titan, to the extent permitted by and in accordance with this Agreement, the Articles and Applicable Law.

6.5
Subject always to maintaining the tax residence of the Company in the Netherlands, the Supervisory Board may at any time give specific instructions to the Managing Director within the meaning of article 2:239(4) of the Dutch Civil Code.

6.6
In the event the Managing Director is unable to resolve on a matter because he has a personal conflict of interest within the meaning of article 239(6) Dutch Civil Code, the Supervisory Board shall resolve such matter.

6.7
If the Managing Director is unable to perform his or her duties (belet), a person to be appointed by the Supervisory Board, nominated by Titan, shall temporarily replace the Managing Director and as soon as reasonably possible a new Managing Director shall be appointed in accordance with this Agreement, the Articles and Applicable Law.

6.8
The Parties agree that the Company shall be responsible for paying the fees of the Managing Director as specified in the terms of his letter of appointment and that, save for such fees, the Managing Director shall not be entitled to receive any emoluments from the Company by virtue of his appointment.

7.	THE SUPERVISORY BOARD
Supervisory Board

7.1
The Supervisory Board shall provide strategic guidance to the Company and shall be responsible for the supervision of the Management Board and approval of key decisions relating to the Company and its Business and shall provide the Managing Director with advice and instruction on such matters it deems appropriate.

Appointments

7.2
The Supervisory Board shall, following Completion, consist of six (6) Supervisory Directors (unless the Shareholders decide otherwise). The Supervisory Directors appointed from Completion shall be appointed in accordance with Clause 2.8.

7.3
The General Meeting shall appoint the Supervisory Directors upon nomination and each of Titan, OEP and RDIF shall, subject to Clause 9.6, be entitled to nominate two (2) Supervisory Directors to the Supervisory Board. The Shareholders agree that at least one (1) of the Supervisory Directors appointed by each Shareholder shall be resident for tax purposes in the Netherlands. The Appointing Shareholder shall inform the other Shareholders and the Supervisory Board by written notice of the nomination it intends to make. For the avoidance of doubt, if the Shareholders breach their obligations under this Clause 7.3 and the General Meeting derogates from the binding nature of any nomination in accordance with article 2:252 sub 2 of the Dutch Civil Code, a new General Meeting shall be held to appoint the Supervisory Director(s) on a new nomination of the relevant Appointing Shareholder.

7.4
Each of Titan, RDIF and OEP shall, subject to Clause 9.6, be entitled from time to time to appoint any one person to attend all meetings of the Supervisory Board as an observer and the person so appointed (an "Observer") shall be given (at the same time as the Supervisory Directors) notice of all meetings of the Supervisory Board and all agendas, minutes and other papers relating to such meetings. An Observer shall be entitled to attend any and all such meetings and to speak and place items on the agenda for discussion, provided that an Observer shall not be entitled in any circumstances to vote at any such meeting. Titan and/or RDIF and/or OEP may at any time and from time to time remove any Observer appointed by it and appoint another person in his or her place.

7.5	One of the Supervisory Directors appointed by Titan shall, upon Titan's nomination, also act as Chairman. The Chairman shall not have a second or casting vote.

7.6
If a seat on the Supervisory Board is vacant or a Supervisory Director is unable to perform his duties, a person to be appointed by the Shareholder who appointed the respective Supervisory Director shall temporarily replace the respective Supervisory Director and as soon as reasonably possible a new Supervisory Director shall be appointed by the Shareholder who appointed the respective Supervisory Director, in accordance with this Agreement, the Articles and Applicable Law.

7.7
A Supervisory Director having a personal conflict of interest within the meaning of article 250(5) Dutch Civil Code must declare the nature and extent of that interest to the other Supervisory Directors and shall not take part in the deliberation and decision-making within the Supervisory Board concerning the relevant matter. The other Supervisory Directors shall be authorised to adopt the resolution together with a person appointed by the Shareholder who appointed the respective Supervisory Director having a personal conflict of interest. If the Supervisory Board is unable to resolve on a matter because all Supervisory Directors are unable to take part in the deliberation and decision-making on such matter, the General Meeting shall resolve such matter.

Compensation of Supervisory Directors

7.8
No Supervisory Director shall be entitled to receive any emoluments from the Company by virtue of his appointment other than as specified in the terms of his letter of appointment and, in each event, as determined by the General Meeting.

Appointment, removal or resignation of appointees

7.9
The Shareholders agree to use their respective best endeavours to ensure, insofar as they are able and in accordance with this Agreement, the Articles and Applicable Law, that any person nominated for appointment by an Appointing Shareholder to the Supervisory Board in accordance with Clause 7.3 is appointed a Supervisory Director of the Company, and that such Supervisory Director may be removed and suspended only on the instructions of that Appointing Shareholder, to the extent permitted by and in accordance with this Agreement, the Articles and Applicable Law.

7.10
Each Appointing Shareholder undertakes that upon ceasing to be a Shareholder or, in the circumstances contemplated by Clause 9.6, it will immediately ensure that any Supervisory Directors which were appointed by it resign. Such departing Shareholder shall indemnify the Company for any liability arising from such resignation or removal.

Supervisory Board meetings

7.11
The quorum for any Supervisory Board meeting shall be one (1) Supervisory Director present (whether in person or by authorized representative) from each of the Shareholders. A Supervisory Director shall be regarded as present for the purposes of a quorum if (at his/her nomination, he/she is) represented by another Supervisory Director in accordance with Clause 7.14. Each Appointing Shareholder shall use its reasonable endeavours to procure that the Supervisory Directors appointed by it attend Supervisory Board meetings punctually.

7.12
If a quorum is not present within half an hour of the time appointed for the meeting or ceases to be present, the meeting shall be adjourned to a specified place and time not earlier than five (5) Business Days after the original date. Notice of the adjourned meeting shall be given to each Supervisory Director. The quorum at an adjourned meeting shall be any two (2) Supervisory Directors appointed by any two (2) Shareholders (one of whom must be a Supervisory Director appointed by Titan), except in relation to Deadlock Supervisory Board Reserved Matters where the quorum shall remain one (1) Supervisory Director from each of the Shareholders (save as otherwise provided in Clause 9.1).

7.13
Subject to notices in respect of adjourned meetings as provided under Clause 7.12, at least five (5) Business Days written notice shall be given to each Supervisory Director of any Supervisory Board meeting, unless each Supervisory Director approves a shorter notice period in advance and in writing, and provided that Supervisory Board meetings can be convened by giving not less than forty-eight (48) hours' notice if the interests of the Company would, in the opinion of any Supervisory Director, be likely to be adversely affected to a material extent if the business to be transacted at such Supervisory Board meeting were not dealt with as a matter of urgency. Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting, together with copies of any relevant papers.

7.14
Each Supervisory Director shall have one vote except that any Supervisory Director who is absent from a meeting may nominate any other Supervisory Director to act as his representative and to vote in his place at the meeting, in which case such Supervisory Director shall be entitled to exercise both his own vote and the vote of the other Supervisory Director(s) that he or she represents.

7.15
Unless otherwise agreed by the Shareholders, meetings of the Supervisory Board shall be held at least quarterly in the Netherlands. In addition, any Supervisory Director shall be entitled to require the Company to convene a meeting of the Supervisory Board by giving written notice to the Company in which case the

Company shall ensure that such meeting is promptly called in accordance with the provisions of this Agreement and the Articles.

7.16
A resolution in writing signed by all Supervisory Directors shall be as valid and effective as if it had been passed at a Supervisory Board meeting duly convened and held. Written resolutions of the Supervisory Board shall not be valid unless signed by all Supervisory Directors.

7.17
As soon as practicable following Completion, the Company shall procure and maintain appropriate director insurance for the Management Board and the Supervisory Board, in each case with a scope and coverage consistent with market practice.

8.	CORPORATE GOVERNANCE OF THE GROUP
Management of the Subsidiaries

8.1
Titan shall be entitled to appoint the chief executive officer (general director), chief financial officer, chief accountant, and any other senior operational and/or management personnel of the Russian Operating Company and each of the other Russian Subsidiaries. The Shareholders shall procure (so far as they lawfully can) that such persons are appointed in accordance with the instructions of Titan, and may be removed and replaced only on the instructions of Titan, in each case, in accordance with the Articles and the charter of the Russian Operating Company (or charter of the relevant Russian Subsidiary).

8.2	The general director of the Russian Operating Company shall be responsible for:

8.2.1
all matters in relation to the Russian Operating Company in accordance with Applicable Law other than those expressly reserved to the Supervisory Board and the Shareholders pursuant to Clause 9 below; and

8.2.2
on the basis of the Budget approved by the Supervisory Board in respect of any Budget Year, approving the final budget for the Russian Operating Company and any other Russian Subsidiaries for that Budget Year, provided that the Supervisory Board may (subject always to the Supervisory Board Reserved Matters) at any time instruct the general director of the Russian Operating Company in relation to matters other than those so reserved to the Supervisory Board.

8.3	Following Completion, the Shareholders shall (to the extent they lawfully can):

8.3.1
procure that before any decision or action is taken by the general director (or any other person on the Russian Operating Company's behalf) of the Russian Operating Company in respect of any of the Reserved Matters relating to the Russian Operating Company, prior approval must have been obtained from the Supervisory Board or the Shareholders (as the case may be) in accordance with the terms of this Agreement;

8.3.2
for so long as the Russian Operating Company is required to have a board of directors under mandatory provisions of Russian law, procure that before any decision or action is taken by the board of directors (or any person on its behalf) of the Russian Operating Company in respect of any of the Reserved Matters relating to the Russian Operating Company, prior approval must have been obtained from the Supervisory Board or the Shareholders (as the case may be) in accordance with the terms of this Agreement;

8.3.3
unless otherwise agreed by the Shareholders, procure that once the Russian Operating Company is no longer required to have a board of directors under mandatory provisions of Russian law, the charter of the Russian Operating Company shall be amended to remove the board of directors; and

8.3.4
cooperate and discuss in good faith to make such appropriate changes at any time to the charter of the Russian Operating Company as may reasonably be required or desirable in order to give full effect to the provisions of this Agreement, including limiting those matters which fall within the competence of the board of directors to those matters which are strictly prescribed by mandatory provisions of Russian law and in connection therewith converting the Russian Operating Company into a limited liability company.

8.4	The Shareholders agree that the provisions of Clause 8.3 shall apply to the extent relevant to any other Russian entity which forms part of the Group following Completion.

8.5
Following Completion, for so long as the Russian Operating Company has a board of directors, each Shareholder shall have the right to: (i) nominate up to two (2) individuals for appointment to the board of directors of the Russian Operating Company, and (ii) request the removal of a director appointed by it and request appointment of a new director in his or her place by notice in writing to the Russian Operating

Company and the other Shareholders. Appointment of the directors of the Russian Operating Company and their removal from office shall be carried out in accordance with Applicable Laws and the charter of the Russian Operating Company and the Shareholders shall procure (to the extent that they lawfully can) that the Company causes the appointment and removal of a Shareholder's nominee as required by this Clause.

9.	RESERVED MATTERS
Supervisory Board Reserved Matters

9.1
Subject to Clause 9.6, the Shareholders shall, to the extent permitted by Applicable Laws, exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Management Board shall not take any action or decision, and that no Group Company shall take any action or decision in relation to any of the matters specified in Clause 9.2 (the "Supervisory Board Reserved Matters") without the prior written approval of two (2) Supervisory Directors appointed by two (2) different Shareholders (one of which must be a Supervisory Director appointed by Titan) in a meeting where all Supervisory Directors (subject to the provisions of Clause 7.12) are present or represented provided that in respect of the Deadlock Supervisory Board Reserved Matters, an affirmative vote of one (1) Supervisory Director appointed by each of the Shareholders shall be required to vote in favour of the relevant matter.

9.2
The Supervisory Board Reserved Matters are set out below, provided that nothing in Clauses 9.2.1 to 9.2.12 shall require (i) the entry by any Group Company into, or (ii) the granting by any Group Company of security in relation to, the Permitted Titan Loan to be approved by the Supervisory Board pursuant to Clause 9.1, save in the circumstances (and to the extent) set out in Clause 9.3:

9.2.1
borrowings: save where the relevant transaction was specifically included in the then current Business Plan and/or Budget, the creation of any material borrowings or other material indebtedness or obligation in the nature of borrowings (including, without limitation, obligations pursuant to any debenture, bond, note, loan stock or other security of any Group Company and obligations pursuant to finance leases) (where "material" for the purposes of this paragraph shall mean a transaction or a series of connected transactions with a value of more than USD 1,000,000 (or equivalent amount in any other currency calculated using the Conversion Rate);

9.2.2
share issues: except where the relevant transaction was specifically included in the then current Business Plan and/or Budget, the allotment or issue of any shares, securities or participatory interest in a Group Company (by way of bonus, rights or otherwise) and/or the grant of any option, warrant, convertible debt instrument or right to acquire or call for the allotment or issue of the same whether by conversion, subscription or otherwise;

9.2.3
encumbrances: except where the relevant transaction was specifically included in the then current Business Plan and/or Budget, the creation or giving of any Encumbrance in respect of all or any part of the undertaking, property or assets of any Group Company save for liens or charges in each case arising in the ordinary course of the Business;

9.2.4
acquisition: except where the relevant transaction was specifically included in the then current Business Plan and/or Budget, the acquisition or agreement to acquire an interest in a corporate body (other than a Group Company);

9.2.5
disposal or acquisition of assets: (i) any actual or proposed sale or other disposition of any assets or rights or (ii) any actual or proposed acquisition of any assets or rights, in each case, in excess of an aggregate amount of USD1,000,000 in any year unless specifically provided in the then current Business Plan and/or Budget except, in any case, current assets used in the ordinary course of the Business;

9.2.6
capital expenditure: any Group Company incurring any capital expenditure in respect of any item or project in excess of USD 1,000,000 (or equivalent amount in any other currency calculated using the Conversion Rate), except as expressly and specifically provided for in the then current Business Plan and/or Budget or the budget for that Group Company;

9.2.7
dividends and distributions: subject always to Clause 23.1, the declaration, payment or distribution of any dividend or other distribution by any Group Company (save for any dividend or distribution made or to be made in compliance with Clause 23.2);

9.2.8
material transactions: except where the relevant transaction was specifically included in the then current Business Plan and/or Budget and for Titan Loans, any Group Company entering into or amending any material transaction or contract or assuming any material liability or commitment (including, without limitation, any encumbrance, acquisition or disposal) (where "material" for the purposes of this paragraph shall mean a transaction, contract, liability or commitment or a series of connected transactions, contracts, liability or commitments with a value of more than USD 1,000,000 (or equivalent amount in any other currency calculated using the Conversion Rate));

9.2.9	auditors: the appointment, removal and reappointment of auditors as auditors of any Group Company;

9.2.10
compensation of Senior Employees: materially changing the level of compensation for Senior Employees outside of the ordinary course of business (and, for the avoidance of doubt and without limitation, any change corresponding with, or less than, Inflation shall not be considered material);

9.2.11
Titan Loans: save in respect of the Permitted Titan Loan (subject to Clause 9.3), the provision by Titan (or by its Affiliate) of a Titan Loan to any Group Company, and the terms of any proposed Titan Loans (including interest rate, term and related security (if any));

9.2.12
transactions with Related Parties: any Group Company entering into any transaction with any Related Party except for transactions involving the sale and purchase of goods in the ordinary course of business and on arm’s length commercial terms (excluding, however, any transfer of equipment to any Group Company (including through an in-kind capital contribution) by a Related Party, which shall be completed at book value and otherwise as approved by the Supervisory Board) and whose aggregate value in respect of a single or series of related transactions does not exceed USD 1,000,000 (or equivalent amount in any other currency calculated using the Conversion Rate).

9.3	The Permitted Titan Loan shall not require the approval of the Supervisory Board pursuant to Clause 9.1 save that:

9.3.1
where, following any notice by Titan to the Supervisory Board of the proposed definitive terms of the Permitted Titan Loan, either of RDIF or OEP demonstrate to the Supervisory Board that a loan in an amount equal to the amount available for immediate drawdown under the proposed Permitted Titan Loan is available from any third party lender on terms which are materially more favourable to the Group than the terms contemplated by such proposed Permitted Titan Loan, the proposed Permitted Titan Loan shall require the approval of the Supervisory Board pursuant to Clause 9.1;

9.3.2
where the proposed Permitted Titan Loan relates to the transfer of any equipment or other assets from Titan to the Group, the valuation of any such equipment or other assets shall require the approval of the Supervisory Board pursuant to Clause 9.1.

Shareholder Reserved Matters

9.4
The Shareholders and the Company (in relation to its Subsidiaries) shall, to the extent permitted by Applicable Laws, exercise all voting rights and other powers of control available to them in relation to the Company or, in the event of the Company, in relation to the Subsidiaries, procure that neither the Company, the General Meeting nor any Subsidiary shall take any action, decision, do or permit to be done, and the Shareholders shall use their powers to ensure so far as they are legally able to ensure that no action or decision is taken (whether by the Supervisory Board or any Group Company or any of their officers, employees or directors or any person on such persons behalf) in relation to, or anything the effect of which is analogous or similar in substance to, any of the matters specified in Clause 9.5 ("Shareholder Reserved Matters") without the unanimous prior written approval of the General Meeting in which all Shareholders are present or represented.

9.5	The Shareholder Reserved Matters are as follows:

9.5.1
constitutional documents: the amendment of the memorandum and articles of association or charter (as the case may be) of any Group Company (save for amendments required by Applicable Law or to implement this Agreement);

9.5.2	winding up: any proposal for the winding‑up, placing into administration or liquidation of any Group Company, other than as required by law;

9.5.3
reorganisation: any Group Company consolidating with, amalgamating with or merging with another entity or effecting a scheme of arrangement, capital reduction, corporate reorganisation, change to its share capital or analogous transaction.

Sunset provision

9.6
In the event that the percentage of the Company's issued share capital represented by the total number of Shares held by a Shareholder (in aggregate) falls below 10%, (i) such Shareholder shall ensure that the Supervisory Directors appointed by it shall immediately resign or be removed, (ii) the provisions in Clauses 7.3, 7.4, 7.5 and 9.1 to 9.5 (inclusive) and the right of the relevant Shareholder to appoint, remove and suspend its Supervisory Director(s) or any board committees and to appoint an Observer to the Supervisory Board shall lapse in respect of the relevant Shareholder's interest in the Company, and (iii) the provisions in Clauses 9.1 to 9.4 shall be deemed to be amended such that only the presence or representation of the Supervisory Directors appointed by the other Shareholders (in case of Clause 9.1) and the presence or representation of the other Shareholders (in case of Clause 9.4) are required to validly approve the decision laid down therein.

10.	DEADLOCK

10.1	If the Supervisory Directors or the Shareholders (as the case may be) fail to agree on any Deadlock Reserved Matter:

10.1.1
the Shareholders shall act in good faith and use all reasonable endeavours to resolve the matter expeditiously and to the satisfaction of themselves and the Supervisory Directors within ten (10) Business Days after the relevant Supervisory Board meeting or Shareholders meeting (the "Dispute Resolution Period");

10.1.2	any Shareholder may within five (5) Business Days after the Dispute Resolution Period refer the matter to the respective parties' Approved Senior Persons;

10.1.3
in the absence of agreement between the Shareholders within the Dispute Resolution Period, or between the Approved Senior Persons within fifteen (15) Business Days from the expiry of the Dispute Resolution Period, the Company shall not be entitled to transact the matter in question.

11.	FURTHER FINANCING

11.1
Without prejudice to the remaining provisions of this Clause 11, nothing in this Agreement shall require any Shareholder to provide any funding (whether debt, equity or other funding) to any Group Company, or, unless otherwise agreed by the Shareholders, require any Shareholder to provide any guarantee or other security in relation to the obligations of any Group Company.

11.2
The Shareholders intend that, to the extent practicable in the light of the funding requirements of the Budget and Business Plan and subject to the other provisions of this Clause 11, the Group will be self-financing through:

11.2.1	operating cash-flows generated by members of the Group; and

11.2.2	retained profits in, and dividends received from, the Russian Operating Company, provided that the Shareholders acknowledge that Titan may support the Group by providing loans in accordance with the provisions of this Clause 11.

11.3
If Titan believes (in good faith) that the Group requires additional financing in excess of the capital expenditure contemplated in the Budget and the sources set out in Clause 11.2 are insufficient, then Titan may, subject to the provisions of Clause 9, provide (or procure that an Affiliate of Titan provides) a loan to any Group Company (a "Titan Loan") in order to fund the additional financing required provided that such Titan Loan shall not exceed an annual interest rate of 7.875%, unless otherwise agreed by the Supervisory Board.

11.4
Except as provided in Clause 11.3, if and to the extent that the Shareholders agree to contribute any further funds to the Group, or to provide any loan, indemnity, guarantee, security or other credit or financial facility to the Group or for its benefit, or to subscribe for any additional capital in, or other securities issued by, the Company (or any other Group Company) then, unless each of the Shareholders agrees otherwise, they shall do so in their Equity Proportions, at the same time and on the same terms.

12.	INFORMATION, REPORTING AND TAX MATTERS

12.1
Each Shareholder (and its professional advisors) may during regular business hours examine the books, records and accounts to be kept by each Group Company without unduly disrupting the ongoing operations and activities of the particular Group Company. Each Shareholder shall also be entitled to receive all information it reasonably requires to keep it properly informed about the business and affairs of the Group or any particular Group Company to protect its interests as a Shareholder or to the extent required in connection with its tax, regulatory or compliance affairs.

12.2
Each Shareholder and the Company shall procure (so far as they lawfully can) that each Group Company shall permit to the Shareholders and to their officers, employees, agents, advisors and contractors access to all offices, factories, plant and other sites used by the Group in conducting its Business at all reasonable times (and, where reasonably requested by an Investor, shall grant powers of attorney in favour of such persons in order to facilitate such access).

12.3
Without prejudice to the generality of Clause 12.1, the Shareholders shall procure that the Company shall prepare and submit to the Supervisory Board and the Shareholders the following information as soon as practicable and not later than the times set out below (in respect of the financial year ending 31 December 2013 and each subsequent financial reporting period):

12.3.1
audited annual consolidated accounts of the Group prepared in accordance with IFRS in respect of the twelve (12) month period ending 31 December in respect of each financial year, within one hundred and twenty (120) days from the end of the financial year to which they relate;

12.3.2
unaudited half-yearly consolidated accounts of the Group prepared in accordance with IFRS in respect of the six (6) month period ending 30 June in respect of each financial year, within sixty (60) days from the end of the reporting period to which they relate; and

12.3.3
unaudited quarterly consolidated management accounts of the Group comprising of not less than a balance sheet and income statement within forty-five (45) days from the end of the reporting period to which they relate, such information to be approved by the Supervisory Board (or, to the extent required by Applicable Law, the Shareholders) (acting by majority) following submission by the Company.

12.4
The Company shall (with such assistance from the Shareholders as it may reasonably request) prepare and submit to the Supervisory Board and the Shareholders the following information as soon as practicable and in any case not later than the times set out below:

12.4.1	a draft Budget and draft Five Year Budget, on the basis of preliminary budgets prepared by the Russian Subsidiaries pursuant to Clause 12.5;

12.4.2
a revised business plan for the Group (including any revisions to the Business Plan), as and when such revisions may be prudent in the reasonable opinion of the Supervisory Board or the Managing Director;

12.4.3	monthly management accounts; and

12.4.4	a quarterly report in respect of the Group (the "Group Quarterly Review"), on the basis of quarterly reports prepared by the Russian Subsidiaries pursuant to Clause 12.5.

12.5
The Shareholders shall procure (to the extent that they lawfully can) that the Managing Director ensures that the Russian Operating Company (and any other Subsidiaries) prepare and provide to the Supervisory Board:

12.5.1	a draft budget in respect of its business for the next following Budget Year, before 1st November in each year; and

12.5.2	a quarterly report in respect of its business in the past calendar Quarter, within one month of the conclusion of each Quarter.

12.6
Subject to Clause 2.5, the adoption of any draft Budget, Five Year Budget and Business Plan (including any deviations therefrom) shall require approval of the Supervisory Board (acting by majority). In the event that any draft Budget (or any deviations from the then current Budget) or business plan (or any deviations from the Business Plan or the then current business plan (as the case may be)) shall not be approved by the Supervisory Board (acting by majority), the Company and the Group Companies shall not be entitled to carry out any activities which are unapproved, except in so far as necessary in order to comply with legally binding obligations which have previously been incurred in accordance with this Agreement or insofar as the carrying out of such activities falls within the terms of the then current Five Year Budget (or the Business Plan or the then current business plan (as the case may be)).

US tax matters

12.7
The Shareholders agree to treat the Company as a corporation for US tax purposes and to make an election (a “Check The Box Election”) to classify each direct and indirect subsidiary (whether in existence as of Completion or acquire or formed thereafter) of the Company as a fiscally transparent entity for US tax purposes. To the extent that a direct or indirect subsidiary is not eligible to make a Check the Box Election, the Shareholders will use commercially reasonable best efforts to cause the subsidiary to change its legal form so that a Check The Box Election may be made.

12.8
No later than 31 May of each year, the Company shall provide to OEP and Titan the information necessary to enable OEP, Titan and their respective beneficial owners to determine their US taxable income and comply with their U.S. tax compliance obligations with respect to their investment for the immediately preceding tax year. The Company shall retain a nationally recognized accounting firm that is mutually selected by OEP and Titan to prepare the information, including any U.S. tax forms and disclosures.

13.	PROTECTION OF THE BUSINESS
Definitions

13.1	In this Clause:

13.1.1
"Competing Business" means any business carried on within the Russian Federation and Georgia, Ukraine, Turkmenistan, Latvia, Lithuania and Estonia and the countries and/or republics which are members of the Commonwealth of Independent States (the "Restricted Territory") which wholly or partly competes or proposes to compete with any business carried on at the Termination Date by any Group Company, or with any related or connected business which on the Termination Date any Group Company proposes to carry on in the immediate or foreseeable future provided that, in respect of the undertaking given by RDIF in Clause 13.3, a business will only be deemed to be a "Competing Business" if it produces or manufactures industrial or agricultural tires;

13.1.2
"Termination Date" means the earlier to occur of (i) the date on which the Shareholder giving the covenant in Clause 13.2 or Clause 13.3 (as applicable) ceases to be a Shareholder, and (ii) the date of any termination of this Agreement in accordance with Clause 27; and

13.1.3
references to acting directly or indirectly include (without prejudice to the generality of that expression) acting alone or on behalf of any other person or jointly with or through or by means of any other person.

Competition

13.2
Titan covenants with RDIF and OEP that until the expiration of twelve (12) months from the Termination Date, neither it nor Titan US shall directly or indirectly carry on or be engaged or interested in a Competing Business save that it may hold for investment purposes up to three per cent. (3%) of any listed class of securities.

13.3
Each of OEP and RDIF covenants with Titan, that until the expiration of twelve (12) months from the Termination Date, neither it nor any of its Excluded Entities shall directly or indirectly carry on or be engaged or interested in a Competing Business save that it and any of its Excluded Entities may hold for investment purposes up to three per cent. (3%) of any listed class of securities.

Severability

13.4	The restrictions in Clause 13.2 and Clause 13.3 shall be deemed to be separate and severable in relation to each of the countries referred to in Clause 13.1.1.
New Opportunities

13.5
Following Completion, if Titan (or any of its Affiliates or Connected Persons) (in either case, an "Originator") identifies or becomes aware of any new business opportunity relevant to the Business of the Group in the Restricted Territory (an "Opportunity"), it shall promptly notify such Opportunity (giving reasonable detail of the nature of such Opportunity) to the other Shareholders and the Supervisory Board and (to the extent that it is able and to the extent that it legally can) provide the Company and the Shareholders with the opportunity to participate in such Opportunity on the terms available, as follows:

13.5.1.
in the event that the Opportunity relates to any business whose primary or substantial operations relate to the manufacturing, production, development and trading of agricultural, industrial, car and truck tires (a "Core Business"), the Shareholders shall procure that the Opportunity shall be pursued by the Company (or any Group Company), with the Company (or any Group Company) acquiring control over any shares, assets or business contemplated by such Opportunity; or

13.5.2.
in the event that the Opportunity relates to any business which is not a Core Business (including, for the avoidance of doubt, any business whose primary or substantial operations relate to the manufacturing, production, development and trading of track or wheel products), the Shareholders shall procure that the Opportunity shall be pursued in such a way as to ensure that:

(A)
Titan (and its Affiliates) shall (directly or indirectly) control not less than 51% of the equity voting capital and/or economic entitlements in respect of any shares, assets or business to be acquired in respect of such Opportunity;

(B)
the Group shall (directly or indirectly) control, in aggregate, not more than 49% of the equity voting capital and/or economic entitlements in respect of any shares, assets or business to be acquired in respect of such Opportunity; and

(C)
Titan shall have such rights with respect to the management and operation of shares, assets or business to be acquired in respect of such Opportunity as shall, as far as practicable, reflect the rights of Titan with respect to the management and operation of the Russian Operating Company pursuant to the terms of this Agreement, the Articles and the charter of the Russian Operating Company (taking into account any changes made to the Articles and the charter pursuant to this Agreement).

13.6
The Originator shall not take any steps with respect to the realisation of such Opportunity on its own behalf, except to the extent necessary for preservation and extension of such Opportunity in the reasonable judgment of the Originator. The Shareholders shall (themselves and through their appointed Supervisory Directors) discuss each Opportunity in good faith and use reasonable endeavours to agree mutually acceptable terms for pursuing such Opportunity.

13.7	Subject to Clause 13.8, if the Shareholders and/or the Supervisory Board do not approve the Opportunity, then the Originator may pursue the Opportunity on its own behalf.

13.8	If Titan (either itself or through its appointed Supervisory Directors) does not approve the Opportunity, then the Originator shall not be entitled to pursue the Opportunity.

14.	RELATIONSHIP BETWEEN THE GROUP AND THE SHAREHOLDER

14.1
Each Shareholder shall ensure that any contracts (other than the Transaction Documents) between any Group Company and such Shareholder or such Shareholder's Affiliate or Connected Person or another Group Company are:

14.1.1	disclosed to the Supervisory Board prior to execution;

14.1.2	where required pursuant to Clause 9.2, approved in accordance with Clause 9; and

14.1.3	made on an arm’s length commercial basis and on terms that are not unfairly prejudicial to the interests of any Shareholder or the Group.

14.2
If any Group Company has or may have any claim against, or enters into any dispute with, a Shareholder or such Shareholder's Affiliate or any other Group Company, that Shareholder shall (where applicable) ensure that any Supervisory Director or the Managing Director appointed by that Shareholder will not do anything to prevent or hinder the Group asserting or enforcing the claim or prosecuting any dispute (including, without limitation, challenging whether any quorum of any Supervisory Board or Shareholders meeting has been convened, or otherwise exercising any right under this Agreement which would have the effect of frustrating or otherwise preventing the assertion, enforcement or prosecution of such claim or dispute) and that it shall, if necessary, enable all decisions regarding such claims to be taken by the Supervisory Directors or the Managing Director appointed by that Shareholder. This is without prejudice to any right of the defendant Shareholder itself to dispute the claim.

15.	TRANSFER OF SHARES
Transfer of shares in the Company

15.1
Except in the circumstances set out in Clause 15.3 and Clause 26.6, no Shareholder shall make any Transfer of any Shares without the prior written consent of the other Shareholders until the conclusion of the Initial Period.

15.2	From the expiry of the Initial Period until the expiry of the Settlement Option Period neither OEP nor RDIF shall be permitted to make any Transfer of Shares to a Titan Competitor.

15.3	Any Shareholder may at any time transfer its Shares to an Affiliate, provided that:

15.3.1	the transferee executes a Deed of Adherence attached hereto as Part A of Schedule 1 prior to the transfer taking place; and

15.3.2	the transferee is under an obligation to retransfer its Shares to the transferor if, and before, it ceases to be an Affiliate of the transferor at any time.

15.4	Where any Shareholder Transfers Shares in accordance with the provisions of this Agreement:

15.4.1	such Transfer must be in respect of all (but not some only) of such Shareholder's Shares; and

15.4.2	such Transfer must comply with the provisions of Clauses 15 to 20, inclusive (as appropriate); and

15.4.3	any transferee executes a Deed of Adherence attached hereto as Part A of Schedule 1 prior to the completion of the Transfer.

15.5
Save as otherwise provided in this Agreement, the rights and obligations of the Shareholders as set out in this Agreement shall survive any Transfer completed in accordance with the provisions of this Agreement.

15.6
If OEP Transfers its Shares to a Third Party Purchaser in accordance with the provisions of this Agreement, then the Settlement Call Option, the Put Option and the Settlement Put Option shall cease to have effect in respect of the Shares transferred upon completion of the transfer of such Shares in accordance with the terms hereof.

15.7
If RDIF Transfers its Shares to a Third Party Purchaser in accordance with the provisions of this Agreement, then the Settlement Call Option, the Put Option and the Settlement Put Option shall cease to have effect in respect of the Shares transferred upon completion of the transfer of such Shares in accordance with the terms hereof.

15.8
For the avoidance of doubt, any Transfer of Shares to an Affiliate in accordance with the provisions of this Agreement shall not affect the respective rights and obligations of the Shareholders under Clauses 19 and 20.

15.9	No Shareholder may transfer any Shares to a Restricted Person.

16.	RIGHT OF FIRST REFUSAL

16.1
Subject always to Clause 15 (and, in particular (but without limitation), subject to Clause 15.1), if RDIF and/or OEP (together or individually) receive a binding offer in writing from a Third Party Purchaser for the purchase of all of its/their Shares and wishes to transfer all of its/their Shares to the Third Party Purchaser (the "Selling Shareholder"), it/they shall first give a written notice (a "Transfer Notice") to Titan, offering to transfer its/their Shares to Titan on the Key Terms. The Transfer Notice shall set out the identity of the Third Party Purchaser and its ultimate beneficial owners as well as all of the Key Terms of the proposed transfer, and shall attach a copy of the Third Party Purchaser's offer.

16.2
Following receipt of a Transfer Notice, Titan shall have the right at any time within 30 Business Days after receiving the Transfer Notice (the "ROFR Period") to give a notice to the Selling Shareholder(s) (the "ROFR Acceptance Notice") accepting the offer to purchase the Selling Shareholder(s)'s Shares on the Key Terms referred to in Clause 16.1.

16.3
Subject to the Transfer Terms and Clause 16.7, if Titan gives a ROFR Acceptance Notice within the ROFR Period, it shall be bound to buy, and the Selling Shareholder(s) shall be bound to sell to Titan, the Selling Shareholder(s)'s Shares on the Key Terms and in accordance with the Transfer Terms.

16.4
If one of OEP or RDIF (acting individually) serves a Transfer Notice and Titan does not give a ROFR Acceptance Notice within the ROFR Period, then Titan shall be deemed to have declined to exercise its rights under Clauses 16.1 to 16.3 and the Selling Shareholder shall send a Transfer Notice to OEP or RDIF, as the case may be (the "Non-Selling Shareholder") within five (5) Business Days of the expiry of the ROFR Period, offering to transfer its Shares to the Non-Selling Shareholder on the Key Terms.

16.5
Following receipt of a Transfer Notice, the Non-Selling Shareholder shall have the right at any time within five (5) Business Days after receiving the Transfer Notice (the "Second ROFR Period") to give a notice to the Selling Shareholder (the "ROFR Acceptance Notice") accepting the offer to purchase the Selling Shareholder's Shares on the Key Terms referred to in Clause 16.4.

16.6
Subject to the Transfer Terms and Clause 16.7, if the Non-Selling Shareholder gives a ROFR Acceptance Notice within the Second ROFR Period, it shall be bound to buy, and the Selling Shareholder shall be bound to sell to the Non-Selling Shareholder, the Selling Shareholder's Shares on the Key Terms and in accordance with the Transfer Terms.

16.7
The transfer of the Selling Shareholder(s)'s Shares pursuant to this Clause shall be completed and carried out on the terms set out in Clause 22 below within sixty (60) days of the relevant ROFR Acceptance Notice (or, if later, the date on which all necessary Regulatory Approvals are obtained). Each Shareholder and the Company shall use all reasonable endeavours to ensure that any necessary Regulatory Approvals are obtained as soon as practicable. Notwithstanding the foregoing, the relevant ROFR Acceptance Notice and the relevant Buyer's obligation to buy the Selling Shareholder(s)'s Shares shall cease to have effect if (i) any necessary Regulatory Approval is not obtained within one hundred and twenty (120) days of the relevant ROFR Acceptance Notice or (ii) if earlier than the end of the latter period, any relevant authority conclusively refuses to grant any such Regulatory Approval.

16.8
If Titan does not give a ROFR Acceptance Notice within the ROFR Period and (if relevant) the Non-Selling Shareholder does not give a ROFR Acceptance Notice within the Second ROFR Period, it/they shall be deemed to have consented to the Selling Shareholder(s) selling its/their Shares to the Third Party Purchaser on the Key Terms, and the Selling Shareholder(s) shall at any time within 90 Business Days after the expiry of the ROFR Period, or, if relevant, the Second ROFR Period, be at liberty to transfer its/their Shares to the Third Party Purchaser (but to no other person) provided that the transfer is for not less than the price, and on terms no more favourable to a purchaser than the terms, specified in the Transfer Notice and subject further to Clause 17.

16.9	A Transfer Notice and ROFR Acceptance Notice shall each be governed by English law.

16.10	For the avoidance of doubt, this Clause 16 shall not apply to a transfer of Shares pursuant to Clause 18 (Drag Along/Sale of Russian Operating Company).

17.	TAG ALONG RIGHTS

17.1	If:

17.1.1	after the expiry of the Initial Period and before the fifth anniversary of Completion, Titan, or

17.1.2	on or after the fifth anniversary of Completion, any Shareholder (in the case of RDIF and OEP, following compliance with Clause 16),

(in either case the selling Shareholder being the "Tag Transferor") proposes to sell all and not some only of its Shares (the "Tag Shares") on a bona fide arms’ length sale to a Third Party Purchaser, subject to Clause 18.3, the Tag Transferor shall not complete any sale unless it ensures that the Third Party Purchaser offers to buy all and not some only of the Shares held by the other Shareholders (the "Other Shareholders") at the same time, and on the same terms, as it acquires Tag Shares from the Tag Transferor.

17.2	The offer referred to in Clause 17.1 shall:

17.2.1	be irrevocable and unconditional (except for any conditions which apply to the proposed transfer of the Tag Shares);

17.2.2
fully describe all material terms and conditions (including terms relating to consideration, time of completion and conditions precedent) agreed between the Tag Transferor(s) and the Third Party Purchaser;

17.2.3	be governed by the laws of England or the laws of such other jurisdiction as may govern any agreement between the Tag Transferor and the Third Party Purchaser; and

17.2.4	be open for acceptance by the other Shareholders during a period of not less than fifteen (15) Business Days after receipt of the offer from the Third Party Purchaser.

17.3
The Other Shareholders shall be entitled to accept the offer from the Third Party Purchaser referred to Clause 17.1 by written notice (a "Tag Along Notice") to the Third Party Purchaser (copied to the Tag Transferor and the remaining other Shareholder) within the period of 10 Business Days from receipt of the offer.

17.4
If one or more of the other Shareholders accepts the offer made by the Third Party Purchaser, the sale of the other Shareholder(s)'s Shares pursuant to this Clause 17 shall be conditional upon completion of the sale of Tag Shares by the Tag Transferor and shall be completed at the same time as that sale.

17.5
The transfer of Shares pursuant to this Clause shall be completed and carried out on the terms set out in Clause 22 below within sixty (60) days of the relevant Tag Along Notice (or, if later, the date on which all necessary Regulatory Approvals are obtained). Each Shareholder and the Company shall use all reasonable endeavours to ensure that any necessary Regulatory Approvals are obtained as soon as practicable. Notwithstanding the foregoing, the relevant Tag Along Notice and the right of all and any Shareholders to transfer Shares to the Third Party Purchaser shall cease to have effect if (i) any necessary Regulatory Approval is not obtained within one hundred and twenty (120) days of relevant Tag Along Notice or (ii) if earlier than the end of the latter period, any relevant authority conclusively refuses to grant any such Regulatory Approval.

18.	DRAG ALONG/SALE OF RUSSIAN OPERATING COMPANY

18.1
If neither the Put Option nor the Settlement Option have been exercised by RDIF and/or OEP prior to the expiry of the Settlement Option Period then, following the expiry of the Settlement Option Period, provided that RDIF and OEP collectively hold at least 50% of the issued share capital of the Company and subject to Clause 18.4, RDIF and OEP (acting together) shall be entitled to either:

18.1.1	procure a sale of, and require the Company to sell, the Russian Operating Company to a Third Party Purchaser (the "Sale Right"); or

18.1.2
sell all (and not some only) of their Shares (the "Drag Shares") on a bona fide arms’ length sale to a Third Party Purchaser, and require Titan to sell to such Third Party Purchaser all the Shares held by Titan at the same price per Share and on the same conditions as offered to RDIF and OEP by such Third Party Purchaser (the "Drag Right").

18.2	In order to exercise either the Sale Right or the Drag Right, RDIF and OEP (acting together) shall send to Titan a notice ("Sale Notice") (such notice being irrevocable), specifying:

18.2.1	the name(s) of the proposed Third Party Purchaser;

18.2.2	the terms of the sale (where the Sale Right is being exercised) or the terms of transfer of the Shares (where the Drag Right is being exercised); and

18.2.3	the price for the sale of the Russian Operating Company (where the Sale Right is being exercised) or the price per Share (where the Drag Right is being exercised).

18.3
Where the Drag Right is exercised, Clause 17 shall not apply and the sale of the Shares held by Titan pursuant to this Clause 18 shall be conditional upon completion of the sale of the Drag Shares by RDIF and OEP and shall be completed at the same time as that sale and shall be made on the same terms and conditions as described in the Sale Notice. Titan agrees to give to the transferee the following warranties, in each case on a several basis and on substantially the same terms as given by RDIF and OEP:

18.3.1	warranties as to good title to the Shares it transfers;

18.3.2	warranties as to absence of any Encumbrance with respect to its Shares;

18.3.3	customary warranties concerning its power and authority to undertake the proposed transfer of the Shares; and

18.3.4	such limited business warranties regarding operational matters as are agreed by Titan, RDIF and OEP to be given by Titan, RDIF and OEP at the relevant time and for these purposes:

(A)
RDIF, OEP and Titan shall use their best efforts to agree the terms of such limited business warranties and any related disclosures against such warranties between themselves and with the relevant Third Party Purchaser; and

(B)
Titan agrees that it shall not take any action the main purpose of which is to frustrate or delay the sale of the Shares to the Third Party Purchaser (without prejudice to Titan's right to act in its own best interest).

18.4
The Sale Right and the Drag Right may only be exercised where the exercise of such right will result in Titan receiving an amount at least equal to the aggregate of (i) the Titan Investment Amount; and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by Titan from the Company from the date of Completion, represent an IRR for Titan of 8 per cent. per annum in respect of the Shares held by Titan from Completion until the date of completion of the sale of the Russian Operating Company or the sale of Titan's Shares to the Third Party Purchaser (as relevant).

18.5
Any transfer of Shares pursuant to this Clause shall be completed and carried out on the terms set out in Clause 22 below within sixty (60) days of the relevant Sale Notice (or, if later, the date on which all necessary Regulatory Approvals are obtained). Each Shareholder and the Company shall use all reasonable endeavours to ensure that any necessary Regulatory Approvals are obtained as soon as practicable. Notwithstanding the foregoing, the relevant Sale Notice and Titan's obligation to transfer its Shares shall cease to have effect if (i) any necessary Regulatory Approval is not obtained within one hundred and twenty (120) days of relevant Sale Notice or (ii) if earlier than the end of the latter period, any relevant authority conclusively refuses to grant any such Regulatory Approval.

19.	PUT OPTION

19.1
Titan irrevocably grants to each of RDIF and OEP an option (the "Put Option") to require that Titan purchase from RDIF and/or OEP all (but not some only) of their respective Shares for the Put Option Price. The Put Option shall be exercisable at any time from the third anniversary of Completion until the fifth anniversary of Completion (the "Put Option Period").

19.2
The Put Option shall be exercisable by written notice from or on behalf of RDIF and/or OEP (the Shareholder exercising the Put Option being the "Exercising Party") to Titan (the "Put Option Notice") within the Put Option Period. RDIF and OEP may exercise the Put Option separately or together within the Put Option Period.

19.3
The transfer of the Exercising Party/ies's Shares pursuant to the Put Option shall be completed and carried out on the terms set out in Clause 22 below within sixty (60) days of the Put Option Notice (or, if later, the date on which all necessary Regulatory Approvals are obtained). Each Shareholder and the Company shall use all reasonable endeavours to ensure that any necessary Regulatory Approvals are obtained as soon as practicable. Notwithstanding the foregoing, the Put Option Notice and Titan's obligation to buy the Exercising Party/ies's Shares shall cease to have effect if (i) any necessary Regulatory Approval is not obtained within one hundred and twenty (120) days of Put Option Notice or (ii) if earlier, than the end of the latter period, any relevant authority conclusively refuses to grant any such Regulatory Approval. The Exercising Parties shall not be required to make any warranty to Titan, other than as to: (i) good title to the Shares it transfers; (ii) absence of any Encumbrance with respect to its Shares; and (iii) customary warranties concerning its power and authority to undertake the proposed transfer of the Shares.

19.4	For the purposes of this Clause 19, the "Put Option Price" shall be calculated by Titan as follows:
Put Option Price = (A / B) x ((LTM EBITDA x 5.5) - Net Debt)
where "A" is the number of Shares held by the Exercising Party on the date of the relevant Put Option Notice, "B" is the total number of Shares in issue on the date of the relevant Put Option Notice, and LTM EBITDA and Net Debt shall be measured on (or on a date as near as practicable following) the date of the relevant Put Option Notice.

19.5
Titan shall notify the Exercising Party/ies's in writing of its calculation of the Put Option Price within ten (10) Business Days of receipt of the relevant Put Option Notice (a "Put Option Price Notice". If an Exercising Party disagrees with Titan's calculation of the Put Option Price, then it may notify Titan (copied to the other Exercising Party where there are two) in writing of such disagreement within ten (10) Business Days after receiving the Put Option Price Notice (an “Objection Notice”). An Objection Notice shall set out reasonable details of the disagreement and the Exercising Party's or Exercising Parties' alternative calculations, as well as the Exercising Party's or Exercising Parties' nominations under Clause 19.6 below for the role of the Expert. If the disagreement is not resolved to the satisfaction of the Shareholders within five (5) Business Days after the Objection Notice is served, the Put Option Price shall be determined by an independent expert (the “Expert”) in accordance with Clauses 19.6 to 19.12 below.

19.6
The Expert shall be one of the Permitted Accountancy Firms (who shall not be the Auditor). The Shareholder serving any Objection Notice shall nominate two such accounting firms to act as the Expert, and Titan shall select one of such nominees, who shall be the Expert, by no later than five (5) Business Days following the receipt of any Objection Notice by the other Shareholder.

19.7
The Shareholders shall procure that the Company and the Subsidiaries provide to the Expert all reasonable assistance and information necessary to review and assess Titan's calculation of the Put Option Price and Titan shall provide the Expert with access to all of its working papers.

19.8
The Expert shall determine the Put Option Price. Within twenty (20) Business Days of his appointment the Expert must give written notice to the Shareholders of the Put Option Price. The Expert shall be obliged to include written reasons for his determination in the notice to the Shareholders.

19.9	The Expert shall be deemed to act as an expert and not as an arbitrator and, save in the case of fraud or manifest error, his determination shall be final and binding on all concerned.

19.10
If, by the time of the appointment of the Expert, the Shareholders have not agreed the procedure to be followed by the Expert in arriving at his decision, the Expert shall be entitled to determine the procedure. The Expert shall be entitled to appoint legal or other advisers if appropriate.

19.11
The Exercising Party/ies (on the one hand) and Titan (on the other) shall each bear one half of the Expert’s costs, unless the Expert issues a determination which fully endorses and confirms one Shareholder's calculation of the matters which are the subject of the Objection Notice, in which case the Expert's costs shall be borne solely by the other Shareholders.

19.12	If any difficulty arises in determining the Put Option Price then the Expert shall resolve that difficulty in such manner as he shall in his absolute discretion think fit.

20.	SETTLEMENT OPTIONS
Settlement Put Option

20.1
Titan irrevocably grants to each of RDIF and OEP an option (the "Settlement Put Option") to require that Titan purchases from RDIF and/or OEP all (but not some only) of their respective Shares for the Settlement Option Price. The Settlement Put Option shall be exercisable at any time from the fifth anniversary of Completion until the expiry of six months from that date (the "Settlement Option Period").

20.2
The Settlement Put Option shall be exercisable by written notice from or on behalf of RDIF and/or OEP to Titan (the "Settlement Put Option Notice") within the Settlement Option Period. RDIF and OEP may exercise the Settlement Put Option separately or together within the Settlement Option Period.

Settlement Call Option

20.3
RDIF and OEP each irrevocably grant to Titan an option (the "Settlement Call Option") to require that RDIF and/or OEP sell to Titan all (but not some only) of their respective Shares for the Settlement Option Price, which price must be specified in cash. The Settlement Call Option shall be exercisable at any time within the Settlement Option Period.

20.4
The Settlement Call Option shall be exercisable by written notice from or on behalf of Titan to RDIF and/or OEP (the "Settlement Call Option Notice") within the Settlement Option Period. Titan may exercise the Settlement Call Option in respect of the Shares held by RDIF and Shares held by OEP at the same time or on in respect of the Shares held by either on separate occasions within the Settlement Option Period (or in respect of the Shares held by one only and not the other).

20.5
The transfer of RDIF's and/or OEP's Shares pursuant to the Settlement Put Option or the Settlement Call Option (the Shareholder transferring its Shares being the "Selling Party") shall be completed and carried out on the terms set out in Clause 22 below within sixty (60) days of the relevant Settlement Option Notice (or, if later, the date on which all necessary Regulatory Approvals are obtained). Each Shareholder and the Company shall use all reasonable endeavours to ensure that any necessary Regulatory Approvals are obtained as soon as practicable. Notwithstanding the foregoing, the relevant Settlement Option Notice and Titan's obligation to buy the Selling Party/ies's Shares shall cease to have effect if (i) any necessary Regulatory Approval is not obtained within one hundred and twenty (120) days of relevant Settlement Option Notice or (ii) if earlier than the end of the latter period, any relevant authority conclusively refuses to grant any such Regulatory Approval. The Selling Shareholder shall not be required to make any warranty to Titan, other than as to: (i) good title to the Shares it transfers; (ii) absence of any Encumbrance with respect to its Shares; and (iii) customary warranties concerning its power and authority to undertake the proposed transfer of the Shares.

20.6	For the purposes of this Clause 20, the "Settlement Option Price" for the Shares being sold by a Selling Party shall be calculated by Titan as the greater of:

20.6.1	the product of: (A / B) x ((LTM EBITDA x 5.5) - Net Debt),
where "A" is the number of Shares held by the relevant Selling Party on the date of the relevant Settlement Option Notice, "B" is the total number of Shares in issue on the date of the relevant Settlement Option Notice, and LTM EBITDA and Net Debt shall be measured on (or on a date as near as practicable following) the date of the relevant Settlement Option Notice; and

20.6.2
an amount equal to the aggregate of (i) the Investment Amount of the relevant Selling Party; and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by the relevant Selling Party from the Company from the date of Completion, represent an IRR for that Selling Party of 8 per cent. per annum in respect of the Shares held by that Selling Party from Completion until the date of completion of the sale of that Selling Party's Shares to Titan.

20.7	If a Selling Party disagrees with Titan's calculation of the Settlement Option Price, then the provisions of Clauses 19.5 to 19.12 (inclusive) shall apply mutatis mutandis.

20.8
A Shareholder may serve only one Settlement Option Notice. If RDIF and/or OEP serve a Settlement Put Option Notice and Titan serves a Settlement Call Option Notice in respect of the same Shares, only the first Settlement Option Notice to be served shall be effective.

20.9
Subject to Clause 20.8, where a Shareholder serves a Settlement Option Notice such service shall not prejudice any other Shareholders' right to serve a Settlement Option Notice in accordance with this Clause.

21.	ISSUES OF NEW SECURITIES

21.1
Without prejudice to Clause 9.2.2, the Company shall not issue or sell, agree to issue or sell, or reserve or set aside for issuance or sale any Shares or rights to any Shares or any other instruments convertible into Shares ("New Securities"), unless the Company shall have first complied with Clauses 21.2 and 21.3.

21.2	If the Company proposes to issue New Securities then, subject to the Supervisory Board Reserved Matters:

21.2.1
    the New Securities shall be offered for subscription in cash and on the same terms to each Shareholder pro rata to its Equity Proportion (as nearly as may be) (as at the close of business on the date prior to such offer) (a Shareholder’s "Pro Rata Entitlement"), provided (for the avoidance of doubt) that each A Shareholder shall be offered A Shares in a number calculated pro rata to its Equity Proportion of all Shares in issue, and each B Shareholder shall be offered B Shares in a number calculated pro rata to its Equity Proportion of all Shares in issue, and that the New Securities shall be offered on the basis that each Shareholder may take up all or part or none of the New Securities offered to it;

21.2.2
each offer shall be made by notice from the Company (the "Issue Notice") specifying (i) the number of New Securities to which the relevant Shareholder is entitled, (ii) the price per New Securities (the "Subscription Price") (which shall be established in accordance with Clause 21.3) and (iii) a time (being not less than twenty-one (21) days from the date of the Issue Notice) within which, if the offer is not accepted, it will be deemed to be declined;

21.2.3
each Shareholder who accepts the offer by notice to the Company shall, in addition, state either (i) that it would accept, on the same terms, New Securities (specifying a maximum number) that are not accepted by the other Shareholders ("Excess Shares") or (ii) that it would not accept any Excess Shares (and, if a Shareholder who accepts the offer fails to make a confirmation in the terms of (i) or (ii), it shall be deemed to have made a confirmation in the terms of (ii));

21.2.4
on expiry of the acceptance period referred to in Clause 21.2.2, New Securities shall be allocated to each Shareholder who has applied for its Pro Rata Entitlement (or less than its Pro Rata Entitlement);

21.2.5
Excess Shares shall be allocated to each Shareholder, who has indicated that it will accept Excess Shares, pro rata to the Equity Proportions of all those Shareholders (including those Shareholders holding Shares of a different class to the Shareholder to be allotted Excess Shares) who have indicated that they would accept Excess Shares (provided that no Shareholder shall be allocated more than the maximum number of Excess Shares that it has indicated it is willing to accept);

21.2.6	for the avoidance of doubt, (i) if any A Shareholder indicates that it is willing to accept Excess Shares, and one or more B Shareholders do not accept their full Pro Rata Entitlement of New

Securities, then all of the Excess Shares to be allotted to such A Shareholder shall be A Shares, and (ii) if any B Shareholder indicates that it is willing to accept Excess Shares, and one or more A Shareholders do not accept their full Pro Rata Entitlement of New Securities, then all of the Excess Shares to be allotted to such B Shareholder shall be B Shares;

21.2.7
if (after the first allocation of Excess Shares) there remain Excess Shares which have not been allocated and one or more Shareholders (the "Remaining Shareholders") have indicated in their response to the Issue Notice that they will accept more Excess Shares than they have been allocated, the remaining Excess Shares shall be allocated to the Remaining Shareholders pro rata to the Equity Proportions of the Remaining Shareholders; Excess Shares shall continue to be allocated on this basis until either all Excess Shares are allocated or all requests for Excess Shares are satisfied; and

21.2.8
where any allocation under this Clause 21 would result in a fractional allotment of New Securities, the Supervisory Board may, in its absolute discretion, round up or down such fractional allotments so that the offers and/or allotments of New Securities by the Company are of whole numbers of shares (totalling the number of shares for which the Shareholders have given approval for issue).

21.3
The Subscription Price shall be determined by the Supervisory Board (acting reasonably) as at the date Supervisory Board consent is given to the issue (in accordance with Clause 9), and shall not be less than the fair market value for each New Security (provided, for the avoidance of doubt, that the Subscription Price for A Shares and B Shares which are New Securities shall be equal).

22.	TRANSFER TERMS

22.1	This Clause sets out the terms on which any Shares are to be transferred pursuant to Clauses 15 to 21 above.

22.2	In this Clause:

22.2.1	"Buyer" means the purchaser(s) of any Shares in accordance with the terms of this Agreement;

22.2.2	"Outgoing Parties’ Loans" means any loans owing at that time from any Group Company to the Sellers or any member of their group;

22.2.3	"Relevant Notice" means the relevant ROFR Notice, Tag Along Notice, Sale Notice, Put Option Notice, Settlement Put Option Notice or Settlement Call Option Notice (as the case may be);

22.2.4	"Sellers" means the seller(s) of any Shares in accordance with the terms of this Agreement;

22.2.5	"Transferring Shares" means the Shares being sold or transferred.

22.3	Any transfer of the Transferring Shares shall be on the following terms (the "Transfer Terms"):

22.3.1
the Transferring Shares will be sold free from all liens, charges and encumbrances and third party rights, but together with all rights of any nature attaching to them including all rights to any dividends or other distributions declared, paid or made after the date of the Relevant Notice;

22.3.2
with effect from the date of completion (the "Transfer Date"), the Buyer shall (i) take an assignment of, or make available equivalent finance in place of, the Outgoing Parties Loans and (ii) assume any obligations of the Sellers and any other members of their group under (and shall procure the release of) any guarantees, indemnities, letters of comfort and/or counter indemnities to third parties in relation to the business of the Group (the "Liabilities"). This is without prejudice to the right of the Buyer to receive a contribution from the Sellers for their share of any claims attributable to any Liabilities arising in respect of the period before the Transfer Date;

22.3.3
the Seller and the Buyer shall procure that a notarial deed of share transfer in respect of the Transferring Shares shall be executed and that the Company shall acknowledge the transfer of the Transferring Shares and the Buyer shall pay the consideration for the Transferring Shares to the Sellers in full by electronic transfer in immediately available funds on the Transfer Date or, where applicable, in accordance with Clause 22.9;

22.3.4
the Company shall ensure (insofar as it is able) that the relevant transfer or transfers (subject to their being duly stamped, stamp duty (where applicable) to be paid by the Buyer) are registered in the shareholders register of the Company in the name of the Buyer;

22.3.5	the Sellers shall do all such other things and execute all other documents (including any deed) as the Buyer may reasonably request to give effect to the sale and purchase of the Transferring Shares;

22.3.6
if requested by the Buyer, the Sellers shall deliver written resignations by all the Supervisory Directors and the Managing Director (to the extent applicable) appointed by them and the resignation(s) take effect without any liability on the Company or any other Group Company for compensation for loss of office or otherwise; and

22.3.7
except where this Agreement terminates as a result of the transfer, the Buyer shall enter into a Deed of Adherence attached hereto as Part A of Schedule 1 agreeing to be bound by the provisions of this Agreement.

22.4
If the transfer is a transfer from one Shareholder to another and the Seller(s) fail(s) to comply with its/their obligations in Clause 22.3, the Seller(s) shall be deemed to have hereby irrevocably appointed a Supervisory Director appointed or to be appointed by the Buyer to be its agent and attorney to execute and deliver the necessary instrument(s) of transfer including the notarial deed of share transfer on its/their behalf and to take all other necessary action on its behalf (against receipt of the purchase price by the Company (on trust for or on behalf of the Seller(s))) to give effect to the transfer of the Transferring Shares to the Buyer in accordance with Applicable Law. The Company may receive the purchase money in trust for or on behalf of the Seller(s) and cause the registration in the shareholders register of the Company in the name of the Buyer. The receipt by the Company of the purchase money in trust for or on behalf of the Seller(s) shall be sufficient for the final discharge (finale kwijting) to the Buyer (who shall not be bound to see to the application of those moneys).

22.5
Without limiting Clause 22.4, if the Seller(s) fail(s) to transfer any Shares in accordance with Clause 22.3, the Buyer may serve a default notice. Unless such non-compliance has been remedied to the reasonable satisfaction of the Buyer within five Business Days of service of a default notice, on and from the sixth Business Day, the defaulting Seller(s) shall not be entitled to any profits of the Company, all relevant provisions of this Agreement shall be deemed amended such that only the presence or representation of the Supervisory Directors appointed by the Shareholders other than the Seller(s) (in case of Supervisory Board meetings) and/or the presence or representation of the Shareholders other than the Seller(s) (in case of Shareholders' meetings) are required to validly approve decisions laid down in such meetings, and the provisions of Clauses 26.3(A) and 26.3(B) shall apply, such that references therein to the "Defaulting Shareholder" shall be deemed to be references to any Seller in default of its obligations under Clause 22.3.

22.6
If there is more than one Buyer, the Buyers shall acquire the Transferring Shares, and shall otherwise perform the obligations of the "Buyer" under this Clause 22, in their respective Equity Proportions.

22.7
The Shareholders agree that, if at any time OEP and/or RDIF proposes to transfer any B Shares to any A Shareholder then all such B Shares shall be reclassified as or converted into A Shares as soon as possible following the completion of such transfer and the other Shareholders and the Company shall fully cooperate with such reclassification or conversion.

22.8
The Shareholders agree that, if at any time any A Shares are proposed to be transferred to OEP and/or RDIF, all such A Shares shall be reclassified as or converted into B Shares as soon as possible following the completion of such transfer and the other Shareholders and the Company shall fully cooperate with such reclassification or conversion.

Cash Alternative

22.9
Any amount due from Titan to a Seller in respect of the Put Option or the Settlement Put Option may, at Titan's sole discretion (in the case of RDIF, subject to Clause 22.10, and in the case of OEP, subject to Clause 22.11)), be settled either (i) in cash or, alternatively, (ii) by procuring that, on or before the Transfer Date, Titan US allot and issue to the relevant Seller (or its nominee) (credited as fully paid and non-assessable) common stock (rounded to the nearest whole number) in the capital of Titan US (which common stock shall rank pari passu with other common stock of the capital of Titan US in all respects) free and clear of any Encumbrances with a net economic value in USD to the Sellers (calculated on the basis of the three-month volume weighted average share price applying to Titan US's common stock as quoted on Bloomberg or such other recognized data service provider in the period ending on the date of the Relevant Notice) equal to the amount due to such Seller (the "Cash Alternative"), provided that Titan shall not be permitted to procure the allotment and issuance of common stock in the capital of Titan US to a Seller to discharge its payment obligation in respect of the Put Option or the Settlement Put Option unless such common stock is at the time of issuance traded on a recognised stock exchange and is freely transferrable. In the event that Titan elects to settle its payment obligations under the Put Option or the Settlement Put Option (as the case may be) pursuant to the Cash Alternative, it shall give a notice to the relevant Seller setting out details of the Cash Alternative (including the number of shares in the capital of Titan US to be issued to such Seller) (the "Titan Cash Alternative Notice") at least 15 Business Days before the Transfer Date.

22.10
Following receipt of a Titan Cash Alternative Notice, RDIF shall have the right at any time within ten (10) Business Days after receiving the Titan Cash Alternative Notice to give a notice to Titan confirming its intention to dispose of, directly or indirectly, all of the common stock to be issued to RDIF (or its nominee) pursuant to the Cash Alternative (the "Cash Alternative Shares") as soon as practicable after the Transfer Date, but in any event by no later than six (6) weeks immediately after the Transfer Date. If the net proceeds actually received by RDIF from such disposal (calculated taking into account any reasonable transaction costs and expenses (including any transaction Taxes accruing directly from such disposal) incurred by or on behalf of RDIF in connection with the disposal) are less than the amount due to RDIF pursuant to the Put Option or the Settlement Put Option (the amount of any such difference being the "Shortfall"), then Titan shall pay to RDIF the amount equal to the Shortfall on demand in writing by wire transfer to an account specified by RDIF in such written demand within five (5) Business Days of such written demand. Titan and RDIF shall cooperate with each other in connection with the disposal of the Cash Alternative Shares to minimize any volatility in the price of the Titan US common stock and also the quantum of any Shortfall.

22.11
Following receipt of a Titan Cash Alternative Notice, a holder of the issued and outstanding shares in the capital of OEP (an "OEP Seller") shall have the right at any time within ten (10) Business Days after receiving the Titan Cash Alternative Notice to give a notice to Titan electing to sell all of the issued and outstanding shares in the capital of OEP to Titan (which election shall occur instead of OEP selling any Shares referred to in Clauses 19 and 20), whereupon:

22.11.1
all references to Shares held by OEP in Clause 19 (Put Option) and/or Clause 20 (Settlement Options), as the case may be, shall be deemed to be references to shares representing all of the issued and outstanding share capital of OEP (the "OEP Shares") (for the avoidance of doubt, such shares in the capital of OEP to be Transferring Shares, as contemplated by Clause 22.2.5);

22.11.2
OEP shall procure that each OEP Seller shall adhere to the terms of this Agreement for purposes of effecting the transfer of the OEP Shares to Titan by executing and delivering a Deed of Adherence attached hereto as Part B of Schedule 1; and

22.11.3
without prejudice to the generality of the foregoing provisions of this Clause 22 (and notwithstanding any provision of Clause 19 (Put Option) and/or Clause 20 (Settlement Options), as the case may be), each OEP Seller shall, on the date of any election notice contemplated by this Clause 22.11, and the date of any transfer of OEP Shares, be deemed to warrant to Titan in the terms of the OEP Warranties.

23.	ALLOCATION OF PROFITS AND DISTRIBUTIONS

23.1
The Shareholders and the Company agree that the Supervisory Directors of the Company shall resolve on any decision to pay any dividend or make any distribution by any other means, subject to and taking into account Applicable Law.

23.2	The Shareholders and the Company agree that, subject to Clause 23.1, whenever the amount of a dividend or distribution to be paid falls to be ascertained by the Company or any Group Company:

23.2.1	the total profits of the Company or that Group Company available for distribution ("Distributable Profits") shall be as determined by the auditors of that company in accordance with Applicable Law;

23.2.2
the Supervisory Directors of the Company shall identify amounts ("Retained Amounts") which they consider (having regard to all other sources of funding available to the Group) should be retained in order:

(A)	to repay all principal and interest amounts outstanding in respect of any outstanding Titan Loan;

(B)	to meet reasonably foreseeable commitments and contingencies;

(C)	to develop the Business in accordance with the Business Plan (when in force) and the then current Budget;

(D)	to fund any capital expenditure approved in accordance with Clause 9.2.6;

(E)
to ensure that there is no breach of any covenant or undertaking given by the Company or that Group Company to any lender at the time of the payment and, in the opinion of the relevant board, there is not likely to be such a breach within the following twelve (12) months; and

(F)	to maintain the sound financial standing of the Company or that Group Company and of the Group (taken as a whole).

23.3
The Shareholders may agree from time to time in relation to any financial year (unless any additional funds are required to be retained in connection with any matter resolved upon pursuant to any Reserved Matter) to procure (to the extent that they are lawfully able) that in respect of such financial year the Supervisory Board declares a final dividend of not less than a minimum percentage agreed by the Shareholders of the balance (if any) remaining after deducting the Retained Amounts from the Distributable Profits.

23.4
A resolution or decision to make any distribution or pay any dividend shall have no effect until the Management Board has approved such distribution or dividend to the extent required under Applicable Laws. The Management Board shall only refuse to grant such approval in the event the Management Board is aware or should reasonably be aware that the Company shall, as a result of the envisaged distribution or dividend, no longer be able to continue to pay its due and payable debt.

24.	AMENDMENTS
A variation of this Agreement (or of any of the documents referred to in it) is valid only if it is in writing and signed by or on behalf of each Party (except that (i) a variation of any provision of this Agreement which only affects the respective rights and obligations of the Shareholders or any of them as between themselves shall require the agreement of the Shareholders but not the Company, and (ii) the agreement of Titan US shall only be required in respect of a variation of Clauses 1, 19, 20, 24, 28, 29.9, 29.10, 29.11, Error! Reference source not found., 29.13, 29.16, 29.17, 29.18, 29.20 or 29.21). The expression "variation" includes any variation, supplement, deletion or replacement however effected.

25.	CONFLICT WITH CONSTITUTIONAL DOCUMENTS

25.1
If the provisions of this Agreement conflict with the Articles or those of any Group Company, the provisions of this Agreement shall prevail as between the Parties to the fullest extent permitted by Applicable Law. The Parties shall exercise all voting and other rights and powers available to them to ensure that any required amendment is made to the Articles or the constitutional document of any other Group Company (as the case may be) to give effect to the provisions of this Agreement to the fullest extent permitted by Applicable Law.

25.2
The Company is not bound by any provision of this Agreement to the extent that it constitutes an unlawful fetter on any statutory power of the Company. This shall not affect the validity of the relevant provision as between the Parties or the respective obligations of the Parties as between themselves under Clause 25.1.

26.	DEFAULT
Events of Default

26.1	A Shareholder commits an event of default if:

26.1.1
    it does not pay any amount payable by it under this Agreement (excluding, for the avoidance of doubt, any payment obligation of Titan (or any Affiliates thereof) under any Titan Loan) and such amount remains unpaid after the expiry of ten (10) Business Days following the giving by any other Shareholder to such Shareholder of a notice requiring such payment to be made;

26.1.2
    in respect of Titan and RDIF only, a Change of Control occurs with respect to it without the prior written consent of the other Shareholders (and in this regard a Shareholder may from time to time request evidence of Control in terms and form that will satisfy that Shareholder (acting reasonably));

26.1.3
it (or the person that transferred Shares to it or one of its predecessors in title pursuant to Clause 15.3) commits a breach of Clauses 12, 14, 15, 16, 17 or 18 and either the breach is not capable of being remedied or the breach is not remedied within 20 Business Days of any other Shareholder sending it written notice requiring it to remedy the breach;

26.1.4
an order is made by a court of competent jurisdiction, or a resolution is passed, for the liquidation or administration of a Shareholder or a notice of appointment of an administrator of such Shareholder is filed with a court of competent jurisdiction (otherwise than in the course of a reorganisation or restructuring previously approved in writing by the other Shareholders) or any analogous event occurs in any jurisdiction;

26.1.5
    any step is taken (otherwise than in the course of a reorganisation or restructuring previously approved in writing by the other Shareholders) to appoint a manager, receiver, administrative receiver, administrator or other similar officer of such Shareholder or in respect of such Shareholder or any of its assets which include either (i) the Shares held by that Shareholder or (ii) shares or other securities in that Shareholder;

26.1.6	it convenes a meeting of its creditors or makes or proposes any arrangement or composition with, or any assignment for the benefit of, its creditors or any analogous event occurs in any jurisdiction;

26.1.7	it is unable to pay its debts as they fall due for the purposes of section 123 of the Insolvency Act 1986 or analogous provision of Applicable Law; or

26.1.8	in respect of Titan:

(A)	it breaches Clause 9 or Clause 13 in any material respect; or

(B)	it fails to acquire the Shares of RDIF and/or OEP (as relevant) as required pursuant to Clause 19 following the service of a Put Option Notice; or

(C)	it fails to acquire the Shares of RDIF and/or OEP (as relevant) as required pursuant to Clause 20 following the service of a Settlement Put Option Notice; or

(D)	any of the events specified in Clauses 26.1.4, 26.1.5, 26.1.6 or 26.1.7 occur in respect of Titan US (the provisions of such clauses to be applied mutatis mutandis),
(the events in Clauses 26.1.1 to 26.1.7 being an "Event of Default", and the events in Clause 26.1.8 being a "Titan Event of Default").
Consequences of an Event of Default

26.2
If an Event of Default is committed by a Shareholder (a "Defaulting Shareholder"), any other Shareholder (each a "Non-Defaulting Shareholder") may (acting reasonably and in good faith) serve notice on the Defaulting Shareholder stating that it considers an Event of Default to have been committed by the Defaulting Shareholder (such notice to set out in reasonable detail the bases on which the Non-Defaulting Shareholder has made such conclusion) (a "Default Notice"), and:

26.2.1
in the event that the matter described in any Default Notice is capable of remedy, requiring the Defaulting Shareholder to remedy such matter as soon as practicable, but in any event by no later than 15 Business Days following the date on which the Default Notice is served; or

26.2.2
in the event that the matter described in any Default Notice is not capable of remedy, notifying the Defaulting Shareholder of its intention to exercise its rights under this Clause 26 by no earlier than 10 Business Days following the date on which the Default Notice is served.

26.3	In the event that:

26.3.1
in the case of any Default Notice served pursuant to Clause 26.2.1, any matter described in such Default Notice is not remedied to the Non-Defaulting Shareholders satisfaction (acting reasonably and in good faith) by the date required for such remedy in the Default Notice; or

26.3.2
in the case of any Default Notice served pursuant to Clause 26.2.2, following the expiry of the period referred to in the Default Notice, the Non-Defaulting Shareholder still elects to exercise its rights under this Clause 26, then, without prejudice to the Defaulting Shareholder's obligations under this Agreement and to any other rights or remedies available to any of the other Parties with respect to the Defaulting Shareholder, the Non-Defaulting Shareholder(s) shall be entitled by further notice in writing to the Defaulting Shareholder (copied to the Company) at any time whilst such Event of Default subsists to require:

(A)	that the Defaulting Shareholder shall not exercise its right to attend and vote at general meetings of the Company or execute written resolutions;

(B)	that any Supervisory Director nominated for appointment by the Defaulting Shareholder shall be suspended; and

(C)
in the case of any Event of Default contemplated by this Clause 26, the rights of the Defaulting Shareholder, and the obligations of the Company and the other Shareholder(s) (including, without limitation, any payment obligations) under this Agreement and any Transaction Document in favour of the Defaulting Shareholder may be suspended and/or terminated at the Non-Defaulting Shareholder(s)'s discretion, and, in the circumstances described in Clauses 26.3(A) and 26.3(B) above, the Defaulting Shareholder or the Supervisory Directors nominated for appointment by the Defaulting Shareholder (as applicable) shall not be required to count towards a quorum of the relevant meeting.

26.4
Pursuant to the right granted to them under the Articles, the Shareholders agree, and give notice of such agreement to the Company, that whenever any notice is given pursuant to Clause 26.3 above, no Supervisory Director who is the subject of such notice shall be required in order to constitute a quorum for the transaction of business at a meeting of the Supervisory Board, and the quorum requirements for meetings of the Supervisory Board as set out in the Articles shall, in those circumstances, be construed accordingly.

Consequences of a Titan Event of Default

26.5
If a Titan Event of Default occurs, RDIF or OEP may (acting reasonably and in good faith) serve notice on Titan stating that it considers a Titan Event of Default to have occurred (such notice to set out in reasonable detail the bases on which RDIF and/or OEP has made such conclusion) (a "Titan Default Notice"), and:

26.5.1
in the event that the matter described in any Titan Default Notice is capable of remedy, requiring Titan to remedy such matter as soon as practicable, but in any event by no later than 15 Business Days following the date of the Titan Default Notice; or

26.5.2
in the event that the matter described in any Titan Default Notice is not capable of remedy, notifying Titan of its intention to exercise its rights under this Clause 26 by no earlier than 10 Business Days following the date of the Titan Default Notice.

26.6	In the event that:

26.6.1
in the case of any Titan Default Notice served pursuant to Clause 26.5.1, any matter described in such Default Notice is not remedied to the Non-Defaulting Shareholders satisfaction (acting reasonably and in good faith) by the date required for such remedy in the Default Notice; or

26.6.2
in the case of any Titan Default Notice served pursuant to Clause 26.5.2, following the expiry of the period referred to in the Titan Default Notice, RDIF and/or OEP still elect to exercise its/their rights under this Clause 26, then, without prejudice to Titan's and Titan US's obligations under this Agreement and to any other rights or remedies available to any of the other Parties with respect to Titan and Titan US, RDIF and OEP (acting together) shall be entitled by further notice in writing to Titan (copied to the Company) (a "Company Sale Notice") at any time whilst such Titan Event of Default subsists to sell all (and not some only) of their Shares on a bona fide arms’ length sale to a Third Party Purchaser, and require Titan to sell to such Third Party Purchaser all the Shares held by Titan (a "Company Sale").

26.7	The Company Sale Notice shall specify:

26.7.1	the name(s) of the proposed Third Party Purchaser;

26.7.2	the terms of transfer of the Shares; and

26.7.3	the anticipated price per Share payable to Titan assuming a distribution in accordance with Clause 26.10.

26.8
Where RDIF and OEP are exercising their rights under Clause 26.6, Clauses 16 and 17 shall not apply and the sale of the Shares held by Titan pursuant to this Clause 26 shall be conditional upon completion of the sale of RDIF and OEP's Shares and shall be completed at the same time as that sale and shall be made on the same terms and conditions as described in the Company Sale Notice. Titan agrees to give to the transferee the following warranties, in each case on a several basis and on substantially the same terms as given by RDIF and OEP:

26.8.1	warranties as to good title to the Shares it transfers;

26.8.2	warranties as to absence of any Encumbrance with respect to its Shares;

26.8.3	customary warranties concerning its power and authority to undertake the proposed transfer of the Shares; and

26.8.4	such limited business warranties regarding operational matters as are agreed by Titan, RDIF and OEP to be given by Titan, RDIF and OEP at the relevant time and for these purposes:

(A)
RDIF, OEP and Titan shall use their best efforts to agree the terms of such limited business warranties and any related disclosures against such warranties between themselves and with the relevant Third Party Purchaser; and

(B)
Titan agrees that it shall not take any action the main purpose of which is to frustrate or delay the sale of the Shares to the Third Party Purchaser (without prejudice to Titan's right to act in its own best interest).

26.9
Any transfer of Shares pursuant to this Clause shall be completed and carried out on the terms set out in Clause 22 within sixty (60) days of the relevant Company Sale Notice (or, if later, the date on which all necessary Regulatory Approvals are obtained). Each Shareholder and the Company shall use all reasonable endeavours to ensure that any necessary Regulatory Approvals are obtained as soon as practicable. Notwithstanding the foregoing, the relevant Company Sale Notice and Titan's obligation to transfer its Shares shall cease to have effect if (i) any necessary Regulatory Approval is not obtained within one hundred and twenty (120) days of relevant Company Sale Notice or (ii) if earlier than the end of the latter period, any relevant authority conclusively refuses to grant any such Regulatory Approval.

26.10	Following a Company Sale, the Shareholders agree (and shall take such steps to procure) that the proceeds of such a sale which are due to the Shareholders from the Third Party Purchaser shall be paid to the Shareholders in the following order of priority:

26.1.1
first, to pay each B Shareholder an amount equal to the aggregate of (i) its Investment Amount and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by that B Shareholder from the Company, represent an IRR for that B Shareholder of 8 per cent per annum in respect of the B Shares held by that B Shareholder for the period from Completion until the date of the Company Sale Notice;

26.1.2
second, to pay the A Shareholder an amount equal to the aggregate of (i) its Investment Amount and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by the A Shareholder from the Company, represent an IRR for the A Shareholder of 8 per cent per annum in respect of the A shares held by the A Shareholder for the period from Completion until the date of the Company Sale Notice; and

26.1.3	third, to pay any remaining proceeds to the Shareholders pro rata to their Equity Proportions.

27.	DURATION

27.1	This Agreement shall continue in full force and effect until the earlier of:

27.1.1	each of the Parties agreeing in writing to terminate this Agreement;

27.1.2	any transfer of Shares as a result of which all of the Shares are held by one Shareholder; and

27.1.3	a resolution being passed or a binding order being made for the winding-up of the Company, whereupon, subject to the provisions of this Clause 27, this Agreement shall terminate and cease to have force and effect.

27.2
In addition, save as provided in this Agreement, the rights and obligations under this Agreement shall terminate as regards any Shareholder upon such Shareholder (and all members of such Shareholder's group) ceasing to hold any Shares.

27.3	Termination of this Agreement, or of the rights and obligations of any Party under this Agreement, shall not:

27.3.1	relieve any Party from any liability or obligation for any matter, undertaking or condition which has not been done, observed or performed by that Party before such termination;

27.3.2	affect the terms of any agreement replacing this Agreement entered into by the Parties (or any of them);

27.3.3	affect the terms of the Surviving Provisions; or

27.3.4	affect the Shareholders' continuing obligations under Clause 13 and the corresponding rights of the other Parties to enforce the same.

28.	GUARANTEE
Titan US hereby irrevocably and unconditionally guarantees to each of OEP and RDIF performance of obligations of Titan set out in Clauses 19, 20 and 22.9 on the terms set out in Schedule 7 (Guarantee) at the date of this Agreement.

29.	MISCELLANEOUS
Announcements

29.1
No Party shall be entitled to make any public disclosure or statement relating to the Group, this Agreement or any other agreement or document entered into pursuant to this Agreement or matters contemplated under such agreements or documents without the prior written consent of the other Parties (provided that such consent may not be unreasonably withheld or delayed) except for the cases and only to the extent required under Applicable Law or regulations or a mandatory instruction of competent courts or other authorities. To the extent a Party is obliged to make disclosure it shall prior to making the disclosure consult (unless it is not practicable to do so in all the circumstances) with the other Parties and use all reasonable endeavours to agree the content of any such disclosure.

Confidentiality

29.2	For the purposes of this Clause, "Confidential Information" means the existence and contents of this Agreement and any other agreement or arrangement contemplated by this Agreement and:

29.2.1
information of a confidential nature concerning the business, finances, assets, liabilities, dealings, transactions, Know-how, customers, suppliers, processes or affairs of the other Parties or the Group; or

29.2.2	any information which is expressly indicated to be confidential in relation to the Party disclosing it (or in relation to any of its group undertakings) from time to time.

29.3
Each Party undertakes to the other Parties that, subject to Clause 29.4, unless the prior written consent of the other Parties shall first have been obtained it shall, and shall procure that its officers, employees, advisers and agents shall, keep confidential and shall not by failure to exercise due care or otherwise by any act or omission disclose to any person whatever, or use or exploit commercially for its or their own purposes, any of the Confidential Information of the other Parties.

29.4	The consent referred to in Clause 29.3 shall not be required for disclosure by a Party of any Confidential Information:

29.4.1	in the case of each Investor, to any person referred to in Clause 29.6;

29.4.2
to its officers, employees, advisers and agents, in each case, to the extent required to enable such Party to carry out its obligations under this Agreement and who shall in each case be made aware by such Party of its obligations under this Agreement and shall be required by such Party to observe the same restrictions on the use of the relevant information as are contained in Clauses 29.3 and 29.5, subject to the same exceptions as are contained in this Clause 29.4;

29.4.3
subject to Clause ý29.5, to the extent required by Applicable Law or by the regulations of any stock exchange or regulatory authority to which such Party is or may become subject or pursuant to any order of court or other competent authority or tribunal;

29.4.4	to the extent that the relevant Confidential Information is in the public domain otherwise than by breach of this Agreement by any Party;

29.4.5	which is disclosed to such Party by a third party who is not in breach or of any undertaking or duty as to confidentiality whether express or implied;

29.4.6	to any professional advisers to the disclosing party who are bound to the disclosing party by a duty of confidence which applies to any information disclosed;

29.4.7	to the other Parties to this Agreement;

29.4.8	pursuant to the terms of this Agreement; or

29.4.9
which is information that a prudent prospective purchaser of shares in the Company or the Russian Operating Company, or a prospective provider of debt finance to such prudent prospective purchaser of shares in the Company or the Russian Operating Company, might reasonably require to know and which is disclosed pursuant to negotiations for an arm's length sale of such shares to a recipient which, in the reasonable opinion of the disclosing Party, is a prospective purchaser able to complete the purchase of such shares or which is a provider of debt finance to such prospective purchaser, provided that before any information is disclosed the intended recipient of such information shall have given a confidentiality undertaking to the Parties other than the disclosing Party, pursuant to which the intended recipient shall be required to observe the same restrictions on the use of the relevant information as are contained in Clauses 29.3 and 29.5, subject to the same exceptions as are contained in this Clause 29.4.

29.5
If a Party becomes required, in circumstances contemplated by Clause 29.4.3, to disclose any information such Party shall (save to the extent prohibited by law) give to the other Parties such notice as is practical in the circumstances of such disclosure and shall co-operate with the other Parties, having due regard to the other Parties' views, and take such steps as the other Parties may reasonably require in order to enable it to mitigate the effects of, or avoid the requirements for, any such disclosure.

Disclosure by RDIF/OEP

29.6
Notwithstanding anything in this Agreement, each of RDIF and/or OEP may disclose Confidential Information to any adviser of its funds, any investment funds which are advised by such advisers, as well as the investors in such investment funds, which RDIF or OEP or their respective advisers, at their reasonable discretion, have determined need to know such Confidential Information as part of such Investors' or such advisers' contractual obligations to such investments funds or investors, and, in the case of RDIF, to any rating agencies, specialized depositaries, auditors or appraisers of investment funds under management of the Russian Direct Investment Fund, provided that (i) such advisers, investment funds and investors in such investment funds are required to treat such Confidential Information as confidential; and (ii) such Investor shall be liable to the other Shareholders and the Company for any breach by any recipient of Confidential Information hereunder of such obligation of confidentiality.

Investors' obligations

29.7	For the avoidance of doubt, save as expressly provided in this Agreement, the obligations of each of the Investors shall be several (and not joint and several).
No partnership

29.8
Except for United States federal income tax purposes (if relevant), nothing in this Agreement or in any document referred to in it shall constitute any of the Parties a partner of any other, nor shall the execution, completion and implementation of this Agreement confer on any Party any power to bind or impose any obligations to any third parties on any other Party or to pledge the credit of any other Party.

Assignment

29.9
No Party shall assign (whether absolutely or by way of security and whether in whole or in part), transfer, mortgage, charge or otherwise dispose in any manner whatsoever of the benefit of this Agreement or sub‑contract or delegate in any manner whatsoever its performance under this Agreement.

Third party rights

29.10
Save in respect of any rights accruing in favour of any OEP Seller pursuant to Clause 22.11, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement.

Unenforceable provisions

29.11
If any provision or part of this Agreement is void or unenforceable due to any Applicable Law, it shall be deemed to be deleted and the remaining provisions of this Agreement shall continue in full force and effect. The Parties shall use reasonable endeavours to replace the invalid provision in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

29.12	So far as it remains to be performed, this Agreement shall continue in full force and effect after Completion. The rights and remedies of the Parties shall not be affected by Completion.
Remedies

29.13
It is understood and agreed that money damages may not be a sufficient remedy for any breach of Clauses 19 and 20 of this Agreement and that the relevant Party(ies) may be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of such Clauses but shall be in addition to all other remedies available at law or equity to the relevant Party(ies).

Waiver

29.14
The rights and remedies of the Parties shall not be affected by any failure to exercise or delay in exercising any right or remedy or by the giving of any indulgence by any other Party or by anything whatsoever except a specific waiver or release in writing and any such waiver or release shall not prejudice or affect any other rights or remedies of the Parties. No single or partial exercise of any right or remedy shall prevent any further or other exercise thereof or the exercise of any other right or remedy.

Counterparts

29.15
This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts together constitute one instrument.

Taxation of payments

29.16
Any payment made by or due from any Party under, or pursuant to the terms of, this Agreement shall be free and clear of all Taxation whatsoever, save only for any deductions or withholdings required by law.

Tax gross-up

29.17
If any deductions or withholdings are required by law, or any payments made by or due from any Party under this Agreement are liable for Taxation (whether in the hands of the Investors or otherwise), or would have been liable for Taxation but for the utilisation of any Tax relief in respect of such liability, such Party shall be liable to pay to the payee(s) such further sums as shall be required to ensure that the net amount received by the payee(s) will equal the full amount which would have been received under the relevant provisions of this Agreement in the absence of any such deductions, withholdings or Taxation liabilities.

No set‑off, deduction or counterclaim

29.18
Every payment payable by any Party under this Agreement shall be made in full without any set‑off or counterclaim howsoever arising and shall be free and clear of, and without deduction of or withholding for or on account of, any amount which is due and payable to the payee under this Agreement.

Further assurance

29.19
Each Party shall after Completion execute all such deeds and documents and do all such things as the other Parties may require for perfecting the transactions intended to be effected under, or pursuant to, this Agreement and for giving such Parties the full benefit of the provisions of this Agreement and the Transaction Documents.

29.20	Costs
The Parties' costs in connection with the preparation and negotiation of this Agreement, each Transaction Document and any matter contemplated by it, shall be borne by the Company (save for costs which relate to due diligence in respect of the U.S. Foreign Corrupt Practices Act which shall be borne by OEP and Titan in equal parts).
Language

29.21
This Agreement is in the English language and, to be valid, all certificates, notices, communications and other documents made in connection with it shall be in English. If all or any part of this Agreement or any such certificate, notice, communication or other document is for any reason translated into any language other than English the English text shall prevail. Each of the Parties understands English and is content for all communications relating to this Agreement to be served on it in English.

Waiver of sovereign immunity

29.22
RDIF hereby waives to the fullest extent permitted by Applicable Law all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in the courts of any country or jurisdiction, relating in any way to this Agreement and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

30.	NOTICES
Addresses

30.1
Any notice, claim or demand in connection with this Agreement or with any arbitration under this Agreement shall be in writing in English (each a "Notice") and shall be sufficiently given if delivered or sent:

In the case of OEP to:     OEP 11 COÖPERATIEF U.A.
Address:     Herengracht 466, 1017 CA Amsterdam, the Netherlands
Attn:     Robert Harmzen
and to:    OEP II Partners Co-Invest L.P.
Address:     320 Park Avenue, 18th Floor, New York, NY 10022.
Attn:     David X Robakidze
Fax:    (212) - 277 - 1533
With a copy to:     One Equity Partners
Address:    320 Park Avenue, 18th Floor, New York, NY 10022.
Attn:    David X Robakidze
Fax:    (212) - 277 - 1533
Email address:    david.x.robakidze@oneequity.com
or to such other address as Robert Harmzen may notify to the other Parties in writing from time to time.
In the case of Titan US to:    Titan International, Inc.
Address:     2701 Spruce Street
Quincy, Illinois 62301
Attn:     Maurice M. Taylor and Michael G. Troyanovich

Fax:    217-228-3166
or to such other address as Titan US may notify to the other Parties in writing from time to time.
In the case of Titan to:    Titan Luxembourg S.a.r.l.
Address:     8-10, rue Mathias Hardt L-1717, Luxembourg
Attn:     The Directors
Fax:    217-228-3040

With a copy to:    Titan International, Inc.
Address:     2701 Spruce Street
Quincy, Illinois 62301
Attn:     Maurice M. Taylor and Michael G. Troyanovich
Fax:    217-228-3166

With a copy to:    Titan Luxembourg S.a.r.l.
c/o SGG S.A.
Attn:     Registered Agent
Address:    412 F, Route d’Esch
L-1030 Luxembourg
Fax:    352 47 11 01
Email:    contact@sgg.lu
or to such other address as Titan may notify to the other Parties in writing from time to time.

In the case of RDIF to:     Rubber Coöperatief U.A.
Address:     Luna ArenA, Herikerbergweg 238, 1101 CM, Amsterdam,
Zuidoost, the Netherlands
Attn:     Directors
Fax:    +31 20 673 00 16
With a copy to:     Russian Direct Investment Fund
Address:    Capital City, South Tower, 7th floor
8 Presnenskaya nab., building 1
Moscow, Russia 123317
    c/o Russian Direct Investment Fund
Attn:    Konstantin Ryzhkov
Fax:     +7 495 644 3413
Tel.:     +7 495 644 3414
or to such other address as RDIF may notify to the other Parties in writing from time to time.
In the case of the Company to:     Titan Tire Russia B.V.
Address:    1017 CA Amsterdam, Herengracht 466
Attn:     The Supervisory Directors and the Managing Director
With a copy to:     each of the Shareholders
or to such other address as the Supervisory Board and Managing Director may notify to the other Parties in writing from time to time.

Form and receipt

30.2
Any Notice shall be in writing and may be delivered by hand or by internationally recognised courier or sent by fax. For the avoidance of doubt, no Notice may be sent by electronic mail unless so specified in this Agreement.

30.3	Any Notice shall be deemed to have been received:

30.3.1	upon delivery at the address of the addressee given in Clause 30.1 above, if delivered by hand;

30.3.2
on the next working day in the place to which it is sent if sent by fax (provided a successful transmission confirmation is received by the sender which indicates that the fax was sent in its entirety to the fax number of the recipient); or

30.3.3
seven (7) days from the time of posting (or, if not a Business Day, the next Business Day thereafter) if sent by courier (unless such Notice is actually received earlier, in which case such notice shall be deemed received when actually received).

30.4
A Notice received or deemed to be received in accordance with Clause 30.3 on a day which is not a Business Day or after 5 p.m. on any Business Day according to local time in the place of receipt, shall be deemed to be received on the next following Business Day.

31.	GOVERNING LAW AND DISPUTE RESOLUTION

31.1
This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

31.2
If any dispute, controversy or claim between the Parties arises out of or in connection with this Agreement including any question regarding its existence, breach, termination or invalidity ("Dispute") they shall use all reasonable endeavours to resolve the Dispute amicably. If the Parties are unable to resolve the Dispute within twenty (20) Business Days of one side receiving written notification of the Dispute, such Dispute shall be referred to and finally resolved by arbitration under the Arbitration Rules of the LCIA Court then in force (the "LCIA Rules") which rules are deemed to be incorporated by reference into this Clause 31.

31.3
There shall be three (3) arbitrators appointed in accordance with the LCIA Rules. The claimant Party and the respondent Party shall each nominate one (1) arbitrator. Where there is more than one (1) claimant Party all such claimants shall attempt to agree on their nomination of an arbitrator failing which that arbitrator will be appointed by the LCIA Court. Where there is more than one (1) respondent Party all such respondents shall attempt to agree on their nomination of an arbitrator failing which that arbitrator will be appointed by the LCIA Court. The third arbitrator, who shall act as the chairman of the tribunal, shall be nominated by agreement of the two Party-approved arbitrators within fifteen (15) Business Days of the confirmation of the appointment of the second arbitrator, or in default of such agreement, appointed by the LCIA Court.

31.4	The place of arbitration shall be London, England.

31.5	The language of the arbitration proceedings shall be English.

31.6	The award of the arbitrators shall be final and binding on the Parties.

31.7	Nothing in Clauses 31.1 to 31.5 limits the right of a Party to bring proceedings against another Party in any courts of competent jurisdiction in order to:

31.7.1	enforce an arbitration award rendered in accordance with Clauses 31.1 to 31.5; or

31.7.2	make a claim for interim or injunctive relief.

31.8
If arbitral proceedings have already been commenced under this Agreement (a "Pre-Existing Arbitration"), and a Party contends that a dispute has arisen relating to issues which are substantially related to and/or involve the same Parties as issues to be determined in a Pre-Existing Arbitration, then that Party may seek to refer the dispute to the arbitral tribunal in the Pre-Existing Arbitration. The Parties agree that the arbitral tribunal in the Pre-Existing Arbitration shall have the discretion, taking into account the interests of justice and efficiency, the stage of the proceedings and all other relevant circumstances, to determine the Dispute in the Pre-Existing Arbitration upon such terms or conditions as the arbitral tribunal thinks fit.

IN WITNESS whereof this Agreement has been executed by the Parties and delivered as a Deed on the date first above written.

EXECUTED and delivered as a deed for and on behalf of TITAN INTERNATIONAL, INC. by Maurice M. Taylor	) ) )	/s/ MAURICE M. TAYLOR Maurice M. Taylor Authorised Signatory
EXECUTED and delivered as a deed for and on behalf of TITAN LUXEMBOURG S.A.R.L. by Maurice M. Taylor	) ) )	/s/ MAURICE M. TAYLOR Maurice M. Taylor Authorised Signatory

EXECUTED and delivered as a deed for and on behalf of OEP 11 COÖPERATIEF U.A. by David Robakidze and Robert Harmzen		/s/ DAVID ROBAKIDZE David Robakidze Authorised Signatory /s/ ROBERT HARMZEN Robert Harmzen Authorised Signatory
EXECUTED and delivered as a deed for and on behalf of RUBBER COÖPERATIEF U.A. by Mr V.N. Pyltsov and Mr T.J. van Rijn		/s/ MR V.N. PYLTSOV Mr V.N. Pyltsov Authorised Signatory /s/ MR T.J. VAN RIJN Mr T.J. van Rijn Authorised Signatory

EXECUTED and delivered as a deed for and on behalf of TITAN TIRE RUSSIA B.V. by Robert Harmzen and David Robakidze	) ) )	/s/ ROBERT HARMZEN Robert Harmzen Authorised Signatory /s/ DAVID ROBAKIDZE David Robakidze Authorised Signatory

SCHEDULE 1
DEED OF ADHERENCE
PART A
THIS DEED is made on          BETWEEN:

[ 1.	___________________‑ include existing parties other than transferor and transferee];

[2.	___________________ a company incorporated under the laws of___________________ having its [registered] office at ___________________OR ___________________of [address] (the "Transferor")];

[3.	___________________, a company incorporated under the laws of ___________________ having its [registered] office at ___________________OR ___________________ of [address] ("New Shareholder")]
WHEREAS:

(A)
The Transferor [is a party] [has acceded by means of an agreement dated] [date of previous Deed of Adherence] to an agreement entitled "Shareholders' Agreement" dated ___2013 and made between the Company and the parties named therein (the "Shareholders' Agreement") by which the Investors and the other parties thereto agreed provisions relating to the ownership of the Company and the conduct of its Business.

(B)
The Transferor wishes to transfer to the Transferee the Shares described in the Schedule to this Deed (the "Transferred Interest") and the New Shareholder has agreed to purchase the Transferred Interest [subject to and in accordance with the terms and conditions of an agreement to be dated [date of Transfer Agreement] and made between the Transferor and the New Shareholder (the "Transfer Agreement").]

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions
In this Deed (including the Recitals and Schedule hereto), unless the subject or context otherwise requires, words defined in the Shareholders' Agreement shall have the same meanings when used herein and:
"Completion" means the completion of the sale and transfer of the Transferred Interest to take place at the offices of ___________________ on [date] in accordance with the provisions of the Articles; and
"Transfer Date" has the meaning ascribed in Clause 3.1 of this Deed.

1.2	Interpretation
The provisions of Clause 1 of the Shareholders' Agreement shall apply to this Deed mutatis mutandis.

1.3	Headings
Headings shall be ignored in the construction of this Deed.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The New Shareholder represents and warrants to each of the other parties as follows:

2.1.1	Status
It is a company duly established and existing under the laws of the jurisdiction stated on page 1 of this Deed and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct.

2.1.2	Powers
It has the power (a) to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholders' Agreement and (b) to act as a Shareholder of the Company.

2.1.3	Authorisation and consents
All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholders' Agreement, and (b) to make this Deed and the Shareholders' Agreement admissible in evidence in the courts of the jurisdiction in which it is incorporated have been taken, fulfilled and done.

2.1.4	Non‑violation of laws etc.
Its entry into, exercise of its respective rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholders' Agreement and the purchase of Shares do not and will not violate or exceed any restriction imposed by (a) any law to which it is subject or (b) its memorandum or articles of association or, as the case may be, certificate of incorporation or bye‑laws/statutes.

2.1.5	Obligations binding
Its obligations under this Deed and the Shareholders' Agreement are valid, binding and enforceable.

2.1.6	Non‑violation of other agreements
Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholders' Agreement and the purchase of Shares do not and will not violate any agreement to which it is a party which is binding on its assets.

3.	UNDERTAKINGS OF THE NEW SHAREHOLDER

3.1	Assumption of obligations
In consideration of the agreement of the Transferor to transfer the Transferred Interest to the New Shareholder, the New Shareholder undertakes, to each other party to this Deed subject to Clause 3.2, that it will, with effect from the date of transfer by the Transferor to the New Shareholder of the Transferred Interest (the "Transfer Date") and without prejudice to any liability of the Transferor in respect of any breach by it of obligations under the Shareholders' Agreement prior to the Transfer Date, assume, perform and comply with each of the obligations of the Transferor under the Shareholders' Agreement as if it had been a party to the Shareholders' Agreement at the date of execution thereof.

3.2	Release
In consideration of the undertakings given by the New Shareholder under this Clause, the parties hereby acknowledge and agree that the obligations of the Transferor under the Shareholders' Agreement (except those under Clauses 1 (Definitions and Interpretation), 29.2 to 29.5 (Confidentiality), 13 (Protection of the Business) and 31 (Governing Law and Disputes Resolution)) shall, in the case only of a transfer of all the Transferor's Shares, cease with effect from the Transfer Date, without prejudice to any liability of the Transferor in respect of any breach by it of obligations under the Shareholders' Agreement prior to the Transfer Date.

4.	RIGHTS OF THE TRANSFEREE
The parties hereto (other than the New Shareholder) agree that there shall be accorded to the New Shareholder with effect from the Transfer Date all the rights of the Transferor with respect to the Transferred Interest (in each case without prejudice to the rights of the Transferor under the Shareholders' Agreement in respect of any breach by any other party thereto of its obligations thereunder at any time prior to the Transfer Date) as if the New Shareholder had been a party to the Shareholders' Agreement at the date of execution thereof and, with effect from the Transfer Date, the Transferor shall cease to be entitled to those rights.

5.	NOTICES
The address fax number designated by the New Shareholder for the purposes of Clause 30 (Notices) of the Shareholders' Agreement are:
Address:
Fax:
For the attention of:

6.	ASSIGNMENT AND TRANSFER
The parties hereto hereby acknowledge and agree that no party shall have any right to assign, transfer or in any way dispose of the benefit (or any part thereof) or the burden (or any part thereof) of this Deed without the prior written consent of other parties.

7.	THIRD PARTY RIGHTS

No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

8.	MISCELLANEOUS

8.1
This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

8.2
If any dispute, controversy or claim between the parties arises out of or in connection with this Deed including any question regarding its existence, breach, termination or invalidity ("Dispute") they shall use all reasonable endeavours to resolve the Dispute amicably. If the parties are unable to resolve the Dispute within twenty (20) Business Days of one side receiving written notification of the Dispute, such Dispute shall be referred to and finally resolved by arbitration under the LCIA Rules which rules are deemed to be incorporated by reference into this Clause 8.2ý.

8.3
There shall be three arbitrators appointed in accordance with the LCIA Rules. The claimant party and the respondent party shall each nominate one arbitrator. Where there is more than one claimant party all such claimants shall attempt to agree on their nomination of an arbitrator failing which that arbitrator will be appointed by the LCIA Court. Where there is more than one respondent party all such respondents shall attempt to agree on their nomination of an arbitrator failing which that arbitrator will be appointed by the LCIA Court. The third arbitrator, who shall act as the chairman of the tribunal, shall be nominated by agreement of the two party-approved arbitrators within fifteen (15) Business Days of the confirmation of the appointment of the second arbitrator, or in default of such agreement, appointed by the LCIA Court.

IN WITNESS whereof this Deed has been entered into the day and year first before written.

PART B
THIS DEED is made on          BETWEEN:

[1.	___________________‑ include existing parties];

[2.	___________________ a company incorporated under the laws of___________________ having its [registered] office at ___________________OR ___________________of [address] (the "OEP Seller")];
WHEREAS:

(A)
Titan (the "Transferree") is a party to an agreement entitled "Shareholders' Agreement" dated ___2013 and made between the Company and the parties named therein (the "Shareholders' Agreement") by which the Investors and the other parties thereto agreed provisions relating to the ownership of the Company and the conduct of its Business.

(B)	The OEP Seller is [the sole] holder of all the issued and outstanding share capital of OEP.

(C)
The OEP Seller wishes to transfer to the Transferee the Shares described in the Schedule to this Deed (the "Transferred Interest") pursuant to the provisions of Clause 22.9 of the Shareholders's Agreement and the Transferee has agreed to purchase the Transferred Interest [subject to and in accordance with the terms and conditions of an agreement to be dated [date of Transfer Agreement] and made between the OEP Seller and the Transferee (the "Transfer Agreement").

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions
In this Deed (including the Recitals and Schedule hereto), unless the subject or context otherwise requires, words defined in the Shareholders' Agreement shall have the same meanings when used herein and:
"Completion" means the completion of the sale and transfer of the Transferred Interest to take place at the offices of ___________________ on [date] in accordance with the provisions of the provisions of the Shareholders' Agreement and the articles of association of OEP; and

1.2	Interpretation
The provisions of Clause 1 of the Shareholders' Agreement shall apply to this Deed mutatis mutandis.

1.3	Headings
Headings shall be ignored in the construction of this Deed.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The OEP Seller represents and warrants to each of the other parties as follows:

2.1.1	Status
It is a company duly established and existing under the laws of the jurisdiction stated on page 1 of this Deed and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct.

2.1.2	Powers
It has the power (a) to enter into, exercise its rights and perform and comply with its obligations under this Deed and the provisions of Clauses 19, 20, 22 and 29 of the Shareholders' Agreement (the "Obligations").

2.1.3	Authorisation and consents
All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Obligations, and (b) to make this Deed and the Shareholders' Agreement admissible in evidence in the courts of the jurisdiction in which it is incorporated have been taken, fulfilled and done.

2.1.4	Non‑violation of laws etc.

Its entry into, exercise of its respective rights and/or performance of or compliance with its respective obligations under this Deed and the Obligations and the sale of the Transferred Interest do not and will not violate or exceed any restriction imposed by (a) any law to which it is subject or (b) its memorandum or articles of association or, as the case may be, certificate of incorporation or bye‑laws/statutes.

2.1.5	Obligations binding
Its obligations under this Deed and the Obligations are valid, binding and enforceable.

2.1.6	Non‑violation of other agreements
Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Deed and the Obligations and the sale of the Transferred Interest do not and will not violate any agreement to which it is a party which is binding on its assets.

3.	RIGHTS OF THE OEP SELLER
The parties hereto (other than the OEP Seller) agree that there shall be accorded to the OEP Seller with effect from the date of this Deed all the rights of OEP arising under or in connection with the provisions of Clauses 19, 20, 22 and 29 of the Shareholders' Agreement with respect to the transfer of the Transferred Interest from the OEP Seller to the Transferee (in each case without prejudice to the rights of OEP under the Shareholders' Agreement in respect of any breach by any other party thereto of its obligations thereunder at any time prior to the date hereof) as if the OEP Seller had been a party to the Shareholders' Agreement at the date of execution thereof.

4.	NOTICES
The address fax number designated by the OEP Seller for the purposes of Clause 30 (Notices) of the Shareholders' Agreement are:
Address:
Fax:
For the attention of:

5.	ASSIGNMENT AND TRANSFER
The parties hereto hereby acknowledge and agree that no party shall have any right to assign, transfer or in any way dispose of the benefit (or any part thereof) or the burden (or any part thereof) of this Deed without the prior written consent of other parties.

6.	THIRD PARTY RIGHTS
No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

7.	MISCELLANEOUS

7.1
This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

7.2
If any dispute, controversy or claim between the parties arises out of or in connection with this Deed including any question regarding its existence, breach, termination or invalidity ("Dispute") they shall use all reasonable endeavours to resolve the Dispute amicably. If the parties are unable to resolve the Dispute within twenty (20) Business Days of one side receiving written notification of the Dispute, such Dispute shall be referred to and finally resolved by arbitration under the LCIA Rules which rules are deemed to be incorporated by reference into this Clause 8.2ý.

7.3
There shall be three arbitrators appointed in accordance with the LCIA Rules. The claimant party and the respondent party shall each nominate one arbitrator. Where there is more than one claimant party all such claimants shall attempt to agree on their nomination of an arbitrator failing which that arbitrator will be appointed by the LCIA Court. Where there is more than one respondent party all such respondents shall attempt to agree on their nomination of an arbitrator failing which that arbitrator will be appointed by the LCIA Court. The third arbitrator, who shall act as the chairman of the tribunal, shall be nominated by agreement of the two party-approved arbitrators within fifteen (15) Business Days of the confirmation of the appointment of the second arbitrator, or in default of such agreement, appointed by the LCIA Court.

IN WITNESS whereof this Deed has been entered into the day and year first before written.

SCHEDULE 2
ANTI-CORRUPTION COMPOLIANCE PROGRAMME

1.	Scope
This Policy applies to all of the Group Companies and their affiliates and offices world-wide, as well as to their employees, certain agents, consultants or other third parties whom Group Company engages to act on its behalf. It reiterates each Group Company’s zero tolerance policy for bribery, sets out such company’s standards in complying with applicable anti-corruption laws, and identifies legal and compliance officers from whom certain approvals must be obtained and with whom questions about this Policy may be raised.

2.	Designated Compliance Personnel
For each Group Company line of business certain personnel have received specialized training on the anti-corruption laws of the countries and businesses for which they have legal and/or compliance responsibilities. These personnel have been given the responsibility for advising employees on anti-corruption issues, pre-clearing expenses involving government officials and approving the engagement of certain agents and consultants. All of these procedures are described in the following sections of this Policy. The individuals with these anti-corruption compliance responsibilities are referred to in this Policy as Compliance Personnel, and are identified in Attachment A. The Chief Compliance Officer is [name] and he/she may be reached at [contacts].

3.	Bribery Prohibited

3.1
Each Group Company has zero tolerance for bribery. No employee may directly or indirectly offer, promise, grant or authorize the giving of money or anything else of value to a government official to influence official action or obtain an improper advantage. The same applies to a representative of a non-government-owned commercial entity in a business transaction. Any offer, promise, grant or gift must comply with applicable laws and with this Policy, and must not create the appearance of impropriety. This means that no such offer, promise, grant or gift may be made if it could reasonably be understood as an effort to influence improperly a government official or representative of a non-government-owned commercial entity to grant any Group Company a business advantage. Where the recipient is a government official (as defined in Section 4), such conduct is universally prohibited by law as criminal bribery. Even where the recipient is not a government official, but is acting in a purely private commercial capacity, the laws of several countries, including the United Kingdom, Germany, and The People’s Republic of China, among others, and U.S. states make such conduct a crime. The potential criminal penalties, both for the company and for individuals, are severe. Putting aside the possibility of criminal actions against the company or its employees, all employees guilty of a violation will be subject to disciplinary consequences, up to and including dismissal.

3.2	It is important to remember that the definition of a “bribe” is broader than the payment or offer of money; it can include the offer or gift of anything of value, such as, under certain circumstances:

3.2.1	Gifts

3.2.2	Hospitality, such as meals or entertainment

3.2.3	Travel, or reimbursement of travel-related expenses

3.2.4	Favouring relatives or business partners in employment with a Group Company

3.2.5	Charitable or political contributions

3.2.6	Personal advice or assistance

3.2.7	Attendance at a conference hosted or paid for by a Group Company

3.2.8	Attendance at training sessions provided by a Group Company
It makes no difference whether anything is actually given or received or whether the person to whom it is offered actually does anything in return; merely offering, or authorizing someone else to offer a bribe is prohibited. It also does not matter whether the person to whom the benefit is offered, promised or given is the same person as the public or corporate official or other person who is intended to perform their function improperly or otherwise misuse their position. For example, it would be improper to offer employment to a government official’s relative, or make a contribution to a charity recommended by the official, with the understanding that the official would as a result offer a business advantage to a Group Company.

3.3
In addition, the Policy prohibits indirect payments to government officials if the circumstances indicate that any benefit from the payment or gift may possibly be passed on to a government official either to influence official action or to gain an improper advantage. The same is true if any benefit from the payment or gift may possibly be passed on to a representative of a non-government-owned commercial entity in consideration for an improper advantage in a business transaction. This would include payments to consultants, agents, intermediaries, business partners, or other third parties, including family members of the government official or otherwise apparently unrelated individuals or corporate entities of any type.

3.4
As a general rule, expenses will not be paid for the benefit of friends or family members of government officials. Limited exceptions, under appropriate circumstances and following close scrutiny, could include, for example, payment of expenses for a government official’s spouse or partner to attend a cocktail party or dinner hosted by a Group Company, where it would be awkward or impossible for the official to attend alone. Additionally, it is a general rule that side trips to vacation sites or other non-business-related locales will not be approved. Side trips are different from “entertainment,” and to determine whether a proposed event is “entertainment” or a “side trip” requires a Group Company approvers to consider the relationship between the various components of an expense in sum.

3.5
The hiring of relatives of, and persons referred by, government officials, is a recurring risk area under anti-corruption laws. This Policy does not prohibit the hiring of qualified personnel, but special care must be taken in the case of individuals who are relatives of, or persons referred by, government officials. A process for vetting such candidates is set forth at Attachment D.

4.	Bribery of a Government Official
Every country where a Group Company does business has laws prohibiting the bribery of its government officials. In this context, a bribe can include offering or providing to a government official some benefit for the purpose of influencing the official to grant an advantage, usually an advantage within the scope of the official’s government duties. If the intent is to obtain something from the official in exchange for providing the official with the benefit, it will not matter that the advantage conveyed by the official is something the official may otherwise have done in any event. These offenses are extremely serious and involve high risk not only to the particular Group Company, but also carry serious criminal penalties for individuals. Consequently, in addition to prohibiting such conduct, a Group Company is to maintain special procedures relating to government officials.

4.1
U.S. Public Officials. Each relevant Group Company has established procedures and guidelines to deal specifically with U.S. public officials because, in addition to anti-corruption laws, various lobbying and other domestic laws in the United States contain flat prohibitions and specific dollar limits on gifts and entertainment expenses.

4.2	All Other Government

4.2.1
Who is a Government Official? A government official is anyone who is employed by a government agency, or government controlled corporation (including a sovereign wealth fund), or public international organization (such as the European Union, the Asian Development Bank or the European Central Bank). A government official in this context is also anyone who is serving in an official or representative capacity for any government, whether actually employed by that government or not. Care must be taken in countries, such as The People’s Republic of China and Vietnam, with government-managed economies, given that corporate officials in such countries may be government officials even when performing what in other countries may be considered private roles. Officials of political parties and candidates for political office and legislative, administrative or judicial officials, regardless of whether they are elected or appointed, as well as political parties themselves, are also considered government officials for the purposes of this Policy. If in doubt, the relevant Group Company's employees should consult with the company’s Compliance Personnel.

4.2.2	What must be Pre-cleared? The law requires that a Group Company maintains strong internal controls around the payment of expenses related to government officials, as defined above.
Group Company employees must pre-clear incurring any offer, payment or provision of anything of value to a government official exceeding USD100 (or totalling more than USD500 in a single year) or the equivalent in any other currency, or such other lower limit as has been set by the company’s Chief Compliance Officer, including:

(A)
Hospitality, travel and related expenses (such as airlines, hotels, meals, entertainment and other expenses) for a government official, including but not limited to travelling to visit Group Company facilities and meet Group Company staff, or to participate in a trip or meeting to market a transaction involving the agency or government which employs the official, or to attend a conference, seminar or symposium organized or sponsored by a Group Company, or attend a Group Company training session or other meeting

(B)	Contributions to a charity or other philanthropic organization recommended by, or that would benefit, a government official

(C)	Any offer of Group Company employment to any person upon the recommendation of a government official (see Attachment D - Questionnaire Regarding Potential Referred Hire)

(D)	Gifts provided to a government official
Pre-clearance does not need to be obtained for reasonable expenses incurred for meals and entertainment of government officials if impracticable due to the event’s timing or some other unforeseen circumstance. For example, a spur-of-the-moment opportunity to dine with a government official might make pre-clearance impossible. Under such circumstances, employees should consider carefully that non-pre-cleared events of this type expose the company to greater risk than pre-cleared events, and that the decision will be closely reviewed. As outlined below in section 4.2.3, the expense must be submitted for approval, and the reason why pre-clearance was not obtained must be clearly documented.
Transparency represents the company’s best defence to a legal challenge regarding any particular expenditure related to a government official. All expenses requiring pre-clearance under the Policy should be supported by a clear and valid business purpose related to promoting, demonstrating, or explaining Group Company products or services, or executing or performing a contract. Likewise, expenses must be reasonable given their underlying business purpose.
In general, transparently documented reasonable and bona fide expenses related to the promotion, demonstration or explanation of a Group Company product or service is unlikely to pose corruption risk. On the other hand, the more lavish the expense, the easier it would be for authorities to infer corrupt intent on the part of a Group Company or the individual employee making the payment.
Of course, whether or not pre-clearance is required, no payment, gift or expense reimbursement is permitted which fails to conform to the standards set forth in this Policy, i.e., that is lavish or otherwise inappropriate, such that it is intended to, or is reasonably likely to be perceived as intended to, cause the recipient to act improperly.

4.2.3
Pre-clearance Process. Any employee who intends to make any payment, gift or reimburse an expense incurred by a government official for which pre-clearance is required, or who has incurred an expense without obtaining pre-clearance as permitted in section 4.2.2 or 4.2.5, must complete an approval request and send it for approval to the office of the Chief Compliance Officer.

4.2.4
Facilitation Payments. This Policy prohibits facilitation payments of any kind. A facilitation payment is a payment or gift given to a government official to cause the official to perform a routine duty or function, or to expedite such performance. Irrespective of how common such payments may be according to local custom in any relevant jurisdiction, such payments are prohibited by this Policy. Payments offered to facilitate passage through customs, or to obtain quicker service from a government official, are considered facilitation payments.

4.2.5
Extortionate Payments. Extortion occurs when the person demanding the payment instils in the payer the fear that, absent payment, the payer will suffer physical, economic or other harm. Extortion includes demands for payment accompanied by an unlawful threat to an employee’s personal safety or freedom of movement. It also may include the threat to refuse to perform, or delay purposefully the performance of, routine duties that would cause a Group Company to suffer economic hardship or loss. All demands for extortionate payments must be reported to the Chief Compliance officer or his or her designees.

Absent unusual circumstances, such as where the personal safety or freedom of movement of an employee or family member is at risk if such a payment is not made, a Group Company will not make extortionate payments.
If possible, one of the company’s Compliance Personnel should be contacted, and pre-clearance should be obtained from one of such personnel, prior to making any extortionate payment. Emergency situations may dictate that such payments cannot be pre-cleared, e.g., if an improper payment is demanded to secure the release of an employee’s personal baggage at an airport. As outlined in section 4.2.3, the expense must thereafter be submitted for approval, and the reason why pre-clearance was not obtained must be clearly documented.

4.2.6
Cash Disbursements. As a general rule, no payments of any kind, including per diem or petty cash disbursements, should be made directly to a government official. Apart from reasonable expenses of the kind described herein, a Group Company must not compensate a government official for travel or otherwise. If travel reimbursements are required, payments should be made to the government official’s agency, not directly to the official. Receipts must be collected and documented at the Group Company.

5.	Commercial Bribery
This Policy prohibits commercial bribery, in addition to bribery of government officials. A commercial bribe occurs when a person confers, or offers or agrees to confer, any benefit upon the recipient with the intent to influence improperly the recipient’s conduct in relation to their employer’s business affairs. The influence would be improper where intended to cause the recipient to breach an expectation that the recipient will act in good faith, or with impartiality, or consistently with their fiduciary duties, or where the receipt of the benefit is itself otherwise improper under some requirement (legal or otherwise) applicable to that person. This means that no such offer, promise, grant or gift may be made if it could reasonably be understood as an effort to influence improperly a representative of a non-government-owned commercial entity to grant a Group Company a business advantage. Likewise, it would be improper for any employee of a Group Company to solicit or accept such a benefit.
As noted above, in certain U.S. states, and in certain jurisdictions, such as the U.K. and The People’s Republic of China, commercial bribery is a crime. As with bribery of government officials, in commercial bribery it does not matter if any payment or benefit is actually made or received, or if anything is actually done by the recipient; it is improper simply to offer or to solicit such a payment or benefit. It also does not matter whether the person to whom the benefit is offered, promised or given is the same person as the person who is to perform improperly the relevant function.

5.1
Receiving a Bribe. This Policy prohibits all Group Companies' employees from using their positions to solicit, demand, accept, obtain or be promised advantages. Such conduct would violate this Policy, and could also violate criminal law. For that reason, no Group Companies' employees may request or receive from outside the particular Group Company anything of value from another company or individual in the course of their employment and which may affect, or have the appearance of affecting, the performance of that employment. Reciprocity in paying for meals, taxis, and other minor expenses shared with a private counter-party is not intended to be prohibited, but if there are any doubts about the content of this rule please consult one of the company’s Compliance Personnel.

5.2
Paying a Bribe. As noted above, this Policy prohibits all Group Companies' employees from paying bribes, not just to government officials, but also to representatives of private customers, suppliers, and other counter-parties. More is at issue than simply ensuring that corporate resources are not wasted or spent excessively. Employees are prohibited from offering or providing a benefit that is lavish or otherwise inappropriate to someone, such that it is intended to, or is reasonably likely to be perceived as intended to, cause the recipient to act improperly, as this Policy describes above.

6.	Agents, Finders, Business Development Consultants, and other Third Parties
No individual or entity may be hired to commit bribery on behalf of a Group Company. Special care must be taken when a Group Company engages the services of an agent, consultant or other third party (“consultant”), when the consultant is expected to assist in developing business with potential customers (whether government- or non-government-owned) or where the consultant will be involved in seeking, obtaining, or lobbying for any government approvals or action. Such consultants include finders, sales and marketing firms, as well as agents engaged to obtain licenses or other government approvals to enable a Group Company to operate its facilities or conduct its business. The Policy’s scope encompasses any consultant that acts for a Group Company, even if in relation to a single transaction that is the subject of the agreement. Group Companies' personnel are required to take steps to ensure that such consultants fully comply with applicable anti-corruption laws and such Group Company policies. Lawyers, public relations consultants, accountants, and other third parties whose purpose is to assist the company to obtain or retain business are covered by this policy.
Any payment to a consultant of a fee of USD10,000 or more (including a series of payments aggregating USD10,000 or more which relate to a single transaction) must be approved by the Chief Compliance Officer.

6.1
Pre-hire Due Diligence Required. Before engaging such a consultant, the employee proposing the engagement must confer with the Chief Compliance Officer or his or her designee to determine how the employee should conduct appropriate due diligence. This may include, as considered appropriate by the Chief Compliance Officer or his or her designee, the engagement of internal or external investigators or other providers of due diligence information or intelligence services. The employee must complete and deliver to the Chief Compliance Officer or his or her designee an Engagement Form attached as Attachment

B to this Policy that includes certain information about the proposed consultant, reflects the due diligence performed by the employee and describes, among other things, the particular reason for the engagement, the proposed consultant’s present or prior relationship with officers or officials of relevant potential customers, who (if anyone) recommended the engagement of the consultant, justification for the proposed fee and explanation of the arrangements for payment. The proposed agent or consultant must meet (in-person or by phone) the Chief Compliance Officer or his or her designee, and the engagement must be approved by that individual. Consulting engagements which were already in existence when this Policy became effective should be promptly reviewed consistently with the foregoing process and be brought into compliance within 6 months.

6.2	Certain Consultants Prohibited. No consultant should be proposed for consideration if:

6.2.1	the consultant has a reputation for corruption;

6.2.2	there is reason to believe that the consultant is likely to make improper payments or gifts while working for a Group Company;

6.2.3	the consultant requests that his or her identity be kept secret;

6.2.4	the consultant requests (without a reasonable commercial justification) that he or she be paid offshore, or up front, or in cash; or

6.2.5	there are other suspicious circumstances or “red flags” that are not satisfactorily resolved.
The Engagement Form referenced in Section 6.1 above requires Group Company's employee proposing the consultant to certify that they have undertaken adequate and appropriate due diligence with regard to the consultant and, to the best of their knowledge, they are not aware of the existence of any information, including but not limited to the reasons detailed in this Policy, that would prohibit the consultant from being engaged by a Group Company.

6.3	Training; Contracts. Consultants who are engaged must be apprised in writing of this Policy and, where appropriate, participate in further training.
The Chief Compliance Officer or his or her designee must confirm and document that the consultant was apprised of the Policy. The Group Company line of business responsible for the hire must provide and document any required additional training. After a consultant is hired, the Group Company line of business responsible for the hire must perform and document ongoing due diligence and training, as appropriate.
The consultant will also be required to enter into a written agreement with the Group Company that includes anti-corruption provisions in the form attached as Attachment C to this Policy; any variations to these provisions (to take into account local laws or other considerations) must be approved by the appropriate Designated Legal/Compliance Officer.

7.	Merger and Acquisition Activity
Merger and acquisition activity is extraordinary activity that is undertaken only after approval by the company’s board of directors, and is usually undertaken with the assistance of outside legal counsel. No merger and acquisition activity may be undertaken without appropriate anti-corruption due diligence. Furthermore, to the extent feasible, and within the scope of their responsibilities in a merger and acquisition activity, company personnel shall work with the merger and acquisition team to plan, implement, and analyze anti-corruption due diligence information, and to take steps to assure that the company obtains in the negotiations for acquisition of a business or a part of a business representations, warranties, indemnities, and exit rights that protect the company in the event anti-corruption liabilities are discovered at the target company or other business. A copy of the due diligence checklist and merger and acquisition deal terms that are to be used absent the approval of the company’s General Counsel and Chief Compliance Officer in any merger and acquisition transaction are appended to this Policy as Attachment E.

8.	Business Partners, Joint Ventures, Subcontractors, and Distributors
As with consultants, a Group Company may be held responsible for the conduct of those whom we hire to conduct business on our behalf or with whom we join to conduct business. Therefore, appropriate due diligence must be performed to determine that these entities understand our anti-corruption policies and have policies and procedures that are consistent with our own. Due diligence also should be performed to determine whether these entities are owned by or affiliated with any Government Entity.
Group Companies' employees are required to take steps to ensure that any business partners, joint venture partners, subcontractors, distributors or any other individuals or companies hired to conduct business on behalf of a particular Group Company and over which such Group Company has direct control develop and implement anti-corruption policies consistent with the general principles of this Policy. All such individuals or companies over which such Group Company does not have direct control should be required contractually (and where not legally possible be appropriately encouraged) to adhere to the general principles set out in this Policy.
The terms of any business partnership, joint venture or subcontracting agreement should include terms similar to those set forth for consultants in Attachment C, subject to variation only as approved by the Chief Compliance Officer or his or her designee. In the case of significant and strategic joint ventures, as determined by the General Counsel and the Chief Compliance Officer, the deal terms identified in Attachment F, to the extent feasible, must also be sought in the contract(s) establishing the joint venture.

9.	Political and Charitable Contributions
Use of Group Company's resources to make or solicit contributions to political parties or candidates, or to charitable organizations, if done in accordance with applicable laws and regulations, is appropriate, but care must be taken to ensure that such activities do not create, or appear to create, an improper personal benefit covered by this Policy. Such contributions may be made on the company’s behalf only following consultation with, and approval by, the Chief Compliance Officer.

10.	Training
Each line of business or corporate group is responsible for providing appropriate training on this Policy to relevant employees and consultants (and, subject to employment law, temporary workers) at least every two years, tracking training completions, and routine reporting to management. All employees should be reminded of the importance of adherence to the policy annually via awareness bulletins or comparable communications.

11.	Reporting and Escalation of Issues
If at any time a any Group Company employee becomes aware of any activity prohibited by this Policy, or is offered a bribe by any third party, or is approached by any third party who solicits a bribe or in any way threatens the employee if a bribe is not paid, the employee should immediately contact the Chief Compliance Officer or other Compliance Personnel. Should the Chief Compliance Officer or other Compliance Personnel fail to take action to respond to such a report within 30 days, the employee shall report the matter to the audit committee of the company’s board of directors, and may do so earlier if the facts require immediate action to protect the company. Employees should be permitted to make such reports anonymously, if they so desire.

Attachment A
Chief Compliance Officer and Compliance Personnel

[insert Group Company contact details]

Attachment B
Engagement of Business Development Consultant
To be completed and provided to the Chief Compliance Officer or his or her designee by the Group Company employee proposing to hire the consultant.

1.	Name of Consultant

2.	Name and address of Consultant’s Firm

3.	Parent Company (if any)

4.	Owners/Principals

Name	% Ownership
(a)
(b)
(c)
(d)

5.	Board of Directors

Name
(a)
(b)
(c)
(d)

6.	Principal Officers

Name	Title
(a)
(b)
(c)
(d)

7.	Country/countries where work will be performed

8.	Nature of the work to be performed, including whether or what, if any, government agencies or officials may be involved?

9.	The rationale for employing this consultant including their expertise in this area and importance to the Group Company of acquiring that expertise?

10.	What is the proposed duration of the consulting arrangement/relationship and is it subject to any Non-disclosure or Confidentiality terms?

11.	References Checked, whether references are provided by Consultant or otherwise
(a)
(b)
(c)
12.Current or Former Government Officials Employed by the Consultant’s Firm (List all)

Name	Government Agency
(a)
(b)
(c)

13.	The proposed consultant’s present or prior relationship(s) with officers or officials of the potential customer or other relevant government bodies.

14.	Was this consultant or firm recommended by anyone? If so, who and in what capacity? If the referrer was a government official, provide their name, functional title, department/agency and location.

15.
How will fees and expenses of the consultant be calculated, invoiced and paid? Has the method of calculation been formalised? Are the fees considered reasonable in the context of the services being provided by the consultant?

16.	Group Company employees who interviewed the Consultant

(a)
(b)
(c)

17.
Will the consultant agreement contain the contract provisions set out in Attachment D? If no, any and all amendments to that wording need to be reviewed and approved by the Designated Legal Compliance Officer and the General Counsel for the LOB in the relevant region and their approvals need to be appended to this Form.

18.
In addition to the above information and all relevant attachments to this Form the undersigned hereby confirms that they have undertaken adequate and appropriate due diligence with regard to the consultant and to the best of their knowledge they are not aware of any of the existence of any information, including but not limited to the following reasons, that would prohibit the consultant from being engaged by the Group Company:

A	The consultant has a reputation for corruption;

B	There is reason to believe that the consultant is likely to make improper payments or gifts while working for the Group Company];

C	The consultant requests that his or her identity be kept secret;

D	The consultant requests (without a reasonable commercial justification) that he or she be paid offshore, or up front, or in cash; or

E	There are other suspicious circumstances or “red flags” that are not satisfactorily resolved.

19.	The company business unit head proposing the engagement together with their title, location and contact information.

Signed:
Employee Name:
Employee Location and Contacts:
Date:

If the consultant will be paid fees of USD10,000 or more (including a series of payments aggregating USD10,000 or more which relate to a single transaction) or the equivalent in any other currency, then the engagement and the fee structure must be approved by the Chief Compliance Officer. Proof of that approval must be attached to this form.

Attachment C
Contract Provisions for Business Consultant Engagements

1.
The Parties to this Agreement are committed to compliance with the laws of the Consultant’s home country and the Group Company’s country of incorporation and headquarters as well as the laws of other countries that are, or may be, of potential relevance, including all laws applicable to one or both of the Parties relating to bribery, money laundering and/or corrupt payments, such as the U.S. Foreign Corrupt Practices Act (“FCPA”), 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3.and the UK Bribery Act 2010] (“Anti-Corruption Laws”). Accordingly, Consultant hereby represents and warrants that:

A
Consultant is now in compliance with the laws of the Consultant’s home country and the Group Company’s country of incorporation and headquarters, as well as any other laws applicable to Consultant’s performance under this Agreement as well as the Anti-Corruption Laws of any other countries or jurisdictions that are applicable to the transactions contemplated herein and will remain in compliance with all such laws for the duration of the Agreement. The provisions of this Agreement and the transactions contemplated thereby, including the compensation of Consultant, are legal and binding under the laws of the relevant jurisdictions, including, without limitation, all applicable Anti-Corruption Laws and applicable laws and regulations relating to taxation and exchange control.

B
Consultant has not taken and will not take any actions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any government official (including any officer or employee of any government or government-controlled entity or of a public international organization, or any person acting in an official or representative capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office, or legislative, administrative or judicial officials whether or not elected or appointed, all of the foregoing being referred to as “Government Officials”) or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business, an advantage in the conduct of business or securing any improper advantage.

C
Consultant has not taken and will not take any actions in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of, or a request or acceptance of, money or anything else of value, to or by any other person (whether or not a Government Official) while knowing that all or some portion of the money or value offered, given or promised to such other person is for the purpose of securing the improper performance of that person’s function or misuse of that person’s position.

D
No part of the payments received by Consultant, directly or indirectly, from Group Company will be used for any purpose which would cause a violation of the laws of the Consultant’s home country and the Group Company’s country of incorporation and headquarters or any other applicable jurisdiction including any applicable Anti-Corruption Laws.

E
Neither Consultant nor any owner, partner, officer, director or employee of Consultant or of any affiliate company of Consultant is or will become a Government Official during the term of this Agreement without prior written notice to the Group Company.

F
Consultant will abide by the general principles and spirit of the Group Company’s Anti-Bribery Policy; acknowledges receipt of such Policy and will undertake to complete initial and bi-annual training thereafter to be conducted by the Group Company.

2.	In connection with the foregoing representations and warranties, the Parties further agree as follows:

A
In the event of a breach of any of the foregoing representations and warranties, any claims for payment by the Consultant with regard to any transaction for which a breach of the representations has occurred, including claims for sales or services previously rendered, shall be void and all payments previously paid shall be refunded to the Group Company by the Consultant. The Consultant shall further indemnify and hold the Group Company harmless against any and all claims, losses or damages arising from or related to such breach or cancellation of the Agreement.

B
All payments due to the Consultant under this Agreement will be made by check or bank transfer, and no payments will be made in cash or bearer instruments. No payments which are owed to the Consultant hereunder will be made to a third party instead.

C
Group Company may terminate this Agreement immediately upon written notice in the event that it concludes, in its sole opinion, that Consultant has breached any representation or warranty under this Agreement or that a breach is substantially likely to occur unless the Agreement is so terminated.

D
Consultant will keep accurate books and records in connection with its services to be performed under this Agreement and will make such books and records available to the auditors for Group Company if requested. Consultant will fully cooperate in any audit that may be conducted.

Attachment D
Questionnaire Regarding Potential Referred Hire
The hiring manager must complete this Questionnaire and forward to the Chief Compliance Officer or his or her designee under the Anti-Corruption Policy if a candidate is being referred to Group Company for a job vacancy including intern or trainee positions (as opposed to responding to any public advertisement or recruitment program placed by Group Company) by:
any person who is employed by any government, government agency, or government controlled corporation (including a sovereign wealth fund), or public international organization; or
any person who is serving in an official capacity for any government whether actually employed by that government or not; or
any person who is an official of political parties and candidates for political office.
The Chief Compliance Officer or his or her designee will review and advise if approval has been granted. No offer may be made to a potential candidate before such review and approval.
The above-mentioned government agency, organization, political parties in connection with the person making the referral is collectively described as ‘related organization’ in this questionnaire.
General Information

1.	Please attach a copy of the resume of the candidate to this Questionnaire.

2.
State the name of the person making the referral and the organization that he/she works for and its relationship with Group Company (whether it is a past, current, or potential client or business partner).

3.	Describe how this candidate came to the attention of Group Company.

4.	What is the relationship between the candidate and the person making the referral?

5.	What is the position applied for? Please state (i) the proposed corporate title, (ii) the job scope and (iii) the name and title of the person to whom the hire will report to.

6.	Describe the application/interview process which the candidate went through, including names of all Group Company interviewers. How many other candidates were considered for this position?

7.	Does the candidate have the necessary qualifications for the position? If yes, please substantiate. How does the candidate rate against other candidates for the position?

8.	What are the proposed remuneration terms? Are they commensurate with the qualifications of the potential hire and in accordance with market rates? If yes, please substantiate.
Information on the related organization

9.
Is Group Company currently working on, or pitching for any application, deal or transaction that involves the related organization to whom the candidate is related as stated in Question 4? If yes, please provide details.

10.	Is Group Company seeking future opportunity to work or develop a relationship with such a related organization? If yes, please provide details.

11.	What is the expected benefit to Group Company in employing the candidate?
Internal approvals and considerations

12.	Provide the name(s) and contact information the manager(s) who are proposing to hire the candidate.

13.
If relevant approvals are not provided by the Chief Compliance Officer himself or herself, provide the name(s) and contact information of any designee of the Chief Compliance Officer who consulted on this matter.

14.
Will the candidate, after he/she has been hired, be in possession of any confidential information relating to Group Company or other clients which could be used to the advantage of the related organization (e.g. information related to transactions with the related organization or any direct competitor of the related organization)?

15.	Is there any additional information concerning the candidate or the related organization that may be relevant to the approval of the hire?

Prepared by:     ___________________
Date:        __________________

Attachment E
Due Diligence Checklist
[Terms of this Attachment to be prepared by the Compliance Officer]

Attachment F
Model Contractual Provisions
[Terms of this Attachment to be prepared by the Compliance Officer]

SCHEDULE 3
SANCTIONS COMPLIANCE POLICY

1.	Sanctions Compliance Policy
This Policy addresses compliance with US economic sanctions administered by the US Office of Foreign Assets Control (“OFAC”) and applicable economic sanctions administered by other regulatory authorities in the US and other countries.
This Policy applies to the Company, all entities owned or controlled by the Company (together, the “Group”), and the employees of any Group entity.
It is the policy of the Company that no Group Company will sell any goods or services directly, or indirectly through sales agents, distributors or other third parties, to Cuba, Iran, North Korea, Sudan or Syria (“Sanctioned Countries”), or otherwise to engage in transactions involving Sanctioned Countries or Sanctioned Persons that would be prohibited under US economic sanctions or other applicable economic sanctions.
It is the policy of the Company that all Group companies will end any remaining customer relationships with Sanctioned Countries and Sanctioned Persons (as defined below) as soon as legally and practicably possible. If any Group Company has any remaining relationships with Sanctioned Countries or Sanctioned Persons (as defined below) they should promptly contact the [Legal/ Compliance] Department of the Company to discuss arrangements to terminate such relationship and any related contractual obligations.
All Employees of Group Companies must follow both the spirit and the letter of these policies and of all sanctions laws applicable (or deemed to be applicable) to them or to the Group Company.

2.	Key Terms
3.1 OFAC, within the US Department of the Treasury, administers economic sanctions targeting certain countries, individuals, entities and organizations in order to further the national security and foreign affairs objectives of the US government. Economic sanctions are also administered by national authorities in the EU and in other countries - these sanctions partially overlap with US sanctions and in other respects differ in their nature and scope.
3.2 Sanctioned Countries and Persons

•
The United States currently has broad sanctions embargoes in place against Cuba, Iran, North Korea, Sudan and Syria, and the EU and many other countries have also imposed sanctions of varying scope relating to these countries. Certain restrictions and reporting requirements are in place for investment by US persons and US companies in Myanmar. General information on US economic sanctions can be found at: http://www.treasury.gov/ofac. In addition, under US export control rules (which are separate from the sanctions rules), it is generally prohibited to sell or transfer to Cuba, Iran, North Korea, Sudan and Syria certain US-origin items or non-US items containing US-origin content.

•
The United States and other countries also have sanctions targeting specific persons involved with certain political organizations, such as the Taliban, or those otherwise involved with terrorism, narcotics trafficking or the proliferation of weapons of mass destruction. In general terms, economic sanctions prohibit most financial transactions or dealings with the following individuals, entities, governments and countries: (i) several thousand individuals and entities included in the US list of Specially Designated Nationals (“SDN List”), which can be found at http://www.treasury.gov/sdn; (ii) persons on a list of designated persons under economic sanctions administered by the EU, UK or other countries, as applicable; (iii) the governments of Sanctioned Countries and their agents; (iv) any person owned or controlled by, or acting on behalf of, any of the foregoing; (v) persons located within or doing business from a Sanctioned Country; and (v) armed forces and groups in Myanmar. The foregoing are referred to in this Policy as “Sanctioned Persons”.

•
A citizen or other national of Iran, North Korea, Sudan or Syria that is not included in the SDN List is not considered a Sanctioned Person under this Policy. There is no restriction under this Policy on hiring or otherwise dealing with such an individual, so long as he or she is not actually located within the territory of Iran, North Korea, Sudan or Syria and is not acting on behalf of any person in a Sanctioned Country or any person on the SDN List.

•
Under US law, all US persons must comply with US economic sanctions. “US person” is defined to include: (i) any US citizen or permanent resident alien (sometimes referred to as a “green card” holder), wherever located; (ii) any entity organized under US law; and (iii) any person located within or operating from the United States.

•
Many US sanctions are directly applicable to non-US entities owned or controlled by a US person, including many sanctions on Iran and Cuba. Some US sanctions can be applied even to non-US entities with no ties or contact to the United States at all. Non-US companies are also subject to the applicable economic sanctions issued by other countries.

3.	Compliance Procedures

1.1	Screening of Customers and Transactions
Each Group Company will carry out appropriate screening procedures to ensure that it does not deal with any customers or third party service providers that are Sanctioned Persons or are located in Sanctioned Countries. Specific procedures for screening customers and third party service providers will be implemented locally. Generally, however, each new customer, transaction or sale should be checked against the SDN List.
If a customer raises any suspicion of being a Sanctioned Person, being affiliated with a Sanctioned Person, or shipping the goods on to a Sanctioned Country, the customer should be asked to furnish statements verifying intended use and ultimate destination of goods. In particular, these procedures should be followed if any such suspicion is raised in relation to a customer located in a country that is known to have a high volume of resales to Sanctioned Countries, such as the United Arab Emirates, Turkmenistan, Jordan, Turkey, Malaysia, Thailand, Singapore, Hong Kong, Cyprus and Malta. Employees at any level are authorized to delay any order that raises concerns for compliance with this Policy.

1.2	Dealings with Agents, Distributors and other Third Parties
When engaging sales representatives, advisors, agents, distributors and other third parties who will act for a Group Company to distribute or market products on the Group Company’s behalf (“Sales Representatives”), each Group Company should ensure that such arrangements do not result in transactions by that Group Company that would violate this Policy.
After the entry into force of this Policy, all existing Sales Representatives should be notified not to make sales on behalf of any Group Company on to Sanctioned Countries or Sanctioned Persons; any agreements providing for such sales should be terminated as described in Section 1 above.

•
Written contracts should be entered into with all Sales Representatives, including appropriate provisions prohibiting sales on behalf of any Group Company to Sanctioned Countries or Sanctioned Persons. Such provisions should be prepared with the input of the [Legal/ Compliance] Department of the Company.

•
Sales Representatives should, on a regular basis, submit reports on their activities on behalf of Group Companies. These reports should be reviewed by the appropriate Company employees to ensure that, among other things, transactions are not being entered into by the Sales Representatives that would violate this Policy.

•
In such cases, after consulting with the [Legal/ Compliance] Department, this Policy may be distributed to the Sales Representative, and the Sales Representative may be asked to commit to abide by this Policy.

1.3	Exports and Transfers of Goods, Software and Technology
Before carrying out any export or transfer of goods, services or technology across national borders, sales, compliance and legal personnel should work together to ensure that the relevant Group Company has a good understanding and good records regarding each of the following issues.

•	What is the item? Identify the origin, nature and technical characteristics of the goods, software or technology as necessary to determine whether it is subject to US export controls.

•
Where is it going? Identify its country of ultimate destination, and any other countries through which it will transit. Consider whether the ultimate user could be in a Sanctioned Country, particularly if the sale is to one of the countries identified in Section 1.1 above.

•	Who will receive it? Identify the ultimate end-user of the goods, services or technology and all other parties directly involved with its export, and confirm these persons are not Sanctioned Persons.
It is prohibited under this Policy to export goods to a customer, agent or distributor with the knowledge that those specific goods are destined for Sanctioned Countries or Sanctioned Persons. As a result it is important to conduct appropriate due diligence on customers, agents and distributors to understand where they intend to send Company products.

1.4	Additional Procedures for US Persons
If any Group Company has any remaining relationships with Cuba, Iran, North Korea, Sudan or Syria or Sanctioned Persons, no board members, directors, officers or other employees who are US citizens or US permanent residents, or are based in or temporarily visiting the United States, should be involved in any related business. In addition, no such person should be involved in helping terminate any remaining business with any such country or with Sanctioned Persons.
If any US person board member, director, officer or other employee receives e-mail or other correspondence related to Cuba, Iran, North Korea, Sudan or Syria or Sanctioned Person, he or she should send a standard reply stating that because he or she is a US person, he or she cannot review the correspondence or reply to it except to indicate that he or she is unable to be involved with the subject matter of the communication. The US Person should report the correspondence promptly to [Legal/ Compliance] Department of the Company.
Receipt by a US person of reports on prior or current periods that include information related to the termination of any remaining business with Sanctioned Countries or Sanctioned Persons is not prohibited, so long as the reports are not intended as the basis for the US Person’s involvement in related discussion, decision-making, approval, or planning. If in doubt, please contact [Legal/ Compliance] Department for guidance on the preparation or receipt of such reports.

1.5	Transactions Involving Cuba, Cuban Persons and Companies
US law provides that the US economic sanctions targeting Cuba are binding on all persons subject to US jurisdiction, which includes US persons, any non-US entity owned or controlled by US persons, and any individuals that are residents of the US. US sanctions generally prohibit persons subject to US jurisdiction from dealing with Cuba, the Cuban government, any person in Cuba, and with Cuban companies and Cuban persons located anywhere in the world. On the other hand, the laws of the EU, Canada and Mexico may seek to restrict compliance with US sanctions against Cuba.
If any Group Company has existing business, or there is any proposed business, with Cuba, Cuban companies or persons, or if any other issues arise in relation to US sanctions against Cuba, you must bring these matters to the attention of the [Legal/ Compliance] Department of the Company as soon as possible.
[Note: the legal or compliance personnel in the Company who will handle matters relating to Cuba should consult with sanctions counsel or with OEP Legal or Compliance officer to ensure they fully understand the potential application of US law prohibiting transactions with Cuba and Cuban persons, and EU and other laws that may seek to block compliance with US sanctions on Cuba].

1.6	Corporate Transactions
Guidance must be sought when engaging in mergers and acquisitions and other corporate transactions. A set of procedures is available upon request from the [Legal/ Compliance] Department of the Company for conducting appropriate due diligence and negotiating appropriate contractual provisions related to economic sanctions in corporate transactions.

1.7	Records
Records of transactions to which sanctions are applicable must be retained for a period of five years. Insufficient recordkeeping may be a separate violation of sanctions laws, and can lead to penalties even if the transaction itself is authorized. Contact the [Legal/ Compliance] Department of the Company with any questions relating to recordkeeping.

1.8	Communication of Concerns
Every employee must communicate any concerns identified that arise under this Policy. Employees may speak with their supervisor, a higher level of management, or the [Legal/ Compliance] Department of the Company. Employees may also raise concerns or questions through the telephone number [NUMBER] and the email address [EMAIL]. This may be done anonymously, in which case your identity and the concerns raised will remain confidential, and will be disclosed to as few people as possible.
Alternatively, for any questions regarding this Policy, please contact [NAME], [TITLE], on [PHONE], or [EMAIL].
The Company will not tolerate any form of retaliation against a person that raises a concern in good faith through any of these channels.

1.9	Disciplinary Action
Disciplinary action up to and including termination of employment may be taken (subject to applicable labor and employment laws) against any individual who (a) violates this Policy, (b) deliberately fails to report a violation as required, (c) deliberately withholds material and relevant information concerning a violation or fails to cooperate with an investigation into an actual or potential violation, or (d) is the supervisor or manager or a violator, to the extent there was a lack of reasonable leadership, supervision or diligence.
In addition, regulators may impose criminal or civil penalties on the Company or the individuals involved in any violation of economic sanctions.

4.	Responsibilities
This Policy and any major modifications or revisions to this Policy shall be approved by the Board of Directors of the Company.
The [Legal/ Compliance] Department of the Company is responsible for the implementation of this Policy.
All employees must follow both the spirit and the letter of the sanctions policies and laws described in this Policy. The adherence by each individual to the principles set forth herein is a significant indicator of that individual’s judgment and competence. Insensitivity to, or disregard for, these principles will be grounds for appropriate disciplinary action, including potentially dismissal.
Any questions about the application of this Policy in any particular situation should be referred to the [Legal/ Compliance] Department of the Company.

5.	Other Applicable Documents
[IDENTIFY ANY OTHER RELEVANT POLICY OR GUIDANCE DOCUMENTS].

6.	Validity
This Policy shall enter into force on [DATE], 2013 and shall be valid for an unlimited period of time.

SCHEDULE 4

ANTI-CORRUPTION COMPLIANCE CERTIFICATION

The undersigned, having first been duly informed and having made reasonable and good faith inquiry of my corporate organization, hereby certify as follows:

1. I understand that:

A.	[Group Company/the Group] does not pay, or offer to pay, bribes to public officials or private persons in order to obtain or retain business or to gain an improper business advantage;

B.	[Group Company/the Group] does not pay bribes indirectly through agents or other third parties;

C.	[Group Company/the Group] avoids the appearance of paying bribes by refraining from hosting lavish meals and entertainment, gift giving, charitable donations, or the making of facilitating payments;

D.
[Group Company/the Group] maintains detailed and accurate books and records, and implements internal controls reasonably designed to prevent, detect, and impose discipline for breaches of anti-bribery laws and company anti-bribery compliance policies;

E.
[Group Company/the Group] does do not pay, offer to pay or authorize bribes, but if any improper payment should somehow be made, [Group Company/the Group] does not conceal such payments by “off-the-books” arrangements or by falsifying corporate books and records or reports.

2.
[Group Company/the Group] has implemented an Anti-Corruption Compliance Policy and to the best of my knowledge no activities or payments have taken place at the company or on the company’s behalf that would violate that policy.

3.	[Group Company/the Group] has implemented operational guidance, and has provided or is in the process of providing training to all relevant personnel on the following topics:

A.     Gifts;

B.     Hospitality, entertainment and expenses;

C.     Customer travel (e.g., promotional activities);

D.     Political contributions;

E.     Charitable donations and sponsorships;

F.     Prohibitions on facilitation payments;

G.	The use of agents, finders, distributors, business development consultants and other third parties whose conduct may be attributed in whole or in part to [Group Company/the Group];

H.	The conduct of anti-bribery due diligence and implementation of appropriate anti-bribery controls in merger, acquisition, and joint venture activity governing documents.

I.	Segregation of duties and other financial controls to assure appropriate limits on authority as to expenditures or other dispositions of company assets or the accrual of liabilities.

4.
A true copy of the written documents specifying the operational controls, including employee handbooks, compliance policies, and the like, are attached to this certification. [Only one member of senior management - e.g., CFO, Chief Compliance Officer, or other relevant manager - need provide this set of materials as part of the certification]

5.
A true list of employees receiving training in these operational controls in the past year is attached to this certification. [Only one member of senior management - e.g., CFO or Head of H.R. - need provide this set of materials as part of the certification]

6.
[Group Company/the Group] has adequately-resourced Legal, Compliance, and Internal Audit functions, staffed with personnel of sufficient stature, training, and experience, and with sufficient staff to handle the compliance challenges of the organization. A list of such personnel is attached to this certification. The annual internal audit plan of [Group Company/the Group] is reasonably designed to test compliance with anti-bribery controls, and a list of internal audits conducted within the past twelve months is attached to this certification, as is a list of internal audits that are planned for the next twelve months at [Group Company/the Group]. It is sufficient if the senior management team member directly responsible for Legal, Compliance, and Internal Audit functions provides the particular certifications applicable to their respective organizations. [This paragraph to be signed by the head of internal audit or its equivalent]

7.
There have been no incidents in which there have been violations of the Company’s anti-bribery compliance policy, or any applicable anti-bribery law, or, if there have been such incidents, they are described as follows: [Include detailed description of all aspects of the incidents, including how the incident was investigated and any remedial steps taken to discipline employees, terminate third parties, and/or strengthen internal controls]

8.
There have been no incidents in which there have been allegations of violations of the Company’s anti-bribery compliance policy, or any applicable anti-bribery law, or if there have been such incidents, they are described as follows: [Include detailed description of all aspects of the incidents, including why, if it is the case, the allegation was not substantiated]

SCHEDULE 5

CERTIFICATE OF [INSERT NAME OF THE RELEVANT GROUP COMPANY]
REGARDING SANCTIONED PERSONS AND COUNTRIES

This Certificate is being delivered to One Equity Partners (OEP) by [insert name of the relevant Group Company] (the Company). The undersigned understands, acknowledges and agrees that the facts set forth in this Certificate are being relied upon by OEP and JPMorgan Chase & Co. (JPMC), in connection with their compliance with applicable laws, including Economic Sanctions Laws and US securities laws.
The undersigned, as a duly authorized officer of the Company, hereby represents, warrants and certifies, after reasonable investigation and review, that, since January 1, 2012, the Company has not knowingly:
(a)    entered into any agreement, transaction or dealing with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving the Government of Iran (or any entity owned or controlled by the Government of Iran or acting on its behalf);
(b)    owned, controlled, or insured a vessel used to transport crude oil, gasoline, diesel or jet fuel from Iran; or
(c)    exported to any person goods, technology or services that would contribute to Iran’s ability to acquire chemical, biological or nuclear weapons or advanced conventional weapons.
For the purposes of this certification:
Economic Sanctions Law means any economic or financial sanctions administered by the United Nations, the European Union or any member state thereof, any agency of the US government, or any other national economic sanctions authority.
Sanctioned Person means any person (i) designated on the OFAC list of Specially Designated Nationals and Blocked Persons (available at http://www.treasury.gov/sdn), (ii) that is, or is part of, the government of Iran, (iii) owned or controlled by, or acting on behalf of, any of the foregoing, (iv) targeted under financial sanctions administered by any United Nations body, or (v) located within or operating from Iran.
IN WITNESS WHEREOF, this certificate was signed by a duly authorized officer of the Company.

[insert name of the relevant group company]

By:	_________________________________
Name:
Title:

Date:	______________________________ ___

SCHEDULE 6

WARRANTIES

1.	WARRANTIES
Each Shareholder and Titan US warrants to the other Parties on the date of this Agreement as follows:

1.1.1	Status
It is a company duly incorporated or established and validly exists under the laws of its jurisdiction and has the corporate capacity, power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct.

1.1.2	Powers
It has the power (a) to enter into, exercise its rights and perform and comply with its obligations under this Agreement and (b) to act as a Shareholder of the Company.

1.1.3	Authorisation and consents
All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement, and (b) to make this Agreement admissible in evidence in the courts of the jurisdiction in which it is incorporated, have been taken, fulfilled and done.

1.1.4	Non‑violation of laws etc.
Its entry into, exercise of its respective rights and/or performance of or compliance with its respective obligations under this Agreement and as a Shareholder do not and will not violate or exceed any restriction imposed by (a) any Applicable Law to which it is subject or (b) its memorandum or articles of association or, as the case may be, certificate of incorporation or bye‑laws/statutes.

1.1.5	Obligations binding
Its obligations under this Agreement are valid, binding and enforceable.

1.1.6	Non‑violation of other agreements
Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Agreement and as a Shareholder do not and will not violate any agreement to which it is a party.

SCHEDULE 7

GUARANTEE

1.1
The Guarantor irrevocably and unconditionally guarantees to each of RDIF and OEP (each, a "Beneficiary") the due and punctual performance of each obligation of Titan under Clauses 19, 20 and 22.9 of the Agreement. The Guarantor shall pay to the Beneficiary from time to time on demand a sum of money (including the Put Option Price or the Settlement Option Price, as the case may be) which Titan is at any time liable to pay to the Beneficiary under or pursuant to Clauses 19, 20 and 22.9 of the Agreement and which has not been paid at the time the demand is made. The Guarantor's obligations set out in this Schedule 7 are primary obligations and not those of a mere surety.

1.2
The Guarantor irrevocably and unconditionally agrees to indemnify (and keep indemnified) the Beneficiary on demand against any loss, liability or cost incurred by the Beneficiary as a result of any obligation of Titan referred to in paragraph 1 of this Schedule 7 being or becoming void, voidable or unenforceable as against Titan for any reason whatsoever. The amount of the loss, liability or cost shall be equal to the amount which the Beneficiary would otherwise have been entitled to recover from Titan.

1.3
The Guarantor's obligations under paragraphs 1 and 2 of this Schedule 7 are continuing obligations and are not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or merger or consolidation with any other person of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, Titan.

1.4
The Guarantor's liabilities under paragraphs 1 and 2 of this Schedule 7 are not affected by an arrangement which the Beneficiary may make with Titan or with another person, which (but for this paragraph 4) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety.

1.5
Without affecting the generality of paragraph 4, the Beneficiary may at any time as it thinks fit and without reference to the Guarantor and without prejudice to the Guarantor's obligations set out in this Schedule 7:

1.5.1	grant a time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of an obligation of Titan under Clauses 19, 20 and 22.9 of the Agreement;

1.5.2	give up, deal with, vary, exchange or abstain from perfecting or enforcing other securities or guarantees held by the Beneficiary;

1.5.3	discharge a party to other securities or guarantees held by the Beneficiary and realise all or any of those securities or guarantees; and

1.5.4	compound with, accept compositions from and make other arrangements with Titan or a person or persons liable on other securities or guarantees held or to be held by the Beneficiary.

1.6
The Guarantor's liabilities under paragraphs 1 and 2 of this Schedule 7 are not affected by the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment under an enactment relating to bankruptcy or insolvency.

1.7
The Guarantor waives any right it may have of first requiring the Beneficiary (or any trustee or agent on their behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor on the terms set out in this Schedule 7. This waiver applies irrespective of any Applicable Law or any provision of the Agreement to the contrary.

SCHEDULE 8

GROUP FORECAST AND KEY BUSINESS PARAMETERS

RUSSIAN DIRECT INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

CURRENT PERFORMANCE

0

RUSSIAN DIRECT INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

KEY DRIVERS OF THE ECONOMIC MODEL

We focus on 4 key drivers: Volumes, Raw Materials Prices, Contribution Margin and Costs/ Capex

- **Volumes**
  - Agriculture - modelled bottom-up in 3 tire segments (Foreign, Modern Russian, Legacy Russian) and 2 channels (OEM and Aftermarket)
    - As a general assumption, legacy soviet tires are declining, while Foreign and Modern Russian are growing
    - OEM is a high growth segment for modern tires
  - Industrial – modelled on a 1-line growth rate assumption. Assumed to grow in the base case
  - Non-Core (Truck, Light Truck and Passenger) are assumed to continue declining, but stabilizing after 2 more years of declines
- **Raw Materials Prices**
  - While we assume that in general, raw materials prices change gets reflected in the final product price, the growth rate of RM prices matters since a stable markup is earned on a higher raw materials, which means that earnings are positively related to raw materials prices
  - Given the 2012 RM price dynamic, we assumed a 2% RM prices growth in 2013 and 5% thereafter
- **Contribution Margin**
  - Contribution margin (CM) the spread between the price and the cost of raw materials per tire
  - CM has expanded significantly over the last 3 years as raw materials prices were growing. Our base case assumption is that CM declines in the next 2 years on alike-for-like basis, however there is some positive mix effect
  - Product (tire) prices are calculated as a function of the raw materials price and the CM assumption
- **Costs / Capex**
  - All fixed costs are assumed to grow at or around inflation, without efficiency improvements built in
  - Titan assumption of $5m of maint. and $10m of growth capex in 2013-14, then $5m growth capex p.a.

1

RUSSIAN DIRECT
INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

NOTE – 2012/2013 VOLUMES

Analysis of monthly sales volumes strongly suggests that Cordiant "stuffed the channel" in December 2012, which reflected in strong drop-off in sales in January 2013

Monthly Agri Tyres Sales, tons

10,000
8,000
6,000
4,000
2,000
0
Jan-12
Feb-12
Mar-12
Apr-12
May-12
Jun-12
Jul-12
Aug-12
Sep-12
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
2010 overlayed
2011 overlayed
2012-13 Adjusted
2012-13 Actual
2012 overlayed

- December 2012 volumes are almost 3x 2011 December volumes
- We have adjusted the December volumes down by 3000 tons, and redistributed this volume to 1Q13, which resulted in a much smother and more plausible monthly evolution
- Note that this pattern was only evident in Agri tires
- Adjusted 2012 Agri volumes are therefore 37.6kt (-7.3% from reported).
- To model 2012 volumes, we've used actual Jan-Apr 2013 data and applied a modelled rate of 9.6% p.a. growth to the remaining months
- On a "reported" basis, 2013 volumes would be down 8.3% vs. 2012 and 2014 would be up 16.1% vs. 2013

44,000
42,000
40,000
38,000
36,000
34,000
32,000
30,000
34,410
40,573
37,573
37,195
40,195
43,166
2011
2012
2013
2014
Reported
Adjusted

20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
17.9%
-8.3%
16.1%
9.2%
7.0%
7.4%
9.6%
7.4%
Reported
Adjusted
Modeled
2012
2013
2014

2

RUSSIAN DIRECT INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

VOLUMES - HISTORY

Over the last 7 years, total volumes sold by Voltyre-Prom have declined at 8.1% annual CAGR, driven by declines in all tires except for Agricultural tires

Total Voltyre-Prom sales volumes, '000 tons

100.0
80.0
60.0
40.0
20.0
0.0
76.8
74.4
79.7
63.3
47.4
62.7
56.1
53.0
2005
2006
2007
2008
2009
2010
2011
2012
Agri
Industrial
Truck
Passenger
Light Truck
Total Other

Sales volumes C/	'05-'12	'07-'12	'10-'12
Agri	1.0%	-2.4%	0.2%
Industrial	4.2%	-4.5%	-13.4%
Truck	-17.4%	-22.0%	-32.7%
Passenger	-19.7%	-20.3%	-14.7%
Light Truck	2.5%	2.4%	-1.9%
Total	**-5.2%**	**-7.9%**	**-8.1%**

- Sales volumes contracted significantly as a result of 2007 crisis, with a rebound in 2010. Following the rebound, volumes continued to slip in 2010-2012
- Truck and Passenger tires have been consistently declining. Truck has decreased by 74% over 7 years, Passenger y 78%. This is most likely driven by the outdated product line and the parent company focusing on other plants to produce these tires
- Agricultural tires in 2012 were at their second-highest sales levels after 2007 and close to 2010, on an adjusted basis
- Light truck, while a small category, has a certain level of sustainable market demand for the product, which has meant that LT volumes were relatively stable

3

RUSSIAN DIRECT INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

AGRI TIRES – HISTORIC SPLIT BY EQUIPMENT TYPE

Analysis shows that legacy tires are declining, but at a very slow pace, while tires for modern Russian equipment are the fastest growth segment

Tire agri tires sales by equipment type, adjusted (tons*)

Sales, tons	2010	2011	2012	CAGR	2012 split
Only A	1,685	1,855	1,765	2.3%	5%
A+B	7,316	7,812	8,822	9.8%	27%
A+B+C	9,699	7,641	8,596	-5.9%	26%
Only C	14,247	13,070	14,050	-0.7%	42%
All Agri	**32,947**	**30,379**	**33,233**	**0.4%**	**100%**

* Weight without rims (hence the total lower than the other pages)

- We've asked the company to split agri tire volumes by types of equipment it can be used for:
  - A – premium foreign equipment
  - B – modern Russian equipment
  - C – legacy Soviet equipment
- Most tires can fit various categories irrespective or their "intended" use
- Data shows that
  - tires that fit Soviet equipment (A+B+C or Only C) have been declining. This segment represents in total almost 70% of tires sold
  - Fastest growing segment is tires for modern Russian equipment, that can also fit some foreign equipment. This segment represents 27% in 2012
  - Tires only for foreign equipment represent 5% of sales and grow insignificantly so far

4

STRICTLY PRIVATE AND CONFIDENTIAL

VOLUMES PROJECTIONS - AGRICULTURAL

Agri tire growth forecast is based on the assumption that legacy soviet tires are declining in units, however the lost volumes are being compensated by heavier modern tires

Total Agricultural Volumes (reported basis)

60.0
50.0
40.0
30.0
20.0
10.0
0.0
37.6
40.2
43.2
46.2
44.1
52.6
55.0
4.1
5.8
6.3
7.4
8.6
9.9
11.2
15.7
17.6
18.8
21.3
24.1
26.2
27.8
17.8
16.8
18.1
17.5
17.0
16.5
16.0
2012
2013
2014
2015
2016
2017
2018
'12-'17
7.0%
19.4%
10.8%
-1.5%
Legacy Russian
Modern Russian
Modern Foreign

Aftermarket

50.0
40.0
30.0
20.0
10.0
0.0
30.9
31.6
34.0
35.6
37.4
38.9
40.1
2.6
3.8
4.2
4.9
5.6
6.4
7.4
10.5
11.0
11.7
13.2
14.8
15.9
16.7
17.8
16.8
18.1
17.5
17.0
16.5
16.0
2012
2013
2014
2015
2016
2017
2018
'12-'17
4.7%
19.8%
8.7%
-1.5%
Legacy Russian
Modern Russian
Modern Foreign

Total Volumes:

- Total volume growth of 7.0% as a result of the below factors

Aftermarket:

- In our base case, the legacy Russian tire volume is declining at 1.5% per year over 2012-2017. The assumption is based on the overall understanding that this is a declining market.
- Modern Russian tires are assumed to grow at 8.3% p.a. each year
- Modern foreign tires grow at 19.8% CAGR. This volume growth is caused by Voltyre-Prom offering more products that fit foreign equipment

OEM:

- Assumption of 11% p.a. growth for both modern Russian and Foreign tires. No OEM shipments of legacy Russian tires

100%
80%
60%
40%
20%
0%
17.8
16.8
18.1
17.5
17.0
16.5
16.0
10.5
11.0
11.7
13.2
14.8
15.9
16.7
2.6
3.8
4.2
4.9
5.6
6.4
7.4
2012
2013
2014
2015
2016
2017
2018
Modern Foreign
Modern Russian
Legacy Russian

5

RUSSIAN DIRECT INVESTMENT FUND
STRICTLY PRIVATE AND CONFIDENTIAL

VOLUMES PROJECTIONS - TOTAL

Total volumes grow at 3.9% CAGR, driven primarily by 6.2% CAGR in Agricultural tires and 3.6% CAGR in Industrial tires. The other tire classes are either flat (LT) or declining (T, Pass)

Total Tire Volume Forecast (adjusted basis)

80.0
70.0
60.0
50.0
40.0
30.0
62.7
56.1
53.0
55.2
58.7
61.9
63.4
66.4
68.8
2010 2011 2012 2013 2014 2015 2016 2017 2018
Agri: 37.4, 34.4, 37.6, 40.2, 43.2, 46.2, 49.8, 52.6, 55.0
Industrial: 4.2, 3.6, 3.1, 2.7, 3.2, 3.4, 3.6, 3.7, 3.7
Truck: 14.2, 11.6, 6.4, 6.4, 6.4, 6.4, 4.6, 4.6, 4.6
Passenger: 3.6, 3.1, 2.6, 2.6, 2.6, 2.6, 2.2, 2.2, 2.2
Light Truck: 3.4, 3.4, 3.2, 3.2, 3.2, 3.2, 3.2, 3.2, 3.2
4.6%
0.0%
-3.1%
-6.4%
3.6%
7.0%
Agri
Industrial
Truck
Passenger
Light Truck

- Agricultural tires are assumed to grow at 7% (see previous slide)
- Industrial tires are assumed to grow at 3.6% in 2012-2017, a combination of a 12.6% forecast drop in 2013, following similar performance in 2010-2012, followed by rebound in 2014 and a consistent 5% volume growth thereafter
- The rest of the tire are assumed to decline for the next 2 years and then flatlining

Volume Growth	2010	2011	2012	2013	2014	2015	2016	2017	2018
Agri	45.6%	-8.0%	9.2%	7.0%	7.4%	7.0%	7.7%	5.7%	4.5%
Industrial	42.2%	-14.2%	-12.7%	-12.6%	18.0%	5.0%	5.0%	5.0%	0.0%
Truck	13.7%	-17.9%	-44.7%	0.0%	0.0%	0.0%	-28.0%	0.0%	0.0%
Passenger	6.8%	-13.9%	-15.5%	0.0%	0.0%	0.0%	-14.5%	0.0%	0.0%
Light Truck	16.4%	0.2%	-4.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Other	**32.5%**	**-10.6%**	**-5.6%**	**4.2%**	**6.3%**	**5.4%**	**2.5%**	**4.7%**	**3.6%**

'10-'12	'12-'17	'13-'18
0.2%	7.0%	6.5%
-13.4%	3.6%	6.4%
-32.7%	-6.4%	-6.4%
-14.7%	-3.1%	-3.1%
-1.9%	0.0%	0.0%
-8.1%	**4.6%**	**4.5%**

6

RUSSIAN DIRECT
INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

RAW MATERIALS – HISTORY AND PROJECTIONS

Assuming flat Contribution Margin, both revenue and profits are positively correlated with the Raw Materials prices. Average raw material expense per kg of tire has decreased 6% in 2012 and 10% in 1Q13

Figure 34: Raw Materials Price Trends

Indexed to 100 at December 1999

725
650
575
500
425
350
275
200
125
50
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
JPM Weighted Index
Carbon Black
Synthetic Rubber Price
Natural Rubber
Steel Cord

Source: J.P. Morgan estimates.

- JPM weighted index of Raw Materials prices for the Tire Industry at the end of 2012 was ~350, while 1999 was 100. This implies a 10.1% CAGR over 13 years
- We have assumed a 10% growth rate in 2013 (see next slide) and a 5% growth rate thereafter
  - -10% drop in 2013 is due to a sharp decline in RM prices in 2H12, after which they were roughly flat

Raw Materials Price Assumption, rub/kg

100
80
60
40
20
0
40%
30%
20%
10%
0%
-10%
34%
57.9
77.6
73.0
-6%
65.7
-10%
69.0
72.4
76.0
79.8
83.8
5%
5%
5%
5%
5%
2010
2011
2012
2013
2014
2015
2016
2017
2018
Cost of RM/ kg
Growth, % p.a. (right scale)

Voltyre-Prom Cost of RM/kg, rub

85.00
80.00
75.00
70.00
65.00
60.00
80.71
-6.3%
75.64
vs. 2012 average
-10.4%
67.80
-10.2%
67.90
-10.1%
68.03
2011
2012
4Q12
Dec-12
1Q13

7

RUSSIAN DIRECT INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

PRODUCT PRICES

Prices for Agri tyres have been declining since mid-2012, caused by the materials price decline. 1Q13 prices are in line with 4Q12 prices, -12% vs. avg. 2012 for Agri and -9.3% for Blended

Monthly tire price evolution, rub/kg

165
155
145
135
125
115
105
95
Jan-12
Feb-12
Mar-12
Apr-12
May-12
Jun-12
Jul-12
Aug-12
Sep-12
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
Agri Price rub/kg
Industrial
Non-Core
Blended

- Prices for Agri tires have been consistently declining in 2012, including a 12% m-o-m drop in December, the month when Cordiant did channel stuffing
- Prices for other tires have been stable or increasing
- Agri tire dynamic potentially a consequence of Voltyre-Prom producing 80% of legacy tires, which is a more competitive market

Average period tyre prices, rub/kg

125
120
115
110
105
100
95
113
118
114
119
103
110
98
102
101
108
2011
2012
4Q12
Dec-12
Jan-Apr 13
Agri
Blended

	12 vs. '11	4Q12 vs. '12	Dec'12 vs. '12	4M13 vs '12
Agri	1.0%	-10.0%	-14.2%	-11.8%
Blended	1.2%	-7.6%	-14.6%	-9.3%

8

RUSSIAN DIRECT INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

CONTRIBUTION MARGIN - HISTORY

Contribution margins have expanded significantly in 2012, driven by a lag in the fall of product pricing vs. the decline in raw materials. 1Q12 contribution margin is line with 2012 level

Product, Materials Prices (rub/kg) and Contribution Margin Evolution, %

140.0
130.0
120.0
110.0
100.0
90.0
80.0
70.0
60.0
48%
45%
42%
39%
36%
33%
30%
27%
24%
36.6%
32%
Jan-11
Jan-12
Jan-13
Price
RM / kg
CM %
Avg CM 2012
Avg CM 2013
Avg CM 2011

- Contribution margins in in 2012 were almost 5% higher than in 2011, driven a lag of product pricing falling vs. raw materials.
- While in December 2012 prices fell to such a level that contribution margin was significantly down, they rebounded in 1Q13, which maintained the contribution margin at average 2012 levels
- Nevertheless, given the overall high level of contribution margin, going forward we are still modeling in gradual declines in contribution margin

Note: the absolute level of RM prices and contribution margin does not match P&L, as data on RM pricing comes from different sources. This should not affect the dynamics

9

RUSSIAN DIRECT INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

CONTRIBUTION MARGIN - PROJECTIONS

We are assuming that CM will stay flat in 2013, but then decline by 2% in 2014 and by 1% in 2015-2016 on a LFL basis. However, as the mix shift changes to more profitable tires, blended CM is relatively stable at 37.4% from 2014

Contribution Margin Projection

55.0%
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
2010
2011
2012
2013
2014
2015
2016
2017
2018
Truck
Agri
Passenger
Industrial
Light Truck
Blended

- Important Note: we have assumed for the purposes of historic analysis and projections that all types and generation of tires have the same cost of raw materials per KG of tire. Therefore, higher product price represents a higher contribution margin
- To the extent that this assumption is wrong, the contribution margins might be over/under stated and the positive effect of the mix shift to higher price modern tires might be overstating the CMs in the future

10

RUSSIAN DIRECT INVESTMENT FUND

STRICTLY PRIVATE AND CONFIDENTIAL

P&L FORECAST – BASE CASE

P&L, Rub MM - REPORTED BASIS	2010A	2011A	2012F	2013F	2014F	2015F	2016F	2017F	2018F	CAGR '10-'12	CAGR '12-'17	CAGR '13-'18
Agri volumes - '000 tons	37,422	34,410	40,573	37,195	43,166	46,196	49,763	52,586	54,968	*4.1%*	5.3%	8.1%
Memo: Adjusted Volume - '000 tons		34,410	37,573	40,195	43,166	46,196	49,763	52,586	54,968		7.0%	6.5%
Volume - '000 tons	62,741	56,094	55,978	52,206	58,669	61,860	63,415	66,416	68,798	*-5.5%*	3.5%	5.7%
% growth		-8.0%	*17.9%*	-8.3%	16.1%	7.0%	7.7%	5.7%	4.5%			
Average price, rub/kg	88.1	117.9	119.4	108.8	111.4	116.7	122.6	129.9	137.9	*16.4%*	1.7%	4.9%
Revenue												
Agri tires	**3,114**	**3,889**	**4,632**	**3,884**	**4,631**	**5,217**	**5,913**	**6,642**	**7,387**	***22.0%***	**7.5%**	**13.7%**
% growth		*24.9%*	*19.1%*	*-16.2%*	*19.2%*	*12.7%*	*13.3%*	*12.3%*	*11.2%*			
Industrial tires	439	511	473	372	447	488	533	590	623	*3.9%*	4.5%	10.8%
% growth		*16.4%*	*-7.3%*	*-21.4%*	*20.1%*	*9.1%*	*9.2%*	*10.7%*	*5.6%*			
Other Tire revenue	1,972	2,215	1,577	1,422	1,456	1,517	1,326	1,398	1,477	*-10.6%*	-2.4%	0.8%
Discount to Cordiant				-71	-73	-76						
Other Revenue	32	-9	74	-3	-3	-3	-1	-1	-1	***52.2%***	**-140.7%**	**-27.7%**
Total Revenue	**5,557**	**6,606**	**6,757**	**5,604**	**6,458**	**7,143**	**7,771**	**8,629**	**9,487**	**10.3%**	**5.0%**	**11.1%**
% growth		*18.9%*	*2.3%*	*-17.1%*	*15.2%*	*10.6%*	*8.8%*	*11.0%*	*9.9%*			
Raw Materials	3,632	4,353	4,086	3,429	4,085	4,520	4,912	5,453	5,987	*6.1%*	5.9%	11.8%
Per kg of product	*57.9*	*77.6*	*73.0*	*65.7*	*69.6*	*73.1*	*77.5*	*82.1*	*87.0*	*12.3%*	2.4%	5.8%
Variable Contribution	1,893	2,262	2,597	2,178	2,376	2,626	2,860	3,177	3,500	*17.1%*	4.1%	9.9%
Contribution Margin (% of revenue	34.3%	34.2%	38.9%	38.8%	36.8%	36.7%	36.8%	36.8%	36.9%	*6.5%*	-1.1%	-1.0%
Contribution Margin (% of RM costs	*52.1%*	*52.0%*	*63.6%*	*63.5%*	*58.2%*	*58.1%*	*58.2%*	*58.3%*	*58.5%*	*10.4%*	-1.7%	-1.6%
Other COGS	1,050	1,282	1,283	1,191	1,233	1,247	1,308	1,389	1,468	*10.5%*	1.6%	4.3%
Per kg of prodcut	*16.7*	*22.9*	*22.9*	*22.8*	*21.0*	*20.2*	*20.6*	*20.9*	*21.3*	*17.0%*	-1.8%	-1.3%
Gross Profit	**875**	**971**	**1,388**	**984**	**1,139**	**1,375**	**1,552**	**1,787**	**2,032**	**26.0%**	**5.2%**	**15.6%**
% margin	*15.7%*	*14.7%*	*20.5%*	*17.6%*	*17.6%*	*19.3%*	*20.0%*	*20.7%*	*21.4%*			
Operating expenses	453	444	508	504	531	559	590	623	657	*5.9%*	4.2%	5.4%
% growth		*-2.0%*	*14.3%*	*-0.6%*	*5.3%*	*5.3%*	*5.5%*	*5.5%*	*5.5%*			
% of sales	*8.2%*	*6.7%*	*7.5%*	*9.0%*	*8.2%*	*7.8%*	*7.6%*	*7.2%*	*6.9%*			
Total EBITDA 0	**422**	**527**	**881**	**480**	**608**	**816**	**962**	**1,164**	**1,375**	**44.5%**	**5.7%**	**23.4%**
% of Sales	*7.6%*	*8.0%*	*13.0%*	*8.6%*	*9.4%*	*11.4%*	*12.4%*	*13.5%*	*14.5%*	31.0%	0.7%	11.1%
% Growth		*24.8%*	*67.1%*	*-45.5%*	*26.8%*	*34.1%*	*17.8%*	*21.1%*	*18.1%*			
EBIT, recurring	**246**	**357**	**679**	**245**	**364**	**559**	**682**	**854**	**1,033**	**66.1%**	**4.7%**	**33.3%**
% of Sales	*4.4%*	*5.4%*	*10.0%*	*4.4%*	*5.6%*	*7.8%*	*8.8%*	*9.9%*	*10.9%*			
% Growth		*45.0%*	*90.2%*	*-63.9%*	*48.6%*	*53.4%*	*22.0%*	*25.2%*	*21.0%*			

** = CM/(1-CM), i.e. contribution margin in rubles per ruble of raw material costs*

11

THIS AGREEMENT (the "Agreement") is executed and dated on 4 October 2013
BETWEEN:

(1)	TITAN INTERNATIONAL, INC., a company organised under the laws of the State of Illinois and having its principal office at 2701 Spruce Street, Quincy, IL 62301, United States;

(2)	TITAN LUXEMBOURG S.A.R.L., a private limited liability company incorporated under the laws of Luxembourg, with its registered office at 412F, route d’Esch, L-1030, Luxembourg;

(3)
OEP 11 COÖPERATIEF U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam, its address at 1017 CA Amsterdam, Herengracht 466, registered in the trade register under number 57627843;

(4)
RUBBER COÖPERATIEF U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam, its address at 1101 CM Amsterdam Zuidoost, the Netherlands, Herikerbergweg 238, Luna ArenA, registered in the trade register under number 58015965; and

(5)
TITAN TIRE RUSSIA B.V., the private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its seat in Amsterdam, and its address at 1017 CA Amsterdam, Herengracht 466, registered in the trade register under number 58036008 (the "Company"),

(each a "Party" and together the "Parties").
WHEREAS:

(A)	The Parties have entered into shareholders' agreement in relation to the Company on 9 July 2013 (the "Original Agreement").

(B)	The parties to the Original Agreement have agreed to amend the Original Agreement as set out in this Agreement.
IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
Terms defined in the Original Agreement shall, unless otherwise defined in this Agreement or a contrary intention appears, bear the same meaning when used in this Agreement and the following terms shall have the following meanings:
"Amended Agreement" means the Original Agreement as amended in accordance with this Agreement;

1.2	Interpretation
The provisions of clause 1.2 of the Original Agreement shall also apply to this Agreement but references to Clauses and Schedules are to clauses and schedules of this Agreement unless otherwise specified.

2.	AMENDMENTs

2.1	With effect from (and including) the date of this Agreement, a new definition of "Existing Loan Agreement" shall be included in the Original Agreement, to read as follows:
"Existing Loan Agreement" means a loan agreement No. 175/10/05-0954 dated 6 July 2010 (as amended) between the Russian Operating Company (as borrower) and (following an assignment to the Company on the Completion Date) the Company (as lender);"

2.2	With effect from (and including) the date of this Agreement, a new definition of "Initial Participation Agreement" shall be included in the Original Agreement, to read as follows:
""Initial Participation Agreement" means the participation agreement to be entered into between Titan and the Company on or around the Completion Date pursuant to which Titan agrees to provide up to USD 20,000,000 of funding to the Company at an annual rate of 7% in respect of the Existing Loan Agreement;"

2.3	With effect from (and including) the date of this Agreement, a new definition of "Participation Agreement" shall be included in the Original Agreement, to read as follows:
""Participation Agreement" means any agreement between Titan (or any of its Affiliates) and any Group Company pursuant to which Titan (or any of its Affiliates) agrees to participate in funding any loan to a Group Company, including, without limitation, the Initial Participation Agreement;"

2.4	With effect from (and including) the date of this Agreement:

2.4.1	the definition of "Permitted Titan Loan" shall be deleted;

2.4.2	the following words in the first paragraph of Clause 9.2 shall be deleted:
", provided that nothing in Clauses 9.2.1 to 9.2.12 shall require (i) the entry by any Group Company into, or (ii) the granting by any Group Company of security in relation to, the Permitted Titan Loan to be approved by the Supervisory Board pursuant to Clause 9.1, save in the circumstances (and to the extent) set out in Clause 9.3"

2.4.3	the following word in Clause 9.2.11 shall be deleted:
"save in respect of the Permitted Titan Loan (subject to Clause 9.3),"

2.4.4	Clause 9.3 shall be deleted entirely.

2.5	With effect from (and including) the date of this Agreement, a new Clause 11.5 shall be included in the Original Agreement, to read as follows:
"11.5 If at any time prior to the expiry of the term of the Existing Loan Agreement the Russian Operating Company or the Company obtains third party funding the Shareholders agree that all funds provided to and/or available to the Company pursuant to such third party funding shall first be used to repay the amounts that have been advanced to the Company by Titan pursuant to the Initial Participation Agreement."

2.6	With effect from (and including) the date of this Agreement, the last paragraph of Clause 26.6 of the Original Agreement shall be deleted in its entirety and replaced with the following:
“then, without prejudice to Titan's and Titan US's obligations under this Agreement and to any other rights or remedies available to any of the other Parties with respect to Titan and Titan US, RDIF and OEP (acting together) shall be entitled by further notice in writing to Titan (copied to the Company) (a "Company Sale Notice") at any time whilst such Titan Event of Default subsists to sell all (and not some only) of their Shares on a bona fide arms’ length sale to a Third Party Purchaser, and require Titan to sell to such Third Party Purchaser all the Shares held by Titan or to procure that the Company sells all the Shares held by it in the Russian Operating Company on a bona fide arms’ length sale to a Third Party Purchaser (a "Company Sale").”

2.7	With effect from (and including) the date of this Agreement, Clause 26.10 of the Original Agreement shall be deleted in its entirety and replaced with the following:
"26.10 Following a Company Sale, the Shareholders agree (and shall take such steps to procure) that the proceeds of such a sale which are due to the Shareholders from the Third Party Purchaser, and any other proceeds payable in relation to such sale (including, but not limited to, proceeds from any loan assignments and/or repayments) shall be paid to the Shareholders in the order of priority set out in the table below (as applicable):

No.	Where the Company Sale occurs following the occurrence of a Titan Event of Default in the circumstances contemplated by Clauses 26.1.8(A):	Where the Company Sale occurs following the occurrence of a Titan Event of Default in the circumstances contemplated by Clauses 26.1.8(B) or (C) or (D):
first, to repay all principal and interest amounts outstanding in respect of any outstanding Titan Loan and/or Participation Agreement;
first, to pay each B Shareholder an amount equal to the aggregate of (i) its Investment Amount and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by that B Shareholder from the Company, represent an IRR for that B Shareholder of 8 per cent per annum in respect of the B Shares held by that B Shareholder for the period from Completion until the date of the Company Sale Notice;

second, to pay each B Shareholder an amount equal to the aggregate of (i) its Investment Amount and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by that B Shareholder from the Company, represent an IRR for that B Shareholder of 8 per cent per annum in respect of the B Shares held by that B Shareholder for the period from Completion until the date of the Company Sale Notice;
second, to repay all principal and interest amounts outstanding in respect of any outstanding Titan Loan and/or Participation Agreement,

third, to pay the A Shareholder an amount equal to the aggregate of (i) its Investment Amount and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by the A Shareholder from the Company, represent an IRR for the A Shareholder of 8 per cent per annum in respect of the A shares held by the A Shareholder for the period from Completion until the date of the Company Sale Notice; and

third, to pay the A Shareholder an amount equal to the aggregate of (i) its Investment Amount and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by the A Shareholder from the Company, represent an IRR for the A Shareholder of 8 per cent per annum in respect of the A shares held by the A Shareholder for the period from Completion until the date of the Company Sale Notice; and

	fourth, to pay any remaining proceeds to the Shareholders pro rata to their Equity Proportions.”	fourth, to pay any remaining proceeds to the Shareholders pro rata to their Equity Proportions."

2.8	With effect from (and including) the date of this Agreement, Clause 23.2.2(A) of the Original Agreement shall be deleted in its entirety and replaced with the following:
"(A) to repay all principal and interest amounts outstanding in respect of any outstanding Titan Loan and/or Participation Agreement;"

2.9	The Parties agree that, with effect from (and including) the date of this Agreement, they shall have the rights and take on the obligations ascribed to them under the Amended Agreement.

3.	CONTINUATION

3.1	This Agreement is supplemental to, and shall be construed as one with, the Original Agreement.

3.2
Except as varied by the terms of this Agreement, the Original Agreement will remain in full force and effect and any reference in the Original Agreement to the Original Agreement or to any provision of the Original

Agreement will be construed as a reference to the Original Agreement, or that provision, as amended by this Agreement.

4.	FURTHER ASSURANCE
The Parties shall do all such things necessary and desirable in order to confirm or establish the validity and enforceability of this Agreement.

5.	COSTS
The Parties shall pay their own costs in connection with the preparation, negotiation and execution of this Agreement and any matter contemplated by it.

6.	MISCELLANEOUS

6.1
The provisions of clauses 29.1 to 29.14 (Miscellaneous), 29.16 to 29.18, 29.21, 29.22, 30 (Notices) and 31.2 to 31.8 (Governing Law and Dispute Resolution) of the Original Agreement shall apply to this Agreement as though those clauses were set out in this Agreement, but as if references in those clauses to the Original Agreement were references to this Agreement.

6.2	This Agreement (together with the documents referred to herein) constitutes the entire and only agreement between the Parties in relation to the subject matter herein or therein.

6.3	This Agreement may only be varied in writing signed by each of the Parties.

6.4
This Agreement may be executed in any number of counterparts and by the Parties to it in separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

7.	GOVERNING LAW
This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Agreement has been executed by the Parties and delivered as a Deed on the date first above written.

EXECUTED and delivered as a deed for and on behalf of TITAN INTERNATIONAL, INC. by Maurice M. Taylor	) ) )	/s/ MAURICE M. TAYLOR Maurice M. Taylor Authorised Signatory
EXECUTED and delivered as a deed for and on behalf of TITAN LUXEMBOURG S.A.R.L. by Maurice M. Taylor	) ) )	/s/ MAURICE M. TAYLOR Maurice M. Taylor Authorised Signatory
EXECUTED and delivered as a deed for and on behalf of OEP 11 COÖPERATIEF U.A. by David Robakidze and Robert Harmzen		/s/ DAVID ROBAKIDZE David Robakidze Authorised Signatory /s/ ROBERT HARMZEN Robert Harmzen Authorised Signatory
EXECUTED and delivered as a deed for and on behalf of RUBBER COÖPERATIEF U.A. by Mr V.N. Pyltsov and Mr T.J. van Rijn		/s/ MR V.N. PYLTSOV Mr V.N. Pyltsov Authorised Signatory /s/ MR T.J. VAN RIJN Mr T.J. van Rijn Authorised Signatory

EXECUTED and delivered as a deed for and on behalf of TITAN TIRE RUSSIA B.V. by Robert Harmzen and David Robakidze	) ) )	/s/ ROBERT HARMZEN Robert Harmzen Authorised Signatory /s/ DAVID ROBAKIDZE David Robakidze Authorised Signatory

THIS AGREEMENT (the "Agreement") is executed and dated on 27 December 2015
BETWEEN:

(1)	TITAN INTERNATIONAL, INC., a company organised under the laws of the State of Illinois and having its principal office at 2701 Spruce Street, Quincy, IL 62301, United States;

(2)	TITAN LUXEMBOURG S.A.R.L., a private limited liability company incorporated under the laws of Luxembourg, with its registered office at 412F Route d’Esch, Luxembourg L-1030;

(3)
OEP 11 COÖPERATIEF U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam, its address at 1017 CA Amsterdam, Herengracht 466, registered in the trade register under number 57627843;

(4)
RUBBER COÖPERATIEF U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), having its seat in Amsterdam, its address at Hoogoorddreef 15, 1101BA, Amsterdam, Netherlands, registered in the trade register under number 58015965; and

(5)
TITAN TIRE RUSSIA B.V., the private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its seat in Amsterdam, and its address at Netherlands, 2 Martinus Nijhofflaan, 2624ES Delft, registered in the trade register under number 58036008 (the "Company"),

(each a "Party" and together the "Parties").
WHEREAS:

(A)	The Parties have entered into shareholders' agreement in relation to the Company on 9 July 2013, as further amended on 4 October 2013 (the "Original Agreement").

(B)	Titan has provided USD 25,000,000 of funding to the Company under the Initial Participation Agreement;

(C)
The Parties have agreed that the Company forgives part of outstanding indebtedness of the Russian Operating Company under the Existing Loan Agreement in the amount of USD 25,000,000 on or about the date hereof;

(D)
The Parties have agreed that simultaneoudlsy with the actions described in recital (c) above Titan converts the indebtedness outstanding under the Initial Participation Agreement and the Company issues additional shares to Titan on the terms described in this Agreement;

(E)
The Parties have agreed that simultaneously with the actions described in recitals (c) and (d) above the Shareholders shall pass relevant resolutions to issue new A Shares and take all other required actions on or about the date hereof;

(F)	The parties to the Original Agreement have agreed to amend the Original Agreement as set out in this Agreement.
IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
Terms defined in the Original Agreement shall, unless otherwise defined in this Agreement or a contrary intention appears, bear the same meaning when used in this Agreement and the following terms shall have the following meanings:
"Amended Agreement" means the Original Agreement as amended in accordance with this Agreement;

1.2	Interpretation
The provisions of clause 1.2 of the Original Agreement shall also apply to this Agreement but references to Clauses and Schedules are to clauses and schedules of this Agreement unless otherwise specified.

2.	AMENDMENTs

2.1	With effect from (and including) the date of this Agreement a new definition of "Conversion" shall be included in the Original Agreement, to read as follows:
“Conversion” means conversion of outstanding indebtedness provided by Titan under the Initial Participation Agreement in the amount of USD 25,000,000 into A Shares;

2.2	With effect from Conversion, each Investor shall have the economic benefit of and voting rights to the following total number and percentage of Shares:

Investor	Number of Shares	Percentage of Shares	Subscription amount
Titan	6,000	42.86%	USD 60,000,000
OEP	3,000	21.43%	USD 30,000,000
RDIF	5,000	35.71%	USD 50,000,000
Total	14,000	100%	USD 140,000,000

2.3	With effect from (and including) the date of this Agreement, Clause 11.5 shall be deleted entirely.

2.4	With effect from (and including) the date of this Agreement, Clause 26.10 of the Original Agreement shall be deleted in its entirety and replaced with the following:
"26.10. The Class B Shares shall carry a liquidation preference over Class A Shares. Following a Company Sale or any other sale of 100% of the Shares by the Shareholders (a “Trade Sale”) or liquidation of the Company, the Shareholders agree (and shall take such steps to procure) that the proceeds of such sale or liquidation which are due to the Shareholders from the Third Party Purchaser or from the Company shall be paid to the Shareholders in the following order of priority:

2.4.1
first, to pay each B Shareholder an amount equal to the aggregate of (i) its Investment Amount and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by that B Shareholder from the Company, represent an IRR for that B Shareholder of 8 per cent per annum in respect of the B Shares held by that B Shareholder for the period from Completion until the date of the Company Sale Notice or the date of the Trade Sale or liquidation of the Company;

2.4.2	second, to repay all principal and interest amounts outstanding in respect of any outstanding Titan Loan and/or Paticipation Agreement;

2.4.3
third, to pay the A Shareholder an amount equal to the aggregate of (i) its Investment Amount and (ii) such amount as would, when aggregated with the amount of dividends and/or distributions received by the A Shareholder from the Company, represent an IRR for the A Shareholder of 8 per cent per annum in respect of the A shares held by the A Shareholder for the period from Completion until the date of the Company Sale Notice or the date of the Trade Sale or liquidation of the Company; and

2.4.4	fourth, to pay any remaining proceeds to the Shareholders pro rata to their Equity Proportions.”

2.5	The Parties agree that, with effect from (and including) the date of this Agreement, they shall have the rights and take on the obligations ascribed to them under the Amended Agreement.

3.	CONTINUATION

3.1	This Agreement is supplemental to, and shall be construed as one with, the Original Agreement.

3.2
Except as varied by the terms of this Agreement, the Original Agreement will remain in full force and effect and any reference in the Original Agreement to the Original Agreement or to any provision of the Original Agreement will be construed as a reference to the Original Agreement, or that provision, as amended by this Agreement.

4.	FURTHER ASSURANCE
The Parties shall do all such things necessary and desirable in order to confirm or establish the validity and enforceability of this Agreement.

5.	COSTS
The Parties shall pay their own costs in connection with the preparation, negotiation and execution of this Agreement and any matter contemplated by it.

6.	MISCELLANEOUS

6.1
The provisions of clauses 29.1 to 29.14 (Miscellaneous), 29.16 to 29.18, 29.21, 29.22, 30 (Notices) and 31.2 to 31.8 (Governing Law and Dispute Resolution) of the Original Agreement shall apply to this Agreement as though those clauses were set out in this Agreement, but as if references in those clauses to the Original Agreement were references to this Agreement.

6.2	This Agreement (together with the documents referred to herein) constitutes the entire and only agreement between the Parties in relation to the subject matter herein or therein.

6.3	This Agreement may only be varied in writing signed by each of the Parties.

6.4
This Agreement may be executed in any number of counterparts and by the Parties to it in separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

7.	GOVERNING LAW
This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Agreement has been executed by the Parties and delivered as a Deed on the date first above written.

EXECUTED and delivered as a deed for and on behalf of TITAN INTERNATIONAL, INC. by Maurice M. Taylor	) ) )	/s/ MAURICE M. TAYLOR Maurice M. Taylor Authorised Signatory
EXECUTED and delivered as a deed for and on behalf of TITAN LUXEMBOURG S.A.R.L. by Paul Reitz	) ) )	/s/ PAUL REITZ Paul Reitz Authorised Signatory
EXECUTED and delivered as a deed for and on behalf of OEP 11 COÖPERATIEF U.A. by David Robakidze and Robert Harmzen	) ) )	/s/ DAVID ROBAKIDZE David Robakidze Authorised Signatory /s/ ROBERT HARMZEN Robert Harmzen Authorised Signatory
EXECUTED and delivered as) a deed for and on behalf of RUBBER COÖPERATIEF U.A. by SGG Management (Netherlands) B.V.	) ) )	/s/ SGG MANAGMENT NETHERLANDS B.V. SGG Management (Netherlands) B.V. Authorised Signatory

EXECUTED and delivered as a deed for and on behalf of TITAN TIRE RUSSIA B.V. by Dennis Kramer	) ) )	/s/ DENNIS KRAMER Dennis Kramer Authorised Signatory